- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                             NOTE PURCHASE AGREEMENT






                              SUPERIOR TELETEC INC.
                                    BORROWER


                             THE ALPINE GROUP, INC.
                                       AND
                           SUPERIOR CABLE CORPORATION
                                   GUARANTORS









                                Up to $85,000,000
       Variable Rate Senior Secured Guaranteed Extendible Revolving Notes,
                               Series A, Due 1997

                                   $55,000,000
         Senior Secured Guaranteed Extendible Notes, Series B, Due 1997




                            Dated as of May 10, 1995


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                             (Not Part of Agreement)

Section                              Heading                                Page
- -------                              -------                                ----

1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.1.  DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.2.  ACCOUNTING TERMS. . . . . . . . . . . . . . . . . . . . . . . . .  26
     1.3.  RULES OF CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . .  27

2.  SALE AND PURCHASE OF NOTES . . . . . . . . . . . . . . . . . . . . . . .  27
     2.1.  AUTHORIZATION OF NOTES. . . . . . . . . . . . . . . . . . . . . .  27
     2.2.  SALE AND PURCHASE OF REVOLVING NOTES. . . . . . . . . . . . . . .  29
     2.3.  SALE AND PURCHASE OF TERM NOTES . . . . . . . . . . . . . . . . .  31
     2.4.  CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     2.5.  PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     2.6.  FEES AND OTHER AMOUNTS. . . . . . . . . . . . . . . . . . . . . .  32
     2.7.  INTEREST RATE LIMITATION. . . . . . . . . . . . . . . . . . . . .  33
     2.8.  REPLACEMENT OF A PURCHASER. . . . . . . . . . . . . . . . . . . .  33
     2.9.  REDUCED RETURN. . . . . . . . . . . . . . . . . . . . . . . . . .  34

3.  PAYMENTS AND PREPAYMENTS OF NOTES, ETC . . . . . . . . . . . . . . . . .  34
     3.1.  PAYMENTS AT MATURITY. . . . . . . . . . . . . . . . . . . . . . .  34
     3.2.  MANDATORY PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . .  35
     3.3.  OPTIONAL PREPAYMENTS OF THE NOTES . . . . . . . . . . . . . . . .  40
     3.4.  CERTAIN MATTERS RELATING TO PAYMENTS AND PREPAYMENTS. . . . . . .  40
     3.5.  REDUCTIONS IN MAXIMUM AGGREGATE REVOLVING COMMITMENT. . . . . . .  41
     3.6.  NO ACQUISITIONS OF NOTES. . . . . . . . . . . . . . . . . . . . .  42

4.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . .  42
     4.1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARENT. . .  42
     4.2.  REPRESENTATION OF EACH PURCHASER. . . . . . . . . . . . . . . . .  59

5.  CLOSING CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     5.1.  PROCEEDINGS SATISFACTORY. . . . . . . . . . . . . . . . . . . . .  60
     5.2.  OPINION OF PURCHASER'S SPECIAL COUNSEL. . . . . . . . . . . . . .  61
     5.3.  OPINIONS OF COUNSEL TO THE COMPANY, ETC . . . . . . . . . . . . .  61
     5.4.  REPRESENTATIONS AND WARRANTIES TRUE, ETC.; CERTIFICATES . . . . .  62
     5.5.  ABSENCE OF MATERIAL ADVERSE CHANGE, ETC.. . . . . . . . . . . . .  62
     5.6.  CONSENTS AND APPROVALS. . . . . . . . . . . . . . . . . . . . . .  63
     5.7.  ABSENCE OF LITIGATION, ORDERS, ETC. . . . . . . . . . . . . . . .  63
     5.8.  NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     5.9.  SECURITY DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . .  63
     5.10.  ENVIRONMENTAL AUDIT. . . . . . . . . . . . . . . . . . . . . . .  66
     5.11.  INITIAL NOTE PURCHASE REQUESTS . . . . . . . . . . . . . . . . .  67

     5.12.  ACQUISITION TRANSACTIONS . . . . . . . . . . . . . . . . . . . .  67
     5.13.  FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
     5.14.  PROCESS AGENT ACCEPTANCE . . . . . . . . . . . . . . . . . . . .  67
     5.15.  WIRE INSTRUCTIONS. . . . . . . . . . . . . . . . . . . . . . . .  67
     5.16.  DISCHARGE OF EXISTING NON-PERMITTED DEBT . . . . . . . . . . . .  67
     5.17.  APPRAISALS . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
     5.18.  LEGAL PROHIBITIONS . . . . . . . . . . . . . . . . . . . . . . .  68
     5.19.  MINIMUM AGGREGATE PRINCIPAL AMOUNT OF REVOLVING NOTES. . . . . .  68
     5.20.  MAXIMUM PRINCIPAL AMOUNT OF REVOLVING NOTES. . . . . . . . . . .  68

6.  ADDITIONAL CONDITIONS TO OBLIGATIONS TO PURCHASE REVOLVING NOTES . . . .  68
     6.1.  NOTE PURCHASE REQUEST . . . . . . . . . . . . . . . . . . . . . .  69
     6.2.  REPRESENTATIONS AND WARRANTIES TRUE . . . . . . . . . . . . . . .  69
     6.3.  NO DEFAULT OR EVENT OF DEFAULT. . . . . . . . . . . . . . . . . .  69
     6.4.  LEGAL PROHIBITIONS. . . . . . . . . . . . . . . . . . . . . . . .  69
     6.5.  DELIVERY OF REVOLVING NOTES . . . . . . . . . . . . . . . . . . .  69
     6.6.  MINIMUM PRINCIPAL AMOUNT OF REVOLVING NOTES . . . . . . . . . . .  69
     6.7.  MAXIMUM PRINCIPAL AMOUNT OF REVOLVING NOTES . . . . . . . . . . .  69
     6.8.  OTHER SALES OF REVOLVING NOTES. . . . . . . . . . . . . . . . . .  70
     6.9.  OTHER REQUIREMENTS. . . . . . . . . . . . . . . . . . . . . . . .  70

7.  FINANCIAL STATEMENTS AND INFORMATION . . . . . . . . . . . . . . . . . .  70

8.  INSPECTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     8.1.  INSPECTION OF BOOKS AND RECORDS . . . . . . . . . . . . . . . . .  76
     8.2.  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . .  77

9.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . .  77
     9.1.  PAYMENT OF PRINCIPAL, PREPAYMENT CHARGE AND INTEREST. . . . . . .  77
     9.2.  PAYMENT OF TAXES AND CLAIMS . . . . . . . . . . . . . . . . . . .  78
     9.3.  MAINTENANCE OF PROPERTIES, RECORDS AND CORPORATE EXISTENCE. . . .  79
     9.4.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
     9.5.  AFTER-ACQUIRED REAL PROPERTY. . . . . . . . . . . . . . . . . . .  82
     9.6.  NEW DEPOSIT ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . .  83
     9.7.  EARLY REFINANCING . . . . . . . . . . . . . . . . . . . . . . . .  83
     9.8.  CONTRIBUTIONS BY THE PARENT . . . . . . . . . . . . . . . . . . .  83
     9.9.  FUTURE GUARANTEEING AND SECURING SUBSIDIARIES . . . . . . . . . .  84

10.  NEGATIVE AND MAINTENANCE COVENANTS. . . . . . . . . . . . . . . . . . .  85
     10.1.  RESTRICTIONS ON DEBT . . . . . . . . . . . . . . . . . . . . . .  85
     10.2.  RESTRICTIONS ON LIENS. . . . . . . . . . . . . . . . . . . . . .  86
     10.3.  LIMITATION ON SALES AND LEASEBACKS . . . . . . . . . . . . . . .  88
     10.4.  CONSOLIDATION, MERGER OR DISPOSITION OF PROPERTIES;
             ACQUISITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  88
     10.5.  SALE OR DISCOUNT OF RECEIVABLES. . . . . . . . . . . . . . . . .  89
     10.6.  CONDUCT OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . .  89

     10.7.  RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS . . . . . . . . .  89
     10.8.  ISSUANCE OF CAPITAL STOCK. . . . . . . . . . . . . . . . . . . .  90
     10.9.  TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . . . .  90
     10.10.  COMPLIANCE WITH ERISA . . . . . . . . . . . . . . . . . . . . .  91
     10.11.  CAPITAL EXPENDITURES. . . . . . . . . . . . . . . . . . . . . .  91
     10.12.  OPERATING LEASES. . . . . . . . . . . . . . . . . . . . . . . .  92
     10.13.  CERTAIN CONTRACTS . . . . . . . . . . . . . . . . . . . . . . .  93
     10.14.  LIMITATION ON DIVIDEND RESTRICTIONS AFFECTING SUBSIDIARIES. . .  93
     10.15.  NO AMENDMENT OF CHARTER, BY-LAWS. . . . . . . . . . . . . . . .  94
     10.16.  AMENDMENTS TO CERTAIN DOCUMENTS . . . . . . . . . . . . . . . .  94
     10.17.  FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . .  94

11.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
     11.1.  EVENTS OF DEFAULT; REMEDIES. . . . . . . . . . . . . . . . . . .  97
     11.2.  SUITS FOR ENFORCEMENT: REMEDIES AGAINST COLLATERAL . . . . . . . 101
     11.3.  REMEDIES CUMULATIVE. . . . . . . . . . . . . . . . . . . . . . . 101
     11.4.  REMEDIES NOT WAIVED. . . . . . . . . . . . . . . . . . . . . . . 102

12.  REGISTRATION, EXCHANGE, AND TRANSFER OF NOTES . . . . . . . . . . . . . 102

13.  LOST, STOLEN, DAMAGED AND DESTROYED NOTES . . . . . . . . . . . . . . . 102

14.  THE COLLATERAL AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . 103
     14.1.  AUTHORIZATION AND ACTION . . . . . . . . . . . . . . . . . . . . 103
     14.2.  COLLATERAL AGENT'S RELIANCE, ETC . . . . . . . . . . . . . . . . 103
     14.3.  NOMURA TRUST AND AFFILIATES. . . . . . . . . . . . . . . . . . . 104
     14.4.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . 104
     14.5.  SUCCESSOR COLLATERAL AGENT . . . . . . . . . . . . . . . . . . . 105
     14.6.  FEES AND EXPENSES OF THE COLLATERAL AGENT. . . . . . . . . . . . 105
     14.7.  RELEASE OF COLLATERAL. . . . . . . . . . . . . . . . . . . . . . 105
     14.8.  LIMITATION ON LIABILITY. . . . . . . . . . . . . . . . . . . . . 105

15.  PARENT AND CANADIAN SUBSIDIARY GUARANTEE. . . . . . . . . . . . . . . . 105
     15.1.  GUARANTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
     15.2.  GUARANTEE ABSOLUTE.. . . . . . . . . . . . . . . . . . . . . . . 106
     15.3.  WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
     15.4.  SUBROGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 107
     15.5.  CONTINUING GUARANTEE; ASSIGNMENTS. . . . . . . . . . . . . . . . 107
     15.5.  MATTERS RELATING TO THE CANADIAN SUBSIDIARY. . . . . . . . . . . 108

16.  ASSIGNMENTS BY PURCHASERS . . . . . . . . . . . . . . . . . . . . . . . 109

17.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
     17.1.  AMENDMENT AND WAIVER.. . . . . . . . . . . . . . . . . . . . . . 111
     17.2.  EXPENSES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 112

     17.3.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.. . . . . . . . . . . 113
     17.4.  SUCCESSORS AND ASSIGNS; ADMINISTRATIVE AGENT.. . . . . . . . . . 114
     17.5.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
     17.6.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . 116
     17.7.  PUBLIC ANNOUNCEMENTS.. . . . . . . . . . . . . . . . . . . . . . 117
     17.8.  NO FIDUCIARY RELATIONSHIP. . . . . . . . . . . . . . . . . . . . 117
     17.9.  INTEGRATION AND SEVERABILITY . . . . . . . . . . . . . . . . . . 117
     17.10.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . 117
     17.11.  GOVERNING LAW.. . . . . . . . . . . . . . . . . . . . . . . . . 117
     17.12.  SUBMISSION TO JURISDICTION; WAIVER OF SERVICE AND VENUE.. . . . 118
     17.13.  WAIVER OF RIGHT TO TRIAL BY JURY. . . . . . . . . . . . . . . . 118
     17.14.  POST-CLOSING CONDITIONS.. . . . . . . . . . . . . . . . . . . . 119

                                    SCHEDULES

Schedule A           -  Purchasers
Schedule 4.1(e )     -  Capital Stock Ownership
Schedule 4.1(g)      -  Litigation
Schedule 4.1(i)      -  Consents
Schedule 4.1(j)(i)   -  Existing Debt
Schedule 4.1(j)(ii)  -  Existing Guarantees
Schedule 4.1(j)(iv)  -  Existing Investments
Schedule 4.1(k)      -  Real Property
Schedule 4.1(l)      -  Taxes
Schedule 4.1(p)      -  Labor Matters
Schedule 4.1(q)      -  Environmental Matters
Schedule 4.1(s)(i)   -  Plans, Programs, Agreements & Arrangements
Schedule 4.1(t)      -  Material Contracts
Schedule 4.1(u)      -  Insurance
Schedule 4.1(x)      -  Deposit Accounts
Schedule 4.1(cc)     -  Related Party Transactions
Schedule 10.14       -  Limitations on Dividends
Schedule 16(a)(i)    -  Potential Purchasers

                                    EXHIBITS

Exhibit A-1          -  Form of Revolving Note
Exhibit A-2          -  Form of Term Note
Exhibit B            -  Form of Deposit Account Agreement
Exhibit C            -  Form of Estoppel Letter
Exhibit D            -  Form of Note Purchase Request
Exhibit E-1          -  Form of Opinion of Counsel to the Company
Exhibit E-2          -  Form of Opinion of Special Ontario Counsel to the
                        Company
Exhibit E-3          -  Form of Opinion of Special Manitoba Counsel to the
                        Company
Exhibit E-4          -  Form of Opinion of Special Georgia Counsel to the
                        Company
Exhibit E-5          -  Form of Opinion of Special Texas Counsel to the Company
Exhibit E-6          -  Form of Opinion of Special North Carolina Counsel to the
                        Company
Exhibit E-7          -  Form of Opinion of Special Kentucky Counsel to the
                        Company
Exhibit F            -  Form of Company Security Agreement
Exhibit G            -  Form of Parent Pledge Agreement
Exhibit H            -  Form of Canadian Subsidiary Security Agreement
Exhibit I            -  Form of Mortgage
Exhibit J            -  Form of Investment Account Agreement
Exhibit K            -  Form of Assignment and Acceptance
Exhibit L            -  Form of Subsidiary Guarantee

                             NOTE PURCHASE AGREEMENT



                                UP TO $85,000,000
               VARIABLE RATE SENIOR SECURED GUARANTEED EXTENDIBLE
                       REVOLVING NOTES, SERIES A, DUE 1997

                                  $55,000,000
         SENIOR SECURED GUARANTEED EXTENDIBLE NOTES, SERIES B, DUE 1997



          NOTE PURCHASE AGREEMENT (this "AGREEMENT") dated as of May 10, 1995 by and among SUPERIOR TELETEC INC., a Georgia corporation (together with its successors, the "COMPANY"), THE ALPINE GROUP, INC., a Delaware corporation (together with its successors, the "PARENT"), SUPERIOR CABLE CORPORATION, an Ontario corporation (together with its successors, the "CANADIAN SUBSIDIARY"), NOMURA INTERNATIONAL TRUST COMPANY ("NOMURA TRUST"), as collateral agent (together with its successors, the "COLLATERAL AGENT"), and each person listed on the attached Schedule A (together with their respective successors, and their respective assigns and transferees in accordance with the terms of this Agreement, each a "PURCHASER" and together the "PURCHASERS").

                                    RECITALS

          A. The Company has proposed to issue and sell to the Purchasers (i) its Variable Rate Senior Secured Guaranteed Extendible Revolving Notes, Series A, Due 1997 (such promissory notes, together with all notes of like tenor hereafter delivered in substitution or exchange for any thereof, being collectively the "REVOLVING NOTES" and individually a "REVOLVING NOTE") in an aggregate principal amount not to exceed $85,000,000 at any time outstanding, and (ii) its Senior Secured Guaranteed Extendible Notes, Series B, Due 1997 (such promissory notes, together with all notes of like tenor hereafter delivered in substitution or exchange for any thereof, being collectively the "TERM NOTES" and individually a "TERM NOTE", the Revolving Notes and the Term Notes collectively being the "NOTES" and individually a "NOTE") in the aggregate principal amount of $55,000,000, all for the consideration and upon the terms and conditions hereinafter provided.

          B.   The proceeds of the issuance and sale of the Notes are to be used
(i) to pay the aggregate cash purchase price to be paid pursuant to the Asset Purchase Agreement, and certain related fees, costs and expenses, (ii) to refinance existing debt of the Company up to an aggregate principal amount not to exceed $25,000,000, (iii) to provide up to $10,000,000 to be distributed to the Parent and (iv) for working capital and other general corporate purposes.

          C. The issuance and sale of the Notes are intended to provide temporary bridge financing for the Company and its Subsidiaries (as hereinafter defined), to be refinanced and replaced by the Company or the Parent at the earliest practicable date.

          NOW, THEREFORE, the Company, the Parent, the Canadian Subsidiary, the Collateral Agent and the Purchasers agree as follows:

          Section 1.  DEFINITIONS.

          Section 1.1. DEFINED TERMS. For the purposes of this Agreement, the following terms shall have the following respective meanings:

          "ACCOUNTANTS" has the meaning specified in Section 7.

          "AFFILIATE" means, as to any Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, direct or indirect,

          (a) to vote or direct the voting of 10% or more of the outstanding shares of Voting Stock of such Person, or

          (b) to direct or cause the direction of the management and policies of such Person, whether by ownership of Capital Stock, by contract or otherwise;

PROVIDED that no institutional investor holding shares of Voting Stock of the Parent shall be deemed to be an Affiliate of the Parent solely by reason of clause (a) of this sentence. No Purchaser shall be deemed to be an Affiliate of the Company or the Parent solely by reason of ownership of Notes or by reason of having the benefits of any agreements or covenants of the Company contained in this Agreement.

          "AGREEMENT" has the meaning specified in the introductory paragraph hereof.

          "APPLICABLE MARGIN" means, in respect of interest accrued on the Revolving Notes during each of the following periods, a rate per annum (expressed as a percentage) equal to the percentage amount set forth below opposite such period:

          Period                                Percentage
          ------                                ----------

      From the Closing Date to
      and including November 10, 1995             1.50%

      From November 11, 1995 to and
      including May 10, 1996                      1.75%

      From May 11, 1996 to and
      including November 10, 1996                 2.25%

      From November 11, 1996 to and
      including May 10, 1997                      2.75%

      At all times on and after May 11, 1997      3.00%

          "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement dated as of March 17, 1995, as amended as of May 11, 1995, by and among Alcatel NA Cable Systems, Inc., Alcatel Canada Wire Inc., the Company and the Canadian Subsidiary.

          "ASSET PURCHASE DOCUMENTS" means the Asset Purchase Agreement and all escrow agreements, instruments of assignment, sale or transfer of stock or Properties, and other agreements, instruments and documents executed pursuant thereto or in connection therewith, as any of the foregoing may from time to time be amended, modified or supplemented in accordance with the terms hereof and thereof.

          "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in Section 16(a)(iii).

          "BANKRUPTCY CODE" means 11 U.S.C. Sec. 101 ET SEQ., as amended, and any similar federal statute then in effect.

          "BASE RATE" means with respect to each calendar month (or portion thereof) the percentage amount per annum shown as the Bank Prime Rate on the display designated as "Page 5" on the Telerate Access Service (or such other display as may replace Page 5 on the Telerate Access Service) on the last Business Day of the immediately preceding calendar month; PROVIDED that the Base Rate during the period from the Closing Date to and including the last day of the calendar month in which the Closing Date occurs shall be the amount shown as the Bank Prime Rate on such display on the Closing Date. The Company acknowledges that the Base Rate as herein defined is not necessarily the lowest rate of interest charged by any Purchaser in connection with promissory notes and other debt instruments purchased by it.

          "BUSINESS DAY" means any day except a Saturday, a Sunday or a legal holiday in New York City.

          "CANADIAN PENSION PLAN" means any plan, program, arrangement or understanding that is a pension plan for the purposes of any applicable pension benefits or tax laws of Canada or a province or territory thereof (whether or not registered under any such laws) that is maintained, administered or contributed to by (or to which there is or may be an obligation to contribute by) the Canadian Subsidiary in respect of any Person's employment in Canada or a province or territory thereof with the Canadian Subsidiary, and all related agreements, arrangements and understandings in respect of, or related to, any benefits to be provided thereunder or the effect thereof on any other compensation or remuneration of any employee.

          "CANADIAN SUBSIDIARY" has the meaning specified in the introductory paragraph of this Agreement.

          "CANADIAN SUBSIDIARY SECURITY AGREEMENT" has the meaning specified in
Section 5.9(c).

          "CAPITAL EXPENDITURES" means the expenditures of any Person that should be capitalized on the balance sheet of such Person in accordance with GAAP (including that portion of Capitalized Lease Obligations that should be capitalized on a consolidated balance sheet of such Person in accordance with
GAAP) and that are made in connection with the purchase, construction or improvement of items properly classified on such balance sheet as property, plant, equipment or other fixed Properties or intangibles.

          "CAPITAL STOCK" means any and all shares, interests, participations, rights in, or other equivalents of (however designated and whether voting or non-voting) capital stock, including without limitation shares of preferred or preference stock, outstanding at any time and from time to time, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

          "CAPITALIZED LEASE" means, as to any Person, a lease of (or other agreement conveying the right to use) real and/or personal Property to such Person as lessee, with respect to which the obligations of such Person to pay rent or other amounts are required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), or with respect to which the amount of the asset and liability thereunder as if so capitalized is required to be disclosed in a note to such balance sheet.

          "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligation of such Person to pay rent or other amounts under a Capitalized Lease and, for purposes of this Agreement, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

          "CASH EQUIVALENTS" means

          (a)  any of the following:

               (i) marketable obligations maturing within 12 months after acquisition thereof issued or fully guaranteed or insured by the United States of America or an instrumentality or agency thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof);

               (ii) open-market commercial paper, maturing within 270 days after acquisition thereof, that has the highest credit-rating grade of either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

               (iii)     securities

                    (A) with maturities of one year or less from the date of acquisition,

                    (B) issued or fully guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision or taxing authority of any such state, commonwealth or territory and

                    (C) rated at least A by Standard & Poor's Corporation or A by Moody's Investors Service, Inc.; and

               (iv) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by Nomura Trust or any commercial bank satisfying the requirements of clause
          (b)(i) below,

     but only if and to the extent that the foregoing Investments are held on behalf of the Company or one of its Subsidiaries by Trust Company Bank in an investment account as to which the Company or such Subsidiary and Trust Company Bank shall have entered into an Investment Account Agreement;

          (b)  any of the following:

               (i) certificates of deposit or bankers acceptances or other obligations maturing within six months after acquisition thereof issued by any commercial bank

                    (A) organized under the laws of the United States of America or any state thereof,

                    (B)   that is a member of the Federal Reserve System,

                    (C) that has capital and surplus and undivided profits in excess of $100,000,000 and

                    (D) that issues, or the parent of which issues, commercial paper described in clause (b) above, and

               (ii) other certificates of deposit maturing within 12 months after acquisition thereof in respect of deposits fully insured by the Federal Deposit Insurance Corporation,

     but only if and to the extent that the Company or the Subsidiary thereof making such investment

               (1) has pledged or otherwise granted a Lien on such certificate of deposit in compliance with Section 10.2(i) (or Section 10.2(j) insofar as it relates to Section 10.2(i)), or

               (2) shall have delivered any certificates and other evidence of the same, endorsed in blank for transfer or otherwise in form for transfer satisfactory to the Collateral Agent, to the Collateral Agent within three Business Days after having made such investment; and

          (c) repurchase obligations of Nomura Trust, of any commercial bank satisfying the requirements of clause (b)(i) above or of Merrill Lynch & Co. having a term of not more than 30 days with respect to obligations described in clause (a) above.

          "CASUALTY" has the meaning specified in Section 9.4(b).

          "CHANGE OF CONTROL" means any transaction, event or condition as a result of which

          (a) any Person (other than Steven S. Elbaum) or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of Voting Stock of the Parent (or other instruments convertible into or exchangeable for such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Parent;

          (b) during any period of up to 12 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the Parent (together with any new directors whose election to the Board of Directors or whose nomination for election by the Parent's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the Board of Directors of the Parent;

          (c) any Person (other than Steven S. Elbaum) or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over Voting Stock of the Parent (or other instruments convertible into or exchangeable for such securities) representing 20% or more of the combined voting power of all Voting Stock of the Parent;

          (d) the Parent shall own less than 100% of the outstanding shares of Capital Stock of the Company; or

          (e) the Company shall own less than 100% of the outstanding shares of Capital Stock of the Canadian Subsidiary.

          "CLOSING DATE" has the meaning specified in Section 2.4.

          "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          "COLLATERAL" means, collectively, all Property of the Parent, the Company and their respective Subsidiaries in which any of such Persons is granting or may hereafter grant a Lien to the Collateral Agent pursuant to the Security Documents.

          "COLLATERAL AGENT" has the meaning specified in the introductory paragraph of this Agreement.

          "COMPANY" has the meaning specified in the introductory paragraph of this Agreement.

          "COMPANY SECURITY AGREEMENT" has the meaning specified in Section 5.9(a).

          "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period,

          (a) Consolidated Interest Expense of the Company and its Subsidiaries accrued during such period, PLUS

          (b) all Consolidated Interest Expense of the Company and its Subsidiaries accrued during any other period but paid during such period (other than any such payment made by issuance of additional securities of the same class as that in respect of which such interest accrued), MINUS

          (c) all Consolidated Interest Expense accrued during such period the payment of which is

               (i)  deferred to another period or

               (ii) made during such period solely by issuance of additional securities of the same class as that in respect of which such interest accrued, MINUS

          (d) all amounts included in Consolidated Interest Expense for such period that constitute deferred financing fees or amortization of discounts or premiums,

all as determined with respect to such period for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED EBITDA" means, for any period,

          (a)  Consolidated Net Income (Loss), PLUS

          (b) in each case to the extent deducted in determining such Consolidated Net Income (Loss),

               (i)  Consolidated Interest Expense,

               (ii) Consolidated Income Tax Expense,

               (iii)     depreciation expense and

               (iv) amortization expense,

all as determined with respect to the Company and its Subsidiaries for such period on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of the following

          (a)  Consolidated Interest Expense, and

          (b) all minimum or guaranteed net rentals as lessee under any Operating Lease;

all as determined with respect to the Company and its Subsidiaries for such period on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INCOME TAX EXPENSE" means, for any period, the amount that, in conformity with GAAP, would be shown as provision for current and deferred income taxes on a consolidated income statement of the Company and its Subsidiaries for such period.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, all amounts that, in conformity with GAAP, should be included as interest expense on a consolidated income statement of the Company and its Subsidiaries for such period (including without limitation amortization of debt discount and expense and imputed interest on Capital Lease Obligations).

          "CONSOLIDATED NET INCOME AVAILABLE FOR FIXED CHARGES" means, for any period,

          (a)  Consolidated Net Income (Loss), PLUS

          (b) in each case to the extent deducted in determining such Consolidated Net Income (Loss),

               (i)  Consolidated Interest Expense,

               (ii) Consolidated Income Tax Expense and

               (iii) all minimum or guaranteed net rentals as lessee under any Operating Lease,

all as determined with respect to the Company and its Subsidiaries for such period on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET INCOME (LOSS)" means, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with GAAP; PROVIDED that in determining Consolidated Net Income (Loss) there shall be excluded

          (a) the income (or loss) of any Person that is not a Subsidiary of the Company, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Subsidiaries by such Person during such period;

          (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's Properties are acquired by the Company or any of its Subsidiaries;

          (c)  the proceeds of any life insurance policy;

          (d) gains (but not losses) from the sale, exchange, transfer or other disposition of Property not in the ordinary course of business of the Company and its Subsidiaries;

          (e) any other extraordinary gains (but not losses) of the Company or its Subsidiaries;

          (f) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, Order or Statute applicable to that Subsidiary;

          (g) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period;

          (h) any gain resulting from the acquisition of any securities or the extinguishment under GAAP of any indebtedness of the Company or any of its Subsidiaries;

          (i)  any write-up of any asset;

          (j) any net income or gain (but not any loss) during such period resulting from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary items or from any prior-period adjustments;

          (k) any deferred credit representing the excess of equity in any Subsidiary or the Company at the date of acquisition over the cost of the investment in such Subsidiary;

          (l)  any net income or gain resulting from intercompany transactions;

          (m) any income properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries of the Grantor; and

          (n) in the case of a successor to the Company by way of consolidation or merger or a transferee of its Properties, any earnings of the successor corporation prior to such consolidation, merger or transfer.

          "CONSOLIDATED NET WORTH" means, as of any date,

          (a) stated capital attributable to the Capital Stock of the Company, PLUS

          (b) the amount of surplus attributable to the Capital Stock of the Company and retained earnings (or, in the case of a deficit in the amount of surplus or retained earnings, minus the amount of such deficit), MINUS

          (c)  cost of treasury shares, if any, MINUS

          (d)  minority interests in consolidated Subsidiaries, if any, PLUS

          (e) any non-cash reductions in the consolidated net worth of the Company as a result of purchase-accounting adjustments in connection with any acquisitions by the Company and its Subsidiaries occurring after the date of this Agreement (and, to the extent the amounts thereof shall be reasonably acceptable to the Required Purchasers, any similar adjustments arising in connection with the transactions effected pursuant to the Asset Purchase Agreement), MINUS

          (f) any non-cash increases in the consolidated net worth of the Company as a result of purchase accounting adjustments in connection with any acquisitions by the Company and its Subsidiaries occurring after the date of this Agreement (and, to the extent the amounts thereof shall be reasonably acceptable to the Required Purchasers, any similar adjustments arising in connection with the transactions effected pursuant to the Asset Purchase Agreement), MINUS

          (g) the amount of any Debt owing by the Parent to the Company, to the extent the same would otherwise be included in Consolidated Net Worth,

all as determined as of such date for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED TOTAL LIABILITIES" means, on any date, the total liabilities appearing on the liabilities side of a consolidated balance sheet of the Company and its Subsidiaries, MINUS Consolidated Net Worth, all as determined as of such date in accordance with GAAP.

          "CONSOLIDATED WORKING CAPITAL" means, on any date,

          (a) the total assets of the Company and its Subsidiaries that may properly be classified as current assets in accordance with GAAP on a consolidated basis, after eliminating all intercompany transactions; PROVIDED that in determining such current assets

               (i) notes and accounts receivable shall be included only if good and collectible and payable on demand or within one year from such date (and if not by their terms or by the terms of any instrument or agreement relating thereto directly or indirectly renewable or extendible at the option of the debtor beyond such year) and shall be taken at their face value less reserves determined to be sufficient in accordance with GAAP,

               (ii) life insurance policies (other than the cash surrender value of unencumbered policies) shall be excluded,

               (iii)     Restricted Investment shall be excluded and

               (iv) the aggregate amount of all cash and Cash Equivalents held by the Company and its Subsidiaries as of such date shall be excluded, MINUS

          (b) the total liabilities of the Company and its Subsidiaries that may properly be classified as current liabilities in accordance with GAAP on a consolidated basis, after eliminating all intercompany transactions, but in any event

               (i) including as current liabilities without limitation (except as provided in clause (ii) below) any portion of the Debt of the Company and its Subsidiaries outstanding on such date that by its terms or the terms of any instrument or agreement relating thereto matures on demand or within one year from such date (whether by way of any sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable, at the option of the debtor under an agreement or firm commitment in effect on such date, to a date more than one year from such date, and

               (ii) excluding Debt evidenced by the Notes.

          "CONTAMINANT" and "CONTAMINANTS" mean as follows:

          (a) any substance, solid, liquid or gaseous matter, fuel (including without limitation petroleum or petroleum products, crude oil, natural gas, natural gas liquid, liquefied natural gas, synthetic fuel or any combination of the above), micro-organism, sound, vibration, ray, heat, odor, radiation, energy vector, plasma, organic or inorganic matter, whether or not animate or inanimate, container, transient reaction intermediate or any combination of the above, that in any case may be deemed hazardous, toxic, a pollutant or deleterious substance, a hazardous material, a contaminant or a source of pollution or contamination under any Environmental Laws applicable to the businesses and Properties of the Company, the Company and their respective Subsidiaries; and

          (b) any nuclear materials within the meaning of any Environmental Laws applicable to the businesses and Properties of the Company, the Company and their respective Subsidiaries.

          "DEBT" with respect to any Person means, without duplication,

          (a)  all indebtedness of such Person for borrowed money;

          (b) any obligation incurred for all or any part of the deferred purchase price of Property or services, other than accounts payable not overdue by more than 90 days and accrued expenses included in current liabilities in accordance with GAAP and incurred in respect of Property or services purchased in the ordinary course of business;

          (c) indebtedness or obligations evidenced by bonds, notes or similar written instruments;

          (d) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety and appeal bonds, performance, indemnity and return-of-money bonds and similar obligations;

          (e)  Capitalized Lease Obligations of such Person;

           (f) all obligations, contingent or otherwise, of such Person with respect to any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest rate or expense risks either generally or under specific contingencies;

          (g) all obligations, contingent or otherwise, of such Person under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values; and

          (h) all Guarantees by such Person of obligations of any other Person of the types described in clauses (a) through (g) of this definition, inclusive.

          "DEFAULT" means any event or condition that, with notice or lapse of time or both, would become an Event of Default.

          "DEPOSIT ACCOUNT" means with respect to any Person any demand, time, savings, passbook, money market or other depositary account maintained by such Person with any bank, savings and loan association, credit union or other depositary institution, other than an account evidenced by a certificate of deposit.

          "DEPOSIT ACCOUNT AGREEMENT" means an agreement substantially in the form attached hereto as Exhibit B.

          "DOLLARS" and "$" mean lawful money of the United States of America.

          "ENVIRONMENT" means all components of the earth including without limitation all layers of the atmosphere, air, land (including without limitation all underground spaces and cavities and all land submerged under water), soil, water (including without limitation surface and underground water), all organic and inorganic matter and living organisms, animal life, vegetation and property, and the interacting natural systems that include components referred to above in this definition.

          "ENVIRONMENTAL LAWS" means the following:

          (a) any and all federal, state, local, and foreign Statutes, Orders, permits, authorizations, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the Environment or the generation, treatment, storage, use, maintenance, recycling, transportation, release or disposal of Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right to Know Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Noise Control Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any so-called "Superfund" or "Superlien" law, and any regulation promulgated under any of the foregoing, all as now or at any time hereafter may be in effect; and

          (b) any and all federal, provincial, municipal, and foreign Statutes, Orders, permits, authorizations, concessions, grants, franchises, licenses, agreements or governmental restrictions applicable to the businesses and Properties of the Company and the Canadian Subsidiary relating in whole or in part to the Environment or its protection including without limitation any Statutes, Orders, permits, authorizations, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to

               (i) the natural or accidental release, emission, discharge, deposit, issuance, spraying, injection, inoculation, abandonment, burial, spilling, incineration, disposal, leaking, seeping, pouring, emptying, throwing, dumping, placing or exhausting of any Contaminant into the Environment or affecting or likely to affect the Environment or any threat to do any of the above in connection with any Contaminant,

               (ii) preventive or remedial measures in connection with any event or occurrence referred to in clause (b)(i) of this definition,

               (iii) the storage, disposal, destruction, incineration, burial, recycling, handling, transportation, importation, use, manufacture, processing, advertising, display packaging, labeling or sale of any Contaminant or any solicitation or offer to do any of the foregoing activities in connection with any Contaminant, or

               (iv) any nuisance or abuse of right in connection with the Environment;

and "ENVIRONMENTAL LAW" means any one of the foregoing.

          "ENVIRONMENTAL MATTER" means any claim, investigation, litigation or administrative proceeding, whether pending or threatened, or judgment or Order, asserted, arising or entered under or pursuant to any Environmental Law, or relating to any Hazardous

Materials or Contaminants, in each case against or pertaining to the Parent, the Company, any of their respective Subsidiaries, the respective operations of such Persons, or any Properties owned, leased or used by any of such Persons.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

          "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Company, or under common control with the Company, within the meaning of Section 414 of the Code.

          "ERISA EVENT" means

          (a)  (i)  the occurrence of a reportable event, within the meaning of
          Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or

               (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10),
          (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;

          (b) the application for a minimum funding waiver with respect to a Plan;

          (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

          (d) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;


          (e) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

          (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan;

          (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or

          (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in

     Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "ESTOPPEL LETTER" means a letter agreement substantially in the form attached hereto as Exhibit C, or such other form as is acceptable to each Purchaser.

          "EVENT OF DEFAULT" has the meaning specified in Section 11.1.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar statute.

          "EXISTING NON-PERMITTED DEBT" means all Debt of the Parent, the Company and the Parent's other Subsidiaries identified in Schedule 4.1(j)(i) as Existing Non-Permitted Debt.

          "EXCLUDED SUBSIDIARY" means (i) until July 31, 1995, Information Display Technology, Inc., Alpine PolyVision, Inc. and Posterloid Corporation, and (ii) any Person that has Properties with a Fair Market Value of less than $1,000 and liabilities of less than $1,000 and conducts no business.

          "FAIR MARKET VALUE" means what a willing buyer would pay to a willing seller in an arm's-length transaction.

          "FINANCIAL STATEMENTS" has the meaning specified in Section 4.1(f)(i).

          "GAAP" has the meaning specified in Section 1.2(a).

          "GOVERNMENTAL BODY" means any federal, state, provincial, county, city, town, village, municipal or other government or governmental department, commission, council, board, bureau, agency, authority or instrumentality, of or within the United States of America, Canada or their respective territories or possessions, or of or within any other country, or of any international community established by treaty.

          "GUARANTEE" means any guarantee, suretyship or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, of a Person with respect to any obligations of another Person, through an agreement or otherwise, including without limitation

          (a) any endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations, and

          (b)  any agreement

               (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations,

               (ii) to purchase, sell or lease Property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the Property, products, materials or supplies or transportation or services,

               (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such other Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure any financial ratio, minimum net worth, working capital or other balance sheet condition in respect of any such obligation or

               (iv) pursuant to which such Person grants or permits to exist a Lien on any of its Property as security for any obligation of such other Person.

The amount of any Guarantee shall be equal to the outstanding amount of the obligations directly or indirectly guaranteed.

          "GUARANTOR" means any of the Parent, the Canadian Subsidiary and each other Subsidiary of the Company that shall have entered into a Guarantee pursuant to Section 9.9.

          "HAZARDOUS MATERIAL" and "HAZARDOUS MATERIALS" mean as follows:

          (a) any "hazardous substance" as defined in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. Sections 9601 & 9602, as amended from time to time, or any other so-called "superfund" or "superlien" law and any judicial interpretation of any of the foregoing;

          (b)  any "regulated substance" as defined pursuant to 40 C.F.R. Part
     280;

          (c) any "pollutant or contaminant" as defined in 42 U.S.C.A. Section 9601(33);

          (d) any "hazardous waste" as defined in, or for purposes of, the Resource Conservation and Recovery Act;

          (e)  any "hazardous chemical" as defined in 29 C.F.R. Part 1910;

          (f) any "hazardous material" as defined in, or for purposes of, the Hazardous Materials Transportation Act;

          (g) any other substance, regardless of physical form, or form of energy or pathogenic agent that is subject to any other past, present or future law or requirement of any Governmental Body regulating, relating to, or imposing obligations, liability, or standards of conduct concerning the protection of human health, plant life, animal life, natural resources, Property or the reasonable enjoyment of life or Property from the presence in the Environment of any solid, liquid, gas, odor, pathogen or form of energy, from whatever source; and

          (h) any substance, solid, liquid or gaseous matter that, by reason of its properties, is a hazard to human health or to the Environment and is considered hazardous or toxic under any Environmental Laws applicable to the businesses and Properties of the Company, the Parent and their respective Subsidiaries located in Canada, or a Contaminant, waste, pollutant, source of contamination, ray, material wave, plasma, substance, organic or inorganic matter, whether or not animate or inanimate, container, transient reaction intermediate or any combination of the above deemed hazardous or toxic under any Environmental Laws applicable to the businesses and Properties of the Company, the Parent and their respective Subsidiaries located in Canada.

Without limiting the generality of the foregoing, the term "Hazardous Material" includes without limitation any material, waste or substance that contains petroleum or any fraction thereof, asbestos, asbestos-containing materials or polychlorinated biphenyls, or that is flammable, explosive or radioactive.

          "INFORMATION MEMORANDUM" means the information memorandum dated April 18, 1995 prepared by the Company relating to the proposed issuance and sale of Notes by it hereunder.

          "INTERNAL REVENUE SERVICE" means the United States Internal Revenue Service and any successor or similar agency performing similar functions.

          "INVESTMENT" when used with reference to any investment of any Person means any investment of such Person so classified under GAAP, and, whether or not so classified, includes

          (a)  any Debt owed by any other Person to such Person,

          (b) any Guarantee or other contingent obligation of such Person of Debt or other obligations of any other Person and

          (c) any Capital Stock of, partnership interest in, or other ownership or similar interest held by such Person in, any other Person, and the amount of any Investment shall be the original principal or capital amount thereof less all cash returns of principal or equity thereof (and without adjustment by reason of the financial condition of such other Person).

          "INVESTMENT ACCOUNT AGREEMENT" means an agreement substantially in the form attached hereto as Exhibit J.

          "LIEN" means any security interest, mortgage, pledge, hypothecation, lien, easement, claim, charge, prior claim, encumbrance, assignment, resolutory right, trust, conditional sale or title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument, in, of or on any of a Person's Property (whether held on the date hereof or hereafter acquired), or any signed or filed financing statement (other than true lease and consignment notices not intended to evidence a security interest) that names such Person as the debtor, or the execution of any security agreement or the like authorizing any other Person as the secured party thereunder to file such a financing statement.

          "MATERIAL ADVERSE EFFECT" means any change or changes or effect or effects that individually or in the aggregate are materially adverse to

          (a) the Properties, business, operations, income, prospects or condition (financial or otherwise) of either the Parent and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole;

          (b) the legality, validity or enforceability of this Agreement, the Notes and the Related Documents; or

          (c) the ability of each of the Parent, the Company and the Canadian Subsidiary to fulfill their respective obligations under this Agreement, the Notes, the other Related Documents and the Asset Purchase Documents.

          "MATURITY DATE" has the meaning specified in Section 3.1(e).

          "MAXIMUM AGGREGATE REVOLVING COMMITMENT" means as of any time of determination

          (a)  $85,000,000, MINUS

          (b) the aggregate amount of all reductions therein (if any) pursuant to Section 3.5.

          "MAXIMUM REVOLVING COMMITMENT" means, for any Purchaser on any date, the maximum aggregate principal amount of Revolving Notes that such Purchaser may be required to hold on such date. The Maximum Revolving Commitment of each Purchaser on the date hereof is specified opposite such Purchaser's name on Schedule A under the heading "Maximum Revolving Commitment".

          "MORTGAGE POLICIES" has the meaning specified in Section 5.9(d)(iii).

          "MORTGAGES" has the meaning specified in Section 5.9(d).

          "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that

          (a) is maintained for employees the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or

          (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "NET CASH PROCEEDS" means, with respect to

          (a) an incurrence by the Parent, the Company or any of the Parent's other Subsidiaries of any Debt, or

          (b) the issuance and sale by the Parent, the Company or any of the Parent's other Subsidiaries of any of their respective Capital Stock, warrants or other securities,

the aggregate amount of cash consideration received by the Parent, the Company and the Parent's other Subsidiaries in connection with such transaction (directly or indirectly and including without limitation after the sale or other disposition of Property other than cash received in consideration of such incurrence or issuance and sale) after deduction of all fees, costs and expenses directly incurred by the Parent, the Company and the Parent's Subsidiaries and paid in cash in connection therewith, including without limitation

          (i)  underwriting discount, brokerage or selling commissions, if any,

          (ii) taxes paid or reasonably anticipated to be payable as a result of such transaction, and

          (iii) the fees and disbursements of counsel paid by the Parent, the Company and the Parent's Subsidiaries in connection therewith.

          "NOMURA TRUST" has the meaning specified in the introductory paragraph of this Agreement.

          "NOTE" and "NOTES" have the meanings specified in Recital A.

          "NOTE PURCHASE REQUEST" has the meaning specified in Section 2.2(b).

          "OBLIGATIONS" means, collectively,

          (a) the obligations of the Company to pay any and all of the unpaid principal of, and interest on (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes, and all fees, expenses, costs, reimbursements, indemnities, contributions and other amounts, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, that may arise under, out of, or in connection with, this Agreement, the Notes, the Security Documents or any other Related Document, and

          (b) the obligations of the Parent and the Company to perform, discharge, observe and comply with any and all covenants, agreements and other obligations required to be performed, discharged, observed or complied with by the Parent or the Company, including without limitation to cause each of their Subsidiaries to perform, discharge, observe and comply with all covenants, agreements and other obligations required to be performed, discharged, observed or complied with by such Subsidiary, under this Agreement, the Notes, the Security Documents or any other Related Document.

          "OFFICER'S CERTIFICATE" means, with respect to any corporation, a certificate signed by the President, the Chief Executive Officer, the Chief Financial Officer or the Treasurer of such corporation.

          "OPERATING LEASE" means any lease of any property (real, personal or mixed) that is not a Capital Lease

          "ORDER" means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Body or regulatory authority.

          "PARENT" has the meaning specified in the introductory paragraph of this Agreement.

          "PARENT PLEDGE AGREEMENT" has the meaning specified in Section 5.9(b).

          "PBGC" means the Pension Benefit Guaranty Corporation, and any successor agency or Governmental Body performing similar functions.

          "PERMITTED LIEN" has the meaning specified in Section 10.2.

          "PERSON" means and includes an individual, a partnership, an association, a joint venture, a corporation, a limited liability company, a trust, a syndicate, an unincorporated organization and any Governmental Body.

          "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

          "PROPERTY" with respect to any Person, means any interest in any kind of property or asset, whether real, personal or mixed, movable or immovable, tangible or intangible, corporeal or incorporeal, of such Person.

          "PURCHASER" and "PURCHASERS" have the meanings specified in the introductory paragraph of this Agreement.

          "RELATED DOCUMENTS" means the Notes, the Security Documents, each Guarantee delivered pursuant to Section 9.9, the letter agreement referred to in
Section 2.6(b), the letter agreement dated March 17, 1995 between the Company and the Parent and Nomura Securities International, Inc. and all other agreements, instruments and documents now or hereafter executed pursuant to this Agreement or pursuant thereto or in connection with this Agreement or therewith, as any of the foregoing may from time to time be amended, modified or supplemented in accordance with its terms and this Agreement.

          "REQUIRED PURCHASERS" means, on any date, subject to Section 17.1, the holder or holders of at least 51% of the sum of

          (a) the aggregate principal amount of the Notes outstanding on such date, and

          (b)  the unpurchased Maximum Aggregate Revolving Commitment,

but excluding any Notes held by the Parent, the Company and any of their respective Subsidiaries or Affiliates in violation of Section 3.6.

          "RESTRICTED INVESTMENT" means any Investment other than

          (a)  any Investment in Cash Equivalents;

          (b) any Investment existing on the Closing Date after giving effect to the transactions contemplated to occur on the Closing Date, and described in Schedule 4.1(e) and 4.1(j)(iv);

          (c) any Investment by the Company or any of its Subsidiaries in the Capital Stock (including without limitation a contribution to capital in respect of already-outstanding capital stock) of, or loan or advance to or Guarantee of the obligations of, the Canadian Subsidiary or any other Wholly Owned Subsidiary of the Company as to which the Company or such Subsidiary, prior to the date on which such Investment is made, shall have complied with its obligations under Section
     9.9 and any loan or advance to, or Guarantee of the obligations of, the Company by the Canadian Subsidiary or such other Wholly Owned Subsidiary;

          (d) stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any such Subsidiary;

          (e) advances to employees of the Company and its Subsidiaries in the ordinary course of business, including for reasonable relocation expenses and travel expenses and pursuant to company credit cards, and loans to employees pursuant to the Company's Supplemental Employee Retirement Plan; and

          (f) Debt permitted under Sections 10.1(c)(i) and Debt owing by the Parent to the Company, to the extent permitted under Section 10.7.

          "RESTRICTED PAYMENT" means, with respect to any Person,

          (a) the declaration or payment of any dividend or other distribution on, or the incurrence of any liability to make any other payment in respect of, Capital Stock of such Person (other than one payable solely in Capital Stock of such Person);

          (b) any payment or distribution on account of the purchase, redemption, defeasance (including in-substance or legal defeasance) or other retirement by any Person of any Capital Stock of such Person, or of any warrant, option or other right to acquire such Capital Stock (whether directly or indirectly, and including without limitation any purchase or other acquisition of such Capital Stock, or of any warrant, option or other right to acquire such Capital Stock, by any Subsidiary of such Person);

          (c) any other payment or distribution by such Person in respect of its Capital Stock, whether directly or indirectly or through any Subsidiary of such Person;

          (d)  any payment or distribution by such Person on account of

               (i) the principal of or prepayment charge, if any, or, upon the occurrence and during the continuance of any Event of Default, interest or other amounts, with respect to any Debt of the Parent, the Company or any of their respective Subsidiaries that is subordinated in right of payment to the prior payment of the Notes, or

               (ii) the principal of or prepayment charge, if any, or interest or other amounts with respect to any Debt of the Company or any of its

          Subsidiaries owing to any of the Company's Affiliates (other than the Company or a Wholly Owned Subsidiary of the Company),

          (e) any loan by the Company or any of it Subsidiaries to the Parent or any of its Subsidiaries (other than the Company and its Subsidiaries) and

          (f) any management fee, consulting fee, advisory fee, investment banking or transaction fee or commission or similar remuneration paid or payable to any holder of Capital Stock of such Person or to any Affiliate of any such holder, excluding directors' fees and executive compensation and benefits payable in the ordinary course of business and in accordance with past practice.

The amount of any Restricted Payment made in the form of Property shall be deemed to be the greater of the Fair Market Value and the net book value of such Property.

          "REVOLVING NOTE" and "REVOLVING NOTES" have the meanings specified in Recital A.

          "SEC" means the Securities and Exchange Commission and any successor agency, authority, commission or Governmental Body.

          "SECURITIES ACT" means as of any date the Securities Act of 1933, as amended, and any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute.

          "SECURITY DOCUMENTS" means the Company Security Agreement, the Canadian Subsidiary Security Agreement, the Parent Pledge Agreement, the Deposit Account Agreements, the Mortgages, each security agreement delivered pursuant to
Section 9.9 and all financing statements, fixture filings, short form mortgages, hypothecations, assignments and other agreements, instruments and documents that may now or hereafter be executed, delivered, filed or recorded pursuant thereto or in connection therewith, as any of the foregoing may from time to time be amended, modified or supplemented in accordance with the terms thereof.

          "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that

          (a) is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and the ERISA Affiliates, or

          (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "SOLVENT" means, when used with respect to any Person, that

          (a) the fair value of the property of such Person is greater than the total amount of liabilities (including without limitation contingent liabilities) of such Person,

          (b) the present fair salable value of the Properties of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured,

          (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and

          (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Properties would constitute unreasonably small capital.

For such purposes, any contingent liability (including without limitation pending litigation, Guarantees, pension plan liabilities and claims for federal, state, local and foreign taxes, if any) is valued at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "STATUTE" means any statute, ordinance, code, treaty, directive, law, rule or regulation of any Governmental Body.

          "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, trust or estate, other than an Excluded Subsidiary, of which (or in which) more than 50% of

          (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

          (b) the interest in the capital or profits of such partnership or joint venture or

          (c)  the beneficial interest in such trust or estate

is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "TAKING" means the taking of title to, or the use of, any Property or any part thereof pursuant to eminent domain or condemnation proceedings, or any settlement or compromise of such proceedings.

          "TERM NOTE" and "TERM NOTES" have the meanings specified in Recital A.

          "TEXAS LEASE" means the Lease Agreement dated as of December 16, 1993 between ALP (TX) QRS 11-28, Inc. and the Company, as amended through the Closing Date.

          "TRIGGER EVENT" has the meaning specified in Section 3.2(c)(ii).

          "VOTING STOCK" means, with respect to any Person, Capital Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of such Person.

          "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person all of the shares of Capital Stock (and all rights and options to purchase such shares) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

          "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          Section 1.2.  ACCOUNTING TERMS.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Purchasers hereunder shall (unless otherwise disclosed to the Purchasers in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with U.S. generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Purchasers hereunder (which, prior to the delivery of the first financial statements under Section 7, shall mean the audited financial statements as at April 30, 1994). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of such latest financial statements, unless

          (i)  either

               (A) the Parent or the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or

               (B) the Required Purchasers shall so object in writing within 180 days after delivery of such financial statements, and

          (ii) the Parent, the Company and the Required Purchasers have not agreed upon amendments to the financial covenants contained herein to reflect any change in such basis,

in which event such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (such principles being referred to herein as "GAAP").

          (b) The Parent and the Company will deliver to the Purchasers, at the same time as the delivery of any annual or quarterly financial statement under
Section 7,

          (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above, and

          (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          Section 1.3.  RULES OF CONSTRUCTION.   The words "herein", "hereof"
and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or subsection. Reference herein to any Section or subsection refers to such Section or subsection (as the case may be) hereof, unless otherwise specified. Words in the singular include the plural, and words in the plural include the singular. Each covenant or agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant or agreement contained herein, so that compliance with any one covenant or agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant or agreement. If any provision herein refers to action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          Section 2.  SALE AND PURCHASE OF NOTES.

          Section 2.1. AUTHORIZATION OF NOTES. The Company has duly authorized the issue, sale and delivery of:

          (a)  its Revolving Notes,

               (i) in an aggregate principal amount at any time outstanding not to exceed $85,000,000,

               (ii) to be dated the date of issue thereof,

               (iii) to bear interest from such date on the unpaid principal amount thereof (calculated on the basis of a 360-day year consisting of 12 30-day months) at a variable rate PER ANNUM equal at any time to the sum of

                    (A)  the Base Rate in effect at such time, PLUS

                    (B)  the Applicable Margin in effect at such time,

          such interest to be payable monthly in arrears on the last day of each month (commencing May 31, 1995), and at maturity, and to bear interest (so calculated), payable on demand, on any overdue principal and, to the extent permitted by applicable law, on any overdue interest until the same shall be paid, at a variable rate PER ANNUM equal to 2% PLUS the rate that would at the time be applicable under the foregoing provisions to principal amounts not overdue,

               (iv) to mature on the Maturity Date, and

               (v) to be substantially in the form attached hereto as Exhibit A-1; and

          (b)  its Term Notes,

               (i)  in the aggregate principal amount of $55,000,000,

               (ii) to be dated the date of issue thereof,

               (iii) to bear interest from such date on the unpaid principal amount thereof (calculated on the basis of a 360-day year consisting of 12 30-day months) during each period set forth below at a rate PER ANNUM equal to the amount set forth below opposite such period:

               Period                                Percentage
               ------                                ----------

          From the Closing Date to
          and including  November 10, 1995             11.00%

          From November 11, 1995 to and
          including May 10, 1996                       11.50%

          From May 11, 1996 to and
          including November 10, 1996                  12.00%

          From November 11, 1996 to and
          including May 10, 1997                       12.50%

          At all times from
          May 11, 1997                                 14.00%,

          such interest to be payable quarterly in arrears on each January 31, April 30, July 31 and October 31 of each year (commencing July 31,
          1995), and at maturity, and to bear interest (so calculated), payable on demand, on any overdue principal and, to the extent permitted by applicable law, on any overdue interest until the same shall be paid, at a variable rate PER ANNUM equal to 2% PLUS the rate that would at the time be applicable under the foregoing provisions to principal amounts not overdue, to mature on the Maturity Date, and to be substantially in the form attached hereto as Exhibit A-2.

          Section 2.2.  SALE AND PURCHASE OF REVOLVING NOTES.

          (a) Subject to the applicable terms and conditions set forth in this Agreement, the Company will issue, reissue and sell to the Purchasers, and each Purchaser, severally and not jointly, agrees to purchase from the Company, from time to time during the period from and including the Closing Date to but not including the Maturity Date, Revolving Notes, at a purchase price equal to 100% of the principal amount thereof, in a principal amount requested by the Company in its Note Purchase Request delivered pursuant to subsection (b) below, but not to exceed, as to any Purchaser, the lesser of (i) its unpurchased Maximum Revolving Commitment and (ii) the aggregate principal amount of Revolving Notes to be sold to all Purchasers at such time, multiplied by a fraction, the numerator of which is such Purchaser's Maximum Revolving Commitment and the denominator of which is the Maximum Aggregate Revolving Commitment, in each case as of the date of such purchase.

          (b) Except as provided in Section 5.11, each sale of Revolving Notes hereunder shall be made upon written notice by the Company to each Purchaser in substantially the form attached hereto as Exhibit D (each such notice being a "NOTE PURCHASE

REQUEST") given to each Purchaser not later than 10:00 A.M. (New York City time) on the third Business Day prior to the date such sale is to be effected. Each Note Purchase Request will specify

          (i) the requested date of such sale (which shall not be on or after the 10th day prior to the Maturity Date),

          (ii) the aggregate principal amount of Revolving Notes to be sold to all Purchasers at such time and

          (iii) the aggregate principal amount of Revolving Notes to be sold to each Purchaser at such time.

          (c)  The Company will execute and deliver to each Purchaser either

          (i) on the date of each sale of Revolving Notes, a Revolving Note registered in the name of such Purchaser or its nominee, dated the date of such sale and in the principal amount to be so purchased (or, if such Purchaser shall so request, two or more such Revolving Notes in the same aggregate principal amount in such denominations as such Purchaser shall specify), with the Guarantee of the Parent and the Canadian Subsidiary duly endorsed thereon, against such Purchaser's delivery to the Company of immediately available funds in Dollars in the amount of 100% of the purchase price thereof, or

          (ii) if such Purchaser shall have so elected at or prior to the Closing Date (or, if a Purchaser shall have become such after the Closing Date, prior to the date on which the Company first delivers Revolving Notes to such Purchaser), on the Closing Date a single Revolving Note registered in the name of such Purchaser or its nominee, dated the Closing Date (or such date of delivery) and in the principal amount of such Purchaser's Maximum Revolving Commitment (or, if such Purchaser shall so request, two or more such Revolving Notes in the same aggregate Maximum Revolving Commitment in such denominations as such Purchaser shall specify), with the Guarantee of the Parent and the Canadian Subsidiary duly endorsed thereon, which Revolving Note (or Revolving Notes) shall evidence the initial sale of Revolving Notes on the Closing Date and all subsequent sales of Revolving Notes made hereunder.

Receipt by the Company of the purchase price for any Revolving Note at any time on the date of its sale shall be deemed to be receipt of such purchase price on the date of such sale.

          (d) If a Purchaser shall have received a Revolving Note as provided in subsection (c)(ii), such Purchaser will note on the schedule attached to such Revolving Note or any extension thereof, at the time of each sale and purchase of Revolving Notes,

          (i) the date and amount of each sale of Revolving Notes to such Purchaser by the Company,

          (ii) each payment or prepayment made on account of the principal thereof and

          (iii)     the resulting aggregate unpaid principal balance thereof;

PROVIDED that failure by a Purchaser to make any such notation shall not affect the obligations of the Company hereunder or under such Revolving Note. If two or more Revolving Notes are delivered to a Purchaser as provided in subsection
(c)(ii) above, such Purchaser shall be permitted to make such notations on the schedule to any of such Revolving Notes, consistent with this subsection (d), as it shall determine to be appropriate. Each such notation by a Purchaser shall be conclusive and binding for all purposes in the absence of manifest error.

          (e) The failure of any Purchaser to purchase a Revolving Note on any date on which it is obligated to do so hereunder shall not relieve the other Purchasers of their respective obligations to purchase Revolving Notes on such date, but the aggregate principal amount of Revolving Notes to be purchased by such other Purchasers on such date shall not be increased as a result of such failure.

          (f) The principal amount of Notes to be purchased from each Purchaser pursuant to any Note Purchase Request shall be rounded to the nearest dollar.

          Section 2.3. SALE AND PURCHASE OF TERM NOTES. Subject to the applicable terms and conditions set forth in this Agreement, on the Closing Date, the Company will issue and sell to the Purchasers, and each Purchaser severally, and not jointly, will purchase from the Company, Term Notes as provided in Section 2.4 in an aggregate principal amount for each Purchaser equal to the amount set forth opposite such Purchaser's name in Schedule A under the heading "Term Notes", at a purchase price equal to 100% of the principal amount thereof. The failure of any Purchaser to purchase a Term Note on the Closing Date on which it is obligated to do so hereunder shall not relieve the other Purchasers of their respective obligations to purchase Term Notes on such date, but the aggregate principal amount of Term Notes to be purchased by such other Purchasers on such date shall not be increased as a result of such failure.

          Section 2.4. CLOSING. The initial closing of the sale and delivery of Notes shall take place concurrently with the closing of the transactions contemplated by the Asset Purchase Documents at the offices of Shearman & Sterling at 10:00 A.M., New York City time, on May 11, 1995 or such other date and location as the parties shall agree (the "CLOSING DATE"). On the Closing Date, the Company will deliver to each Purchaser

          (a)  one or more Revolving Notes as provided in Section 2.2(c), and

          (b) one or more Term Notes (as specified by such Purchaser) registered in the name of such Purchaser or its nominee, duly executed and dated the Closing Date, in the aggregate principal amount specified opposite such Purchaser's name in Schedule A attached hereto under the heading "Term Notes", against such Purchaser's delivery to the Company of immediately available funds in the amount of the purchase price of such Term Notes to be sold to such Purchaser on the Closing Date.

          Section 2.5.  PAYMENTS.   All payments by the Company hereunder of the
principal amount of the Notes, interest, fees, expenses and other amounts due hereunder, thereunder or under any of the other Related Documents shall be made in Dollars by wire transfer or other immediately available funds, without deduction, set-off or counterclaim, to the address of each Purchaser specified in Schedule A or at such other address as any Purchaser may from time to time specify by notice to the Company, not later than 12:00 noon (New York City time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next-succeeding Business Day), without the presentation or surrender of such Note or the making of any notation thereon. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 12. Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, that payment shall be made on the next succeeding Business Day and the extension of time shall be included in the computation of interest due thereon.

          Section 2.6.  FEES AND OTHER AMOUNTS.

          (a) On the Closing Date, the Company will pay to each Purchaser, as a non-refundable funding fee, an amount equal to 2.00% of the aggregate principal amount of the Notes being purchased by such Purchaser on such date. On each date other than the Closing Date on which the Purchasers shall purchase Revolving Notes from the Company and the aggregate principal amount of Revolving Notes outstanding after giving effect to such purchase shall exceed the greatest aggregate principal amount of Revolving Notes outstanding at any time previously, the Company will pay to each Purchaser, as an additional non-refundable funding fee, an amount equal to 2.00% of such excess, MULTIPLIED by a fraction, the numerator of which is the aggregate principal amount of Revolving Notes held by such Purchaser and the denominator of which is the aggregate principal amount of all Revolving Notes then outstanding, in each case after giving effect to such purchase.

          (b) The Company will pay Nomura Holding America Inc. such fees as are specified in a separate letter agreement of even date herewith between the Company and such Person.

          (c) The Company will, on demand, pay interest on any fees and other amounts (other than overdue principal and interest on the Notes) that are not paid when due hereunder or under any Related Documents at a rate PER ANNUM equal to the rate of interest then applicable to overdue interest on the Term Notes, as specified in Section 2.1(b)(iii), computed on the basis of 360-day year consisting of 12 30-day months.

          (d) On the first date on which there shall be no Notes outstanding and the Maximum Aggregate Revolving Commitment shall be zero, the Company will pay to the Persons entitled to the same all unpaid fees, expenses and other amounts payable under the provisions of this Agreement, the Notes and the Related Documents.

          Section 2.7. INTEREST RATE LIMITATION. Notwithstanding any provisions of this Agreement, the Notes or the Related Documents, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, for any reason whatsoever, fulfillment of any provision of this Agreement, the Notes or the Related Documents at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law that a court of competent jurisdiction may deem applicable hereto or thereto, then, IPSO FACTO, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Purchaser shall ever receive as interest an amount that would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Notes outstanding hereunder (whether or not then due and payable), without prepayment charge, premium or penalty, or to the payment of amounts owing to the Collateral Agent or other amounts (other than interest) owing to the Purchasers, and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to the Purchasers and the Collateral Agent have been paid in full.

          Section 2.8.  REPLACEMENT OF A PURCHASER.

          (a) Subject to subsections (b) and (c) below, if a Purchaser becomes insolvent, goes into receivership or fails to purchase any Revolving Notes required to be purchased by it hereunder, then, so long as such condition occurs and is continuing with respect to such Purchaser (a "REPLACED PURCHASER"), the Company may designate a Person (a "REPLACEMENT PURCHASER") that is an institutional investor that meets the requirements of Section 16(a)(ii) and is not an Affiliate of the Company to assume such Replaced Purchaser's Maximum Revolving Commitments hereunder and to purchase all Notes held by such Replaced Purchaser and such Replaced Purchaser's rights hereunder, without recourse to or representation or warranty by, or expense to, such Replaced Purchaser, for a purchase price equal to the outstanding principal amount of the Notes held by such Replaced Purchaser, PLUS any accrued but unpaid interest on such Notes and unpaid fees, expenses and other amounts owing to such Replaced Purchaser.

          (b) Subject to the execution and delivery to the Collateral Agent, the Company and the Replaced Purchaser by the Replacement Purchaser of an Assignment and Acceptance, the Replacement Purchaser shall succeed to the rights and obligations of such

Replaced Purchaser hereunder and such Replaced Purchaser shall no longer be a party hereto or have any rights hereunder; PROVIDED that the obligations of the Company to such Replaced Purchaser under Sections 17.2 and 17.6 with respect to events occurring or obligations arising before or as a result of such replacement shall survive such replacement. Promptly following its replacement by the Replacement Purchaser, the Replaced Purchaser shall return to the Company the Notes delivered by the Company to such Replaced Purchaser and the Company will deliver new Notes to the Replacement Purchaser as provided in Section 12.

          (c) The Company may not exercise its rights under this Section 2.8 with respect to any Purchaser (i) unless it exercises such rights with respect to all Purchasers to which circumstances giving rise to the replacement of such Purchaser apply, or (ii) if a Default or Event of Default has occurred and is continuing.

          Section 2.9. REDUCED RETURN. If a Purchaser shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any central bank or other Governmental Body, charged with the enforcement or interpretation or administration thereof, or compliance by such Purchaser (or any lending office of such Purchaser) or such Purchaser's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Body, has or would have the effect of reducing the rate of return on such Purchaser's capital or on the capital of such Purchaser's holding company, if any, as a consequence of its purchasing any Notes or its obligations under this Agreement to a level below that which such Purchaser or such Purchaser's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Purchaser's policies and the policies of such Purchaser's holding company with respect to capital adequacy) by an amount deemed by such Purchaser to be material, THEN, upon demand by such Purchaser, the Company shall pay to such Purchaser from time to time such additional amount or amounts as will compensate such Purchaser or such Purchaser's holding company for any such reduction suffered.

          Section 3.  PAYMENTS AND PREPAYMENTS OF NOTES, ETC.

          Section 3.1.  PAYMENTS AT MATURITY.

          (a) The unpaid principal balance of each of the Notes shall mature on April 30, 1997, unless, at least 14 days prior to such date, the Company have delivered to each Purchaser a notice

          (i) stating that the Company desires to extend the maturity date of the Notes until October 31, 1997, and

          (ii) certifying to the effect set forth in Sections 6.2 and 6.3 as of the date of such notice and as of April 30, 1997,

in which case the Notes shall, subject to the correctness of such certification and subsection (b) below, mature on October 31, 1997.

          (b) If the maturity date of the Notes shall have been extended until October 31, 1997 pursuant to the preceding sentence the unpaid principal balance of each of the Notes shall mature on such date, unless, at least 14 days prior to such date, the Company have delivered to each Purchaser a notice

          (i) stating that the Company desires to extend the maturity date of the Notes until April 30, 1998, and

          (ii) certifying to the effect set forth in Sections 6.2 and 6.3 as of the date of such notice and as of April 30, 1997,

in which case the Notes shall, subject to the correctness of such certification, mature on April 30, 1998.

          (c) If the maturity date of the Notes shall have been extended until April 30, 1998 pursuant to the preceding sentence the unpaid principal balance of each of the Notes shall mature on such date, and such maturity shall not be subject to any further extension.

          (d) On the date on which the unpaid principal balance of the Notes shall mature, the Company shall pay such balance, together with all accrued and unpaid interest thereon to such date and all unpaid fees, expenses and other amounts payable under the provisions of this Agreement, the Notes and the Related Documents.

          (e)  The date on which the Notes shall mature as provided in this
Section 3.1 is referred to herein as the "MATURITY DATE".

          Section 3.2.  MANDATORY PREPAYMENTS.

          (a) The Company will, not later than the 45th day after each October 31, January 31, April 30, and July 31 of each year (each such October 31, January 31, April 30 and July 31 being a "PERIOD END DATE"), commencing October 31, 1995, prepay the Term Notes at 100% of the principal amount thereof, in an aggregate principal amount equal to the lesser of (i) the aggregate principal amount of the Term Notes outstanding on such date and (ii) 75% of

          (A) Consolidated Net Income for the three-month period ending on the Period End Date immediately preceding the date on which such prepayment is to be made, PLUS

          (B) depreciation expense, amortization expense and all other non-cash charges, to the extent deducted in computing such Consolidated Net Income in accordance with GAAP, MINUS

          (C) the amount of any Capital Expenditures actually made during such period, but not more than the amount permitted for such period under
     Section 10.11, PLUS, if the amount calculated pursuant to clause (D) below is a positive number, and otherwise, MINUS

          (D)  an amount equal to

               (1) Consolidated Working Capital as of the Period End Date immediately preceding such Period End Date, MINUS

               (2)  Consolidated Working Capital as of such Period End Date,

and such principal amount, together with interest thereon to the prepayment dates, shall become due on such prepayment dates.

          (b) (i) The Company will, on any date on which the Parent, the Company or any of the Parent's other Subsidiaries shall issue or sell any of their respective Capital Stock, warrants or other securities or incur any Debt, other than

               (u) Debt incurred by Subsidiaries of the Parent other than the Company and its Subsidiaries, except to the extent the proceeds thereof shall have been received by the Parent;

               (v) Debt owing by the Parent, but only to the extent that the aggregate principal amount at any time outstanding does not exceed $500,000,

               (w) Capital Stock of the Parent, but only to the extent that the Net Cash Proceeds of the issue or sale of which, together with the Net Cash Proceeds of the issues of all other Capital Stock of the Parent issued or sold after the date of this Agreement, do not exceed $15,000,000,

               (x)  Debt owing to the Parent or any of the Parent's
          Subsidiaries,

               (y)  Debt evidenced by the Notes and

               (z) Debt permitted under Section 10.1(d), (e) or (g) or Debt referred to in Schedule 4.1(j)(i) (other than Existing Non-Permitted
          Debt) (and any extension or refinancing thereof or replacement of the Debt referred to in such items in an aggregate principal amount not exceeding the aggregate principal amount thereof outstanding immediately prior to such extension, refinancing or replacement), prepay the Notes, at 100% of the principal amount thereof, in an aggregate principal amount equal to

               (A) in the case of any such issue, sale or incurrence by the Parent or any of the Parent's Subsidiaries other than the Company and its Subsidiaries, the Net Cash Proceeds of such issue, sale or incurrence, up to the aggregate principal amount of the Notes outstanding on such date, and

               (B) in the case of any such issue, sale or incurrence by the Company and its Subsidiaries, the aggregate principal amount of the Notes outstanding on such date,

     and such aggregate principal amount of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates.

          (ii) Not later than five days prior to any date of any issue, sale or incurrence that would give rise to a prepayment pursuant to this subsection
     (b), the Company shall deliver to each Purchaser an Officer's Certificate

               (A) setting forth in reasonable detail a description of such issuance, sale or incurrence,

               (B) stating the date such issuance, sale or incurrence of Capital Stock, warrants or other securities or Debt is expected to occur,

               (C) stating the amount of the Net Cash Proceeds expected to be received therefrom and

               (D) stating the aggregate principal amount of Term Notes and Revolving Notes that the Company believes will be prepaid on such date.

          (iii) Any prepayment of less than the entire aggregate principal amount of the Notes pursuant to this subsection (b) shall be applied, FIRST, to the Term Notes until the aggregate principal amount thereof shall have been paid in full and, SECOND, to the Revolving Notes.

          (iv) Nothing in this subsection shall be construed to permit, or to waive any required consent with respect to, any transaction that is prohibited by another provision of this Agreement or the Related Documents.

          (c)  (i)  Promptly and in any event within five Business Days after

                    (x)  the occurrence of a Change of Control, or

                    (y)  July 31, 1995, unless either

                              (A) (1) prior to such date the Parent shall have distributed to its shareholders as a dividend sufficient Capital Stock of Information Display Technology, Inc. ("IDT") so that, after giving effect to such dividend, at least 80% of the outstanding Capital Stock of IDT is held by shareholders other than the Parent and its Subsidiaries, and

                                   (2)  at the time of such distribution
                              Posterloid Corporation shall be a Wholly Owned Subsidiary of IDT and at least 98% of the shares of Capital Stock (and all rights and options to purchase, and all instruments convertible into or exchangeable for, such shares) of Alpine PolyVision Inc. shall be owned, beneficially and of record, by IDT and/or one or more Wholly Owned Subsidiaries of IDT, or

                              (B)  (1)  the representations and warranties
                              contained in Section 4.1 and elsewhere in this Agreement and in the Related Documents shall be true on and as of such date, with the same effect as if such representations and warranties had been made on and as of such date after giving effect to the inclusion of the Persons identified in clause
                              (A) above as Subsidiaries of the Parent, and the Company and the Parent each shall have delivered to each Purchaser an Officer's Certificate certifying to such effect, and

                                   (2)  the Company shall have made the
                              prepayment of the Term Notes required by subsection (d) below,

     (each of clause (x) and (y) above being a "TRIGGER EVENT") the Company will give written notice thereof (a "TRIGGER EVENT PREPAYMENT NOTICE") to each Purchaser, which notice shall

               (A) refer specifically to and describe in reasonable detail the rights of the Purchasers under this subsection (c),

               (B) specify the Trigger Event Prepayment Date and the Initial Trigger Event Response Date (as respectively defined below) in respect thereof and

               (C) offer to prepay all Notes held by such Purchaser at the price specified below on the date therein specified (the "TRIGGER EVENT PREPAYMENT DATE"), which shall not be less than 30 nor more than 45 days after the date of such notice.

     Each Purchaser may accept such offer with respect to all (and not a portion) of the Notes held by it by notice to the Company at least 15 days prior to the Trigger Event Prepayment Date (the "INITIAL TRIGGER EVENT RESPONSE DATE"), except that no Purchaser may accept such offer (and any acceptance theretofore tendered shall be ineffective) if the Required Purchasers, prior to such 15th day, shall have waived the right of the Purchasers to require the prepayment of the Notes pursuant to this subsection (c).

          (ii) If any Purchaser shall accept the offer contained in the Trigger Event Prepayment Notice by the Initial Trigger Event Response Date, promptly and in any event by the 12th day prior to the Trigger Event Prepayment Date, the Company will notify each Purchaser that did not initially accept such offer

               (A)  of  the identity of the Purchasers accepting such offer,

               (B) of the aggregate principal amount of the Notes held by the Purchasers accepting such offer and

               (C) that such Purchaser may accept the Company's offer until the fifth day prior to the Trigger Event Prepayment Date.

     Each Purchaser that did not initially accept such offer may accept such offer with respect to all (and not a portion) of the Notes held by it by notice to the Company by the date specified in clause (C) above.

         (iii) On the Trigger Event Prepayment Date, the Company will prepay all of the Notes held by each Purchaser accepting its offer pursuant to this subsection (c), at a price equal to the principal amount of such Notes, together with interest accrued thereon to the Trigger Event Prepayment Date, PLUS an amount equal to 1% of the aggregate principal amount of the Notes held by such Purchaser.


          (iv) If any Purchaser shall not accept the Company's offer pursuant to this subsection (c) as a result of any Trigger Event, such Purchaser shall be deemed to have waived its rights under this subsection (c) to require prepayment of all Notes held by it in respect of such Trigger Event but not in respect of any subsequent Trigger Event.

          (d) The Company will, not later than July 31, 1995, if the events described in subsection (c)(i)(y)(A) above shall not have occurred by such date, prepay the Term Notes at 100% of the principal amount thereof in an aggregate principal amount equal to

$5,000,000, and such principal amount, together with interest thereon to the prepayment dates, shall become due on such prepayment date.

          Section 3.3.  OPTIONAL PREPAYMENTS OF THE NOTES.

          (a) The Company, at its option, may prepay at any time all or from time to time any part of the outstanding unpaid principal balance of

          (i) the Revolving Notes, in an aggregate principal amount of at least $1,000,000 or an integral multiple thereof, or such lesser amount as shall be equal to the aggregate then-outstanding principal balance of the Revolving Notes and/or

          (ii) the Term Notes, in an aggregate principal amount of at least $500,000 or an integral multiple thereof or such lesser amount as shall be equal to the aggregate then-outstanding principal balance of the Term Notes, in either case without prepayment charge, premium or penalty; PROVIDED that the Company shall not make more than one prepayment pursuant to this Section 3.3(a) in any one calendar month. Such prepayment shall be made upon not less than five Business Days' prior irrevocable written notice to each Purchaser, which notice shall specify

          (A)  the date such prepayment is to be made,

          (B) the aggregate principal amount of all Notes to be prepaid on such date and

          (C) the aggregate principal amount of the Notes held by each Purchaser to be prepaid on such date.

The aggregate principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date, shall become due on the prepayment date specified in such notice.

          (b) Any prepayment of less than the entire aggregate principal amount of the Notes pursuant to this Section 3.3 shall be applied, FIRST, to the Revolving Notes until $40,000,000 aggregate principal amount of the Revolving Notes shall have been prepaid pursuant to this Section 3.3 (whether or not such Revolving Notes shall have been re-issued), SECOND, to the outstanding principal amount of the Term Notes until the aggregate principal amount thereof shall have been paid in full and, THIRD, to the Revolving Notes.

          Section 3.4.  CERTAIN MATTERS RELATING TO PAYMENTS AND PREPAYMENTS.

          (a) If, at the time any payment or prepayment provided for herein shall be applied to the Revolving Notes or the Term Notes, more than one Revolving Note or more than one Term Note shall be outstanding, then such payment or prepayment shall be applied to the Revolving Notes or the Term Notes (as the case may be) PRO RATA in accordance with the respective outstanding principal amounts of the Notes of the applicable type.

          (b) Any prepayment made by the Company pursuant to any provision of this Section 3 shall not reduce or otherwise affect its obligation to make any prepayment required by any other provision of this Section 3.

          (c) No Term Notes or portions thereof that shall have been prepaid shall be reissued.

          (d) On any date on which all Notes held by any Purchaser shall be paid or prepaid in full, the Company also shall pay to such Purchaser all other accrued and unpaid amounts then owing to such Purchaser under this Agreement or any of the other Related Documents.

          Section 3.5. REDUCTIONS IN MAXIMUM AGGREGATE REVOLVING COMMITMENT. The Maximum Aggregate Revolving Commitment shall be reduced

          (a)  on the Maturity Date, to zero;

          (b) on any date on which the Revolving Notes shall be prepaid pursuant to Section 3.2(b), automatically and without any action on the part of any Person, in an amount equal to the aggregate principal amount of the Revolving Notes prepaid on such date;

          (c) on the date on which a Trigger Event shall occur, to zero; PROVIDED that

               (i) if the Required Purchasers shall have delivered to the Company a waiver described in Section 3.2(c)(i), the Maximum Revolving Aggregate Commitment shall be reinstated in the amount in effect immediately prior to the occurrence of such Trigger Event, and

               (ii) subject to Section 3.2(c), such reduction shall not affect the aggregate principal amount of the Revolving Notes then outstanding;

          (d) on the date on which the Purchasers, pursuant to Section 11.1, shall no longer be required to purchase Revolving Notes, to zero; and

          (e) at the option of the Company, by at least 14-days' prior notice to each Purchaser specifying amount by which the Maximum Aggregate Revolving Commitment is being reduced and the amount by which each Purchaser's Maximum Revolving Commitment is being reduced, in the amount specified in such notice, so long as, after giving effect to the reduction specified in such notice, the Maximum

     Aggregate Revolving Commitment at least equals the aggregate principal amount of the Revolving Notes outstanding on the date of such reduction.

Upon any reduction (or reinstatement) of the Maximum Aggregate Revolving Commitment, the Maximum Revolving Commitment of each Purchaser shall be reduced (or reinstated) PRO RATA in accordance with the respective outstanding Maximum Revolving Commitments of all Purchasers.

          Section 3.6. NO ACQUISITIONS OF NOTES. Neither the Company nor the Parent will, or will permit any of its Subsidiaries or Affiliates to, purchase, redeem or otherwise acquire any Note except upon the payment or prepayment thereof in accordance with the terms of this Agreement and such Note. If the Company, the Parent or any of their respective Subsidiaries or Affiliates acquires any Notes pursuant to any such offer in violation of this Section 3.6 or in any other manner, such Notes shall thereafter be cancelled and shall not be reissued, no Note shall be issued in substitution therefor, and such Notes shall not be deemed to be outstanding for any purpose under this Agreement.

          Section 4.  REPRESENTATIONS AND WARRANTIES.

          Section 4.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARENT. The Company and the Parent jointly and severally represent and warrant to the Purchasers and the Collateral Agent as follows:

          (a) (i) The Parent, the Company and each of the Parent's other Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to do business in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect.

          (ii) The Parent, the Company and each of the Parent's other Subsidiaries have all requisite power and authority to own their respective Properties and to carry on their respective businesses as now being conducted and as proposed to be conducted, and, in the case of the Company to execute, deliver and perform its obligations under this Agreement, the Notes, the Related Documents and Asset Purchase Documents to which it is a party, in the case of the Parent to execute, deliver and perform its obligations under this Agreement and each of the Related Documents and Asset Purchase Documents to which it is a party, and in the case of the Canadian Subsidiary, to execute, deliver and perform its obligations under this Agreement and each of the Related Documents and Asset Purchase Documents to which it is a party.

          (b) (i) The execution, delivery and performance by the Company of this Agreement, the Notes and the Related Documents and Asset Purchase Documents to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Board of Directors and (if necessary) stockholders of the Company.

          (ii) The execution, delivery and performance by the Parent of this Agreement and the Related Documents and Asset Purchase Documents to which the Parent is a party have been duly authorized by all necessary corporate action on the part of the Board of Directors and (if necessary) stockholders of the Parent.

          (iii) The execution, delivery and performance by each Subsidiary of the Company of the Related Documents and Asset Purchase Documents to which it is respectively a party have been duly authorized by all necessary corporate action on the part of the Board of Directors and (if necessary) stockholders of such Subsidiary.

          (c) (i) This Agreement and each of the Related Documents and Asset Purchase Documents to which the Company is a party have been duly executed and delivered by the Company and are, and the Notes when issued, executed and delivered as contemplated herein will be, the legal, valid and binding obligations of the Company, in each case enforceable against the Company in accordance with their respective terms.

          (ii) This Agreement and each of the Related Documents and Asset Purchase Documents to which the Parent is a party have been duly executed and delivered by the Parent and are the legal, valid and binding obligations of the Parent, enforceable against the Parent in accordance with their terms.

          (iii) This Agreement and each of the Related Documents and Asset Purchase Documents to which the Canadian Subsidiary is a party has been duly executed and delivered by the Canadian Subsidiary and are the legal, valid and binding obligation of the Canadian Subsidiary, in each case enforceable against such Subsidiary in accordance with its terms.

          (d) The authorized Capital Stock of the Company consists of 10,000 shares of common stock, par value $.01 per share, of which 1,000 shares are issued and outstanding as of the date of this Agreement and 5,000 shares of Series A Redeemable Preferred Stock, par value $1,000 per share, none of which are issued or outstanding on the date hereof. All of the issued and outstanding shares of Capital Stock of the Company are validly issued, fully paid and non-assessable and owned of record and beneficially by the Parent, free and clear in each case of any Lien (except Liens created by the Security Documents). There are no securities outstanding that are convertible into or exchangeable for any shares of Capital Stock of the Company, nor are there outstanding any rights to subscribe for or purchase, or any options or warrants for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any shares of Capital Stock of the Company or any securities convertible into or exchangeable for any such shares.

          (e) Set forth in Schedule 4.1(e) is a correct and complete list of all direct and indirect Subsidiaries of the Company on the date hereof and on the Closing Date, setting forth as to each such Subsidiary its jurisdiction of incorporation and the percentage of each class of Capital Stock of such Subsidiary owned by the Company. As of the Closing Date, immediately after giving effect to the transactions to be effected on the Closing Date,

          (i) the Company shall not own any shares of Capital Stock of, and, except as set forth in Schedule 4.1(e), shall not have any direct or indirect equity interest in, any Person other than Subsidiaries of the Company listed in Schedule 4.1(e),

          (ii) the Company will have good title to all of the shares of Capital Stock it owns of each of its Subsidiaries free and clear in each case of any Lien (except Liens created by the Security Documents),

          (iii) all such shares of Capital Stock of each Subsidiary of the Company will have been duly and validly issued, and will be fully paid and non-assessable and owned of record or beneficially by the Company and/or one or more other Subsidiaries of the Company(other than directors' qualifying shares disclosed in Schedule 4.1(e)) and

          (iv) there will be no securities outstanding that are convertible into or exchangeable for any shares of Capital Stock of such Subsidiaries, nor will there be outstanding any rights to subscribe for or purchase, or any options or warrants for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any shares of Capital Stock of such Subsidiaries or any securities convertible into or exchangeable for any such shares.

          (f) (i) The Company has delivered to each Purchaser true and complete copies of the following financial statements (collectively, the "FINANCIAL STATEMENTS"):

               (A) (1) the audited consolidated and unaudited consolidating balance sheets of the Parent and its Subsidiaries as of April 30, 1994, 1993 and 1992, and the related audited consolidated and unaudited consolidating statements of operations, stockholders' equity and cash flows for the period from inception to that date, together with the notes thereto and the report thereon of the Accountants; and

                    (2) the unaudited consolidated and (as of March 31, 1995 only) consolidating balance sheets of the Parent and its Subsidiaries as of January 31, 1995 and March 31, 1995, and the related unaudited consolidated and consolidating statements of income, stockholders' equity and (for the period ending January 31, 1995 only) cash flows for the period from inception to such date, together with the notes thereto;

               (B) (1) the audited consolidated and unaudited consolidating balance sheets of Superior TeleTec Inc. (inclusive of the Company and its Subsidiaries) as of March 31, 1992 and 1993 and of the Company and its Subsidiaries at May 1, 1994, and the related audited consolidated statements of operations, stockholders' equity and cash flows for the period from inception to that date, together with the notes thereto and the report thereon of KPMG Peat Marwick and the Accountants, respectively; and

                    (2) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 1995, and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the period from inception to such date, together with the notes thereto;

               (C) the unaudited consolidated pro-forma balance sheet of the Company and its Subsidiaries as of November 30, 1994, prepared on the assumption that the purchase of the Properties contemplated by the Asset Purchase Documents had occurred on such date; and

               (D) the audited combined balance sheet of the Copper Cable Group of Alcatel NA Cable Systems, Inc. and Alcatel Canada Wire and Cable Inc. as of December 31, 1994, the related audited combined statements of operations, stockholders' equity and cash flows for the period from inception to that date, together with the notes thereto and the report thereon of Arthur Andersen LLP, and the unaudited combined statement of operations of such Group and Alcatel Canada Wire and Cable Inc. for the period January 1, 1995 through February 28, 1995.

     The Financial Statements have been prepared in accordance with GAAP and, subject in the case of each of the Financial Statements that are unaudited to normal year-end audit adjustments and absence of certain of the notes required by GAAP, present fairly in all material respects the consolidated financial position and related results of income, earnings, retained earnings, stockholders' equity and/or cash flows (as applicable) of the Persons covered by such respective Financial Statements as at each of the dates and for each of the periods respectively covered thereby.

          (ii) As of the date of each of the balance sheets included in the Financial Statements (including without limitation the pro-forma balance sheets referred to in subsection (i)(C) above), none of the Parent, the Company and their Subsidiaries had any Debt or liability, absolute or contingent, liquidated or unliquidated, of a character required under GAAP to be reflected or reserved against on such respective balance sheets or described in the notes thereto, except for Debt and liabilities so reflected or reserved against. Since April 30, 1994, no Material Adverse Effect has occurred.

          (iii) All projections contained in the Information Memorandum were prepared on the basis of assumptions that the Company and the Parent in good faith believe to be reasonable and are fully disclosed in the Information Memorandum, and on the date hereof and on the Closing Date neither the Company nor the Parent is or will be aware of any reason why
     (A) such assumptions may not be reasonable or (B) such projections may not represent the good-faith estimate of the Company or the Parent as to the future performance of the Company.

          (g) (i) There are no actions, suits or proceedings pending, or, to the knowledge of the Company or the Parent after due inquiry, threatened against or affecting the Parent, the Company or any of their Subsidiaries or any Properties or rights of any of them that either (A) the Company or the Parent believes, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (B) except as disclosed in
     Schedule 4.1(g)(i), would, individually or in the aggregate, if adversely determined have a Material Adverse Effect.

          (ii) There are no actions, suits or proceedings pending, or, to the knowledge of the Company or the Parent after due inquiry, threatened against or affecting the Parent, the Company or any of the Parent's other Subsidiaries that seek to enjoin, or otherwise prevent the consummation of, the transactions contemplated herein or to recover any damages or obtain any relief as a result of any of the transactions contemplated herein in any court or before any arbitrator of any kind or before or by any Governmental Body.

          (iii) None of the Parent, the Company and the Parent's other Subsidiaries is in default under or in violation of any Order of any court, arbitrator or Governmental Body or of any Statute of the United States of America or any other country, which default or violation has or is reasonably likely to have a Material Adverse Effect; and none of them is subject to or a party to any Order of any court or Governmental Body arising out of any action, suit or proceeding under any Statute respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters.

          (h)  None of

          (i) the execution and delivery by the Company of this Agreement, the Notes or any of the Related Documents or Asset Purchase Documents to which it is a party,

          (ii) the execution and delivery by the Parent of this Agreement or any of the Related Documents or Asset Purchase Documents to which it is a party,

          (iii) the execution and delivery by any Subsidiary of the Company of any of the Related Documents or Asset Purchase Documents to which each such Subsidiary is a party,

          (iv) the offering, issuance or sale of the Notes, and

          (v) the fulfillment of or compliance with the terms and provisions hereof or thereof,

will conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens created pursuant to the Security Documents) on any Properties of the Parent, the Company or their respective Subsidiaries pursuant to, the charter or by-laws of the Parent, the Company or any of such Subsidiaries, or any material contract, agreement, mortgage, indenture, lease or instrument to which any of them is a party or by which any of them is bound or to which any of them or any of their respective Properties are subject (including without limitation the Asset Purchase Documents), or any Order or Statute to which any of them or any of their respective Properties are subject.

          (i) No consent, waiver, approval or authorization of or declaration, registration or filing with any Governmental Body or any nongovernmental Person (including without limitation any creditor of the Parent, the Company or any of the Parent's other Subsidiaries, and also including without limitation any consent, approval, authorization, declaration or filing or the expiration of any waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, the Competition Act (Canada) and the Investment Canada Act) is required in connection with the execution or delivery by the Company of this Agreement, the Notes or the Related Documents or Asset Purchase Documents to which the Company is a party, or in connection with the execution or delivery by the Parent of this Agreement or the Related Documents or Asset Purchase Documents to which it is a party, or in connection with the execution or delivery by any Subsidiary of the Company of the Related Documents or Asset Purchase Documents to which such Subsidiary is respectively a party, or in connection with the performance by the Parent, the Company or such Subsidiary of its obligations hereunder or thereunder, or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any such Related Document or Asset Purchase Document or to the consummation of the transactions hereby or thereby contemplated, except for filing of financing statements, filing of assignments of patents, trademarks, copyrights and similar items, and recording of Mortgages and fixture filings required in order to perfect the Liens of the Collateral Agent in the Collateral, and except for such consents, approvals, authorizations, declarations, registrations, filings and other actions as are listed in Schedule 4.1(i), all of which listed consents, approvals, authorizations, declarations, registrations, filings and other actions have been, or will on or prior to the Closing Date be, obtained and are or will then be in full force and effect, except where the failure of the Parent or any of its Subsidiaries to obtain any such consent, approval, authorization, declaration, registration, filing or other action on or prior to the Closing Date shall have been expressly waived in writing by each Purchaser.

          (j) (i) Schedule 4.1(j)(i) sets forth a correct and complete list and brief description of all Debt for borrowed money of the Parent, the Company and the Parent's other Subsidiaries (other than, in the case of the Parent and its Subsidiaries other than the Company and its Subsidiaries, Debt in an aggregate principal amount not exceeding $350,000), all Capitalized Leases of the Company and its Subsidiaries and all Liens securing any Debt of the Company (excluding any Debt evidenced by the Notes and any Liens created by the Security Documents) existing on the Closing Date after giving effect to the transactions contemplated to occur on the Closing Date. There exists no material breach or default under the terms and provisions of any instrument, agreement or contract pertaining to any such Debt and no event or condition that, with notice or lapse of time or both, would constitute such a breach or default. No Debt of the Company or any of its Subsidiaries owed to the Parent is outstanding.

          (ii) As of the Closing Date, the Company is not a party to any Guarantee or other similar type of agreement, and the Company has not offered its endorsement to any Person that would in any way create a contingent liability (except by endorsement of negotiable instruments payable at sight for deposit or collection or similar banking transactions in the Company's ordinary course of business), except as set forth on
     Schedule 4.1(j)(ii) attached hereto. As of the Closing Date, the Parent is not a party to any Guarantee or other similar type of agreement, and has not offered its endorsement to any person that would in any way create a contingent liability (except by endorsement of negotiable instruments payable at sight for deposit or collection or similar banking transactions in the Parent's ordinary course of business), except as set forth on said
     Schedule 4.1(j)(ii).

          (iii) The Notes constitute a senior secured obligation of the Company, rank PARI PASSU with all other unsubordinated Debt of the Company and senior to any subordinated Debt of the Parent and as of the Closing Date will constitute the only senior Debt, and the only secured Debt, of the Company, other than the Debt of the Company under the Texas Lease and Debt referred to in item II (2) of Schedule 4.1(j)(i). The Parent's Guarantee in Section 15 constitutes a senior secured obligation of the Parent and ranks PARI PASSU with all other unsubordinated Debt of the Parent and senior to any subordinated Debt of the Parent. The Canadian Subsidiary's Guarantee in Section 15 constitutes a senior secured obligation of the Canadian Subsidiary and ranks PARI PASSU with all other unsubordinated Debt of the Canadian Subsidiary and senior to any subordinated Debt of the Canadian Subsidiary. The Guarantee of each other Subsidiary of the Company pursuant to Section 9.9 will constitute a senior secured obligation of such Subsidiary and will rank PARI PASSU with all other unsubordinated Debt of such Subsidiary and senior to any subordinated Debt of such Subsidiary.

          (iv) Schedule 4.1(j)(iv) and 4.1(e) set forth a correct and complete list and brief description of all Investments of the Company and the Company's Subsidiaries as of the Closing Date after giving effect to the transactions contemplated to occur on the Closing Date.

          (v) No Default or Event of Default has occurred and is continuing or will occur after giving effect to the transactions contemplated to occur on the Closing Date.

          (k) (i) Schedule 4.1(k) sets forth a correct and complete list and brief description of all real Property owned or leased by the Parent, the Company or any of the Company's Subsidiaries, together with a correct and complete list of all leases of real Property to which any of such Persons is a party, identifying the parties to each such lease and the Property to which it relates, as of the Closing Date after giving effect to the transactions contemplated to occur on the Closing Date. Correct and complete copies of all such leases, together with all amendments, modifications and supplements thereto to the date of this Agreement, have been delivered to the Purchasers' counsel and to each Purchaser requesting the same. Each of the Parent, the Company and the Company's Subsidiaries has

               (A) good and marketable fee-simple title to its respective real Properties (other than real Properties that are leased from others), subject to no Lien of any kind except Permitted Liens, and

               (B) good title to all of its other respective Properties (other than Properties leased from others), subject to no Lien of any kind except Permitted Liens.

          (ii) The Properties owned, leased or used by the Parent, the Company and the Company's Subsidiaries are

               (A) in good operating condition and repair, ordinary wear and tear excepted,

               (B) except for the Liens created pursuant hereto and to the Related Documents, free and clear of any known defects except for such defects as do not materially interfere with the continued use thereof in the conduct of normal operations of the Parent, the Company and their Subsidiaries and

               (C) able to serve the function for which they are currently being used in all material respects.

     The Properties owned, leased or used by the Parent, the Company and the Company's Subsidiaries constitute all of the material Properties used in the conduct of the business of the Parent, the Company and the Company's Subsidiaries as presently conducted, and, except for the Liens created pursuant hereto and to the Related Documents, none of this Agreement, any Related Document or any transaction contemplated under any such agreement or document, will materially adversely affect any right, title or interest of the Parent, the Company or any of the Company's Subsidiaries in and to any of such Properties.

          (iii) Each of the Parent, the Company and the Parent's other Subsidiaries enjoys peaceful and undisturbed possession under all leases, whether of realty or personalty, to which it is respectively a party, none of which contains any unusual or burdensome provisions, and all such leases are valid and subsisting and in full force and effect; and none of the Parent, the Company and the Parent's other Subsidiaries is in breach or violation of the terms of any such lease, and neither the Company nor the Parent knows of any breach or violation of any of such leases by any third party; except, in each case, for matters that would not in the aggregate have a Material Adverse Effect.

          (l) Each of the Parent, the Company and the Parent's other Subsidiaries has filed, or on behalf of each of them there have been filed, all federal and all other material tax returns and informational returns that are required to have been filed prior to the date of this Agreement by or on behalf of such Persons under the laws of the United States of America or any state or local jurisdiction therein, or under the laws of any jurisdiction located outside of the United States of America, and there have been paid all taxes shown to be due and payable on such returns and all other material taxes and assessments payable by any of them, except to the extent that any tax liability is disclosed on Schedule 4.1(l) or is being diligently contested in good faith and the Parent, the Company or any of the Parent's other Subsidiaries, as the case may be, has adequately reserved against such tax liability on its books and financial statements in accordance with GAAP. No material tax Liens have been filed and no material claims are being asserted with respect to any such taxes as of the date of this Agreement except as disclosed on Schedule 4.1(l). No material tax assessment against the Parent, the Company or any of the Parent's other Subsidiaries has been proposed as of the date of this Agreement except as disclosed on Schedule 4.1(l), and all of their respective tax liabilities are adequately provided for on their respective books and financial statements in accordance with GAAP.

          (m) None of this Agreement, the Information Memorandum or any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company or the Parent in connection with the transactions contemplated hereby contained, as of its respective date, or now contains, any untrue statement of a material fact or as of any such date omitted, or now omits, to state a material fact necessary in order to make the statements contained herein and therein not misleading. Except as set forth in the Offering Memorandum, neither the Company nor the Parent knows of any facts (other than matters of a general economic or political nature) that individually or in the aggregate have a Material Adverse Effect or, so far as the Company or the Parent can now reasonably foresee, are likely to have a Material Adverse Effect in the future.

          (n) None of the Company or its representatives has, directly or indirectly, offered any of the Notes or any security similar to any of them for sale to, or solicited any offers to buy any of the Notes or any security similar to any of them from, or otherwise approached or negotiated with respect thereto with, more than 10 Persons including the Purchasers, and none of the Company or its representatives has taken or will take any action that would subject the issuance or sale of any of the Notes to the provisions of Section 5 of the Securities Act, otherwise violate any provisions of the Securities Act or the Exchange Act or violate the provisions of any securities or Blue Sky laws of any applicable jurisdiction.

          (o) Except for any fee referred to in Section 2.6, no broker's or finder's fee or commission will be payable by the Parent, the Company or any of the Parent's other Subsidiaries with respect to the issuance and sale of the Notes or any of the transactions. The Company will indemnify each Purchaser and hold it harmless against any loss, cost, claim or liability (including without limitation reasonable attorneys' fees and disbursements for the investigation and defense of claims) arising out of or relating to any such actual or alleged fee or commission.

          (p) During the three years preceding the date of this Agreement, there has been no strike, work stoppage, slowdown or other labor dispute, controversy or grievance involving the Company or any of its Subsidiaries, or employees of any of such Persons, which has had or could reasonably be expected to have a Material Adverse Effect, nor to the knowledge of the Company after due inquiry is any such action, dispute, controversy or grievance pending or threatened against the Company or its Subsidiaries as of the date of this Agreement. Except as set forth in Schedule 4.1(p), none of the Company or its Subsidiaries is a party to any collective bargaining agreement and none of them has any knowledge after due inquiry of any pending or threatened effort to organize any of their employees. There are currently no pending retaliatory or wrongful discharge claims or employment discrimination charges or complaints or administrative or judicial complaints arising therefrom pending against the Company or any of its Subsidiaries, or against any employees of any of such Persons, before any Governmental Body, which have had or could reasonably be expected to have a Material Adverse Effect, nor to the knowledge of the Company after due inquiry, are any such charges or complaints threatened against the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries is in compliance with all applicable Statutes and Orders relating to the employment of labor, including without limitation any provisions thereof relating to wages, bonuses, collective bargaining agreements, equal pay, occupational safety and health, equal employment opportunity and wrongful or retaliatory termination of employment, except where non-compliance would not have a Material Adverse Effect.

          (q)  Except as set forth in Schedule 4.1(q), as of the Closing Date:

          (i) There is no pending Environmental Matter relating to the Parent, the Company or any of the Parent's other Subsidiaries or any Properties of any of such Persons. Neither the Company nor the Parent is aware of any facts that could reasonably be expected to result in any Environmental Matter. None of the Parent, the Company or any of the Parent's other Subsidiaries has agreed to assume by contract or otherwise any liability of any other Person for cleanup, compliance, or required capital expenditures in connection with any Environmental Matter arising prior to the date hereof.

          (ii) The Properties used, owned, leased, operated, managed or controlled at any time by the Parent, the Company and each of the Parent's other Subsidiaries are free of contamination from Hazardous Materials or Contaminants, including without limitation any contamination of the associated air, soil, groundwater or surface waters, that could reasonably be expected to result in a Material Adverse Effect. There is no other condition, circumstance or set of facts relating to health, safety, the Environment, or pollution control that could reasonably be expected to result in a Material Adverse Effect.

          (iii) There is no contamination, or other condition, circumstance or set of facts relating to health, safety, the Environment or pollution control, that individually or in the aggregate could reasonably be expected to be materially adverse to the operation, prospects, value or use of the Properties used, owned, leased, operated, managed or controlled by the Parent, the Company or any of the Parent's other Subsidiaries.

          (iv) Each of the Parent, the Company and the Parent's other Subsidiaries is currently in material compliance with all applicable Environmental Laws, has cured any past violations or alleged violations of Environmental Laws by any of them, is not currently in receipt of any notice of violation, is not currently in receipt of any notice of any potential liability for cleanup of Hazardous Materials or Contaminants and, to the best of the Company's and the Parent's knowledge, is not now subject to any investigation or information request by a Governmental Body concerning Hazardous Materials, Contaminants or any Environmental Laws. Each of the Parent, the Company and the Parent's other Subsidiaries holds and is in compliance with all material governmental permits, licenses, and authorizations necessary to operate their businesses that relate to siting, wetlands, coastal zone management, air emissions, discharges to surface or ground water, discharges to any sewer or septic system, noise emissions, solid waste disposal or the generation, use, storage, transportation or other management of Hazardous Materials or Contaminants. None of the Parent, the Company or the Parent's other Subsidiaries ever has generated, manufactured, refined, recycled, discharged, emitted, released, buried, processed, produced, reclaimed, stored, treated, transported, or disposed of any Hazardous Materials or Contaminants except in material compliance with all applicable laws and regulations, including permit requirements.

          (v) No Properties of the Parent, the Company or any of the Parent's other Subsidiaries are subject to any Lien or claim for Lien in favor of any Person as a result of any Environmental Matter or response thereto.

          (vi) To the best knowledge of the Company and the Parent, no Hazardous Materials or Contaminants, including leachate and effluents, generated, stored, disposed of, transported, managed or released by the Parent, the Company or any of the Parent's other Subsidiaries have caused or could reasonably be expected to cause in whole or in part any contamination or injury to the Environment, any Person, any natural resource or any Property, including without limitation Property through which or to which such materials were shipped. None of the Parent, the Company or any of the Parent's other Subsidiaries has handled, stored, transported, disposed of or managed any Hazardous Material or Contaminant in any manner that could reasonably be expected to form the basis for any present or future claim, demand or action seeking cleanup of any site, location, or body of water, surface or subsurface, and none of the Parent, the Company or any of the Parent's other Subsidiaries has any material liabilities, absolute or contingent, on the date hereof with respect thereto.

          (vii) To the best knowledge of the Company and the Parent, all facilities where any Person has treated, stored, disposed of, reclaimed, or recycled any Hazardous Material or Contaminant on behalf of the Parent, the Company or any of the Parent's other Subsidiaries are in compliance in all material respects with all applicable Environmental Laws.

          (r) None of the Parent, the Company nor any other Subsidiary of the Parent will, directly or indirectly, use any of the proceeds of the sale of the Notes in a manner that would, or otherwise take or permit to be taken any action that would, involve a violation of Regulation G (12 C.F.R. 207, as amended), Regulation U (12 C.F.R. 221, as amended), Regulation T (12 C.F.R. 220, as amended) or Regulation X (12 C.F.R. 224, as amended), or any other regulation, of the Board of Governors of the Federal Reserve System. Following applications of the proceeds of each sale of the Notes, no more than 25% of the value of the Properties (of the Parent or the Company individually or of the Parent and its Subsidiaries or the Company and its Subsidiaries on a consolidated basis) subject to the provisions of Section 10.2 or 10.7(b) or subject to any restriction contained in any agreement or instrument between any the Parent, the Company or any such Subsidiary and any Purchaser or any affiliate of any Purchaser will be "margin stock", within the meaning of such Regulation G.

          (s) (i) Set forth in Schedule 4.1(s)(i) is a correct and complete list of all bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, or retirement plan, program, agreement or arrangement, and each other Plan or Multiemployer Plan or Canadian Pension Plan with respect to employees of the Parent, the Company, their ERISA Affiliates and the Canadian Subsidiary as of the Closing Date after giving effect to the transactions contemplated to occur on the Closing Date; PROVIDED that, with respect to DNE Technologies, Inc., Adience, Inc. and the Excluded Subsidiaries, Schedule 4.1(s)(i) shall include only each Plan and each Multiemployer Plan.

          (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of the Company or any ERISA Affiliate.

          (iii) As of the last annual actuarial valuation date, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 90 percent, and there has been no material adverse change in the funding status of any such Plan since such date.

          (iv) Neither the Company nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

          (v) Neither the Company nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (vi) Except as set forth in the financial statements referred to in
     Section 4.01(f), the Company and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

          (vii) Neither the Company nor any ERISA Affiliate has engaged in a prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Company or any of its ERISA Affiliates to any tax or penalty on prohibited transactions that is reasonably likely to have a Material Adverse Effect.

          (viii) The Company and its ERISA Affiliates are in compliance in all respects with all applicable provisions of ERISA and the Code with respect to all plans (as defined in Section 3(3) of ERISA), except, in each case, where non-compliance would not have a Material Adverse Effect; each such plan and its related trust intended to qualify under Section 401(a) and Section 501(a) of the Code is so qualified and nothing has occurred to cause the loss of such qualification. All required reports (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been timely filed and distributed. Any notices required under ERISA or the Code or any other state, federal or foreign law or any ruling or regulation of any state, federal or foreign administrative agency with respect to such plan, including any notices required by Section 204(h) and
     Section 606 of ERISA and Section 4980B of the Code, have been appropriately given.

          (ix) None of the Company or any of its ERISA Affiliates is a party in interest (as defined in Section 3(14) of ERISA) with respect to any employee benefit plan (as defined in Section 3(3) of ERISA), other than a plan identified in Schedule 4.1(s)(i).

          (x) Except to the extent that any one or more failures of the representations and warranties contained in this clause (x) could not in the aggregate reasonably be expected to have a Material Adverse Effect,

               (A) each Canadian Pension Plan is in compliance in all material respects with all applicable pension benefits and tax laws;

               (B) no Canadian Pension Plan has any unfunded liabilities (either on a "funding" or on a "solvency" basis and determined in accordance with all applicable laws and using assumptions and methods that are appropriate in the circumstances and in accordance with generally accepted actuarial principles and practices in Canada as of the effective date of the last actuarial report filed with the regulatory authorities);

               (C) all contributions (including any special payments to amortize any unfunded liabilities and employee contributions made by authorized payroll deductions) required to be made have been made to the appropriate funding agency in accordance with all applicable laws and the terms of each Canadian Pension Plan;

               (D) no event has occurred and no condition exists with respect to any Canadian Pension Plan that has resulted or could result in any Canadian Pension Plan being ordered or required to be wound up in whole or in part pursuant to any applicable pension benefits laws or having its registration revoked or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties under any applicable pension benefits or tax laws;

               (E) no order has been made and no notice has been given pursuant to any applicable pension benefits or tax laws in respect of any Canadian Pension Plan requiring (or proposing to require) any Person to take or to refrain from taking any action in respect thereof or that there has (or there are circumstances that indicate that there has) been a contravention of any such applicable laws;

               (F) no event has occurred and no condition exists that has resulted or could result in any Canadian Subsidiary being required to pay, repay or refund any amount (other than contributions required to be made or benefits or expenses required to be paid in the ordinary course) to or on account of any Canadian Pension Plan or a current or former member thereof; and

               (G) no event has occurred and no condition exists that has resulted or could result in a payment of pension benefits being made out of a guarantee fund established under any applicable pension benefits laws in respect of a Canadian Pension Plan.

          (xi) With respect to any pension, retirement or other deferred compensation plan maintained by the Canadian Subsidiaries that is not a Canadian Pension Plan, all required contributions have been made and there are no unfunded liabilities in respect of such plans (either on a "funding" or on a "solvency" basis and determined in accordance with all applicable laws and using assumptions and methods that are appropriate in the circumstances and in accordance with generally accepted actuarial principles and practices in Canada), except to the extent that all such unfunded liabilities and failures to make required contributions could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (t) Schedule 4.1(t) contains a list of all material contracts to which the Company or any of its Subsidiaries is a party as of the Closing Date after giving effect to the transactions contemplated to occur on the Closing Date. Correct and complete copies of each such contract, with all amendments, modifications and supplements thereto to the date hereof, have previously been furnished by the Company to counsel for the Purchasers and to each of the Purchasers requesting the same. As of the Closing Date, with respect to the material contracts in existence on the Closing Date and after giving effect to the transactions contemplated to occur on the Closing Date:

          (i) each of such material contracts is valid, subsisting and in full force and effect; none of the Company or any of its Subsidiaries is in material breach or violation of any of the terms, conditions or provisions of any of such material contracts,

          (ii) to the best knowledge of the Company, no third party to any of the material contracts is in material breach or violation of any of the terms, conditions or provisions thereof;

          (iii) none of the Company or any of its Subsidiaries has transferred or subordinated any of its rights or interests in any of the material contracts, and such rights and interests are subject to no Liens except Permitted Liens and Liens created by the Security Documents; and

          (iv) none of the Company or any of its Subsidiaries is a party to any material contract or is subject to any restriction contained in its charter or by-laws that individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect.

          (u) Schedule 4.1(u) sets forth a correct and complete list and brief descriptions of all policies of workers compensation, general liability, fire, property, casualty, marine, business interruption, errors and omissions, flood, earthquake and other insurance carried by the Company or its Subsidiaries as of the Closing Date, after giving effect to the transactions contemplated to occur on the Closing Date, correct and complete copies of which policies have been previously delivered to counsel for the Purchasers. Such policies are on the date of this Agreement, or will be on the Closing Date, in full force and effect, and none of the Company or any of its Subsidiaries has received notice of cancellation with respect to any such policy. All premiums payable with respect to such policies have been or will then have been paid in respect of the coverage periods specified in Schedule 4.1(u).

          (v) Each of the Company and its Subsidiaries possesses all franchises, certificates, licenses, permits, registrations, approvals, waivers, consents and other authorizations from Governmental Bodies (including without limitation all necessary approvals of any Governmental Bodies having jurisdiction over the telecommunications and the cable and wire business), free from burdensome or unusual restrictions or limitations, that are necessary for the ownership, maintenance and operation of their respective Properties and Properties, and for the conduct of their respective businesses as now conducted, and none of the Company and any of its Subsidiaries is in violation of any thereof in any material respect.

          (w) There are no patents, trademarks, service marks, trade names, copyrights, licenses, other rights or other intellectual property that are, individually or in the aggregate, material to the business of the Company and its Subsidiaries. To the best knowledge of the Company and the Parent,


          (i) none of the present or contemplated products or operations of the Company or its Subsidiaries infringes or otherwise violates any patent, trademark, service mark, trade name, copyright, license or other right, owned by any other Person, and

          (ii) there is no pending or threatened claim, demand, litigation, investigation, arbitration or other proceeding against or affecting the Company or any of its Subsidiaries contesting the right of any of them to manufacture, distribute, sell or use any such product or to engage in any such operation.

          (x) Schedule 4.1(x) contains a correct and complete list of all Deposit Accounts maintained or that will be maintained on the Closing Date, after giving effect to the transactions contemplated to occur on the Closing Date, by the Company or any of its Subsidiaries, setting forth the name and address of each bank, savings institution or other depositary institution at which each such account is maintained and stating the title and account number of such account.

          (y) The proceeds from the sale and issuance of the Notes will be used solely

          (i) to pay the aggregate cash purchase price to be paid pursuant to the Asset Purchase Agreement, and certain related fees, costs and expenses,

          (ii) to refinance the Existing Non-Permitted Debt,

          (iii) for distributions to the Parent in an aggregate amount not exceeding $10,000,000 and

          (iv) for working capital and other general corporate purposes.

          (z)  Since April 30, 1994,

          (i) no significant customer (or group of customers that in the aggregate is significant) or any distributor of the Company or any of its Subsidiaries has given the Company or any of its Subsidiaries notice or, to the knowledge of the Company or the Parent, has taken any other action that has given the Company or the Parent any reason to believe that such customer (or group of customers) or distributor will cease to purchase products or services or reduce significantly the amount of products and services purchased from the Company or such Subsidiary, and

          (ii) no significant supplier or vendor (or group of suppliers or vendors that in the aggregate is significant) of the Company or any of its Subsidiaries has given the Company or any of its Subsidiaries notice or, to the knowledge of the Company or the Parent, has taken any other action that has given the Company or the Parent any reason to believe that such supplier or vendor (or group of suppliers or vendors) will cease to supply or restrict the amount supplied or adversely change its price or terms to the Company or its Subsidiaries of any products or services.

For such purposes, a customer (or group of customers) or distributor shall be deemed "significant" if such customer (or group of customers) or distributor has accounted for more than 5% of the total net revenues of the Company and its Subsidiaries on a consolidated basis during the current fiscal year (after giving effect to the transactions contemplated hereby), and a supplier or vendor (or group of suppliers or vendors) shall be deemed "significant" if such supplier or vendor (or group of suppliers or vendors) has accounted for more than 10% of the total cost of goods sold of the Company and its Subsidiaries on a consolidated basis, during the current fiscal year (after giving effect to the transactions contemplated hereby).

          (aa) Neither the Parent, the Company nor any Subsidiary of any of them is an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither the Parent, the Company nor any Subsidiary of any of them is subject to regulation as a "common carrier" or "contract carrier" or any similar classification by the Interstate Commerce Commission or under the laws of any state, or is subject to regulation under any other Statute that limits its ability to incur Debt.

          (bb) Neither the Company nor any of its Subsidiaries nor, to the best of the Company's knowledge after due inquiry, any Affiliate of the Company, is, or will be after consummation of the transactions contemplated by this Agreement and application of the proceeds of the Notes, by reason of being a "national" of a "designated foreign country" or a "specially designated national" within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, in violation of, any United States Federal Statute or Presidential Executive Order concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any Property.

          (cc) On the date of this Agreement and on the Closing Date, none of the Parent, the Company or the Company's Subsidiaries is indebted, directly or indirectly, to any of their respective officers, directors or shareholders or to any of the respective spouses or children of any of such Persons, except (i) with respect to salaries and related employee compensation and expense reimbursement and management fees accrued in the ordinary course of business, in any amount whatsoever and (ii) as set forth in Schedule 4.1(cc). On the date of this Agreement and on the Closing Date, none of such officers, directors or shareholders, or any member of their immediate families, is indebted to the Parent, the Company or the Company's Subsidiaries in any amount whatsoever. No officer, director or shareholder of the Parent, the Company, or any of Company's Subsidiaries, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Parent, the Company or any of the Company's Subsidiaries.

          (dd) Each of the Parent, the Company and the Company's Subsidiaries is Solvent on the Closing Date after giving effect to the transactions to be effected on the Closing Date and the application of the net proceeds of the issuance and sale of the Notes to be issued on the Closing Date. None of the Parent, the Company and the Parent's other Subsidiaries is contemplating either the filing of a petition by it under any Federal, state or foreign bankruptcy or insolvency law or the liquidation of all or a major portion of its Properties, and neither the Parent nor the Company has knowledge of any Person contemplating the filing of any such petition against any of them.

          Section 4.2. REPRESENTATION OF EACH PURCHASER. Each Purchaser, severally and not jointly,

          (i) represents that it is purchasing the Notes hereunder for its own account and not with a view to or for sale in connection with any distribution thereof, except in a transaction for which registration is not required under the Securities Act, and

          (ii) acknowledges that

               (A)   it has reviewed the financial statements referred to in
          Section 4.1(f) and such other documents and information as it has deemed appropriate and independently and without reliance upon any other Purchaser and based on its own credit analysis has decided to enter into this Agreement, and

               (B) the Notes have not been and will not be registered under the Securities Act and may not be sold or otherwise transferred except in a transaction for which such registration is not required.

          Section 5. CLOSING CONDITIONS. Each Purchaser's obligation to purchase and pay for the Notes to be purchased by it hereunder on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

          Section 5.1. PROCEEDINGS SATISFACTORY. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated to occur on the Closing Date and all documents incident thereto shall be reasonably satisfactory in form and substance to such Purchaser and its counsel, and such Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request, including without limitation:

          (a) certificates dated as of a recent date prior to the Closing Date as to the good standing and payment of taxes of each of the Parent, the Company and the Canadian Subsidiary, in each jurisdiction where any of such Persons is organized (except for the Canadian Subsidiary) or is authorized to do business as a foreign corporation;

          (b) certified copies of the certificate or articles of incorporation (or other comparable constituting document) of each of the Parent, the Company and the Canadian Subsidiary, with all amendments thereto to the Closing Date;

          (c) certified copies of the by-laws (or other comparable constituting document) of each of the Parent, the Company and the Canadian Subsidiary, with all amendments thereto to the Closing Date;

          (d) certified copies of resolutions of the Board of Directors and, if applicable, shareholders, of the Parent, the Company and the Canadian Subsidiary authorizing the execution, delivery and performance of this Agreement, the Notes and the Related Documents to which each such Person is a party;

          (e) certified copies of resolutions of the Board of Directors of each of the Parent, the Company and the Canadian Subsidiary authorizing the execution, delivery and performance by each of such Persons of the respective Related Documents to which they are respectively parties; and

          (f) certificates as to the incumbency and signatures of each of the officers of the Parent, the Company and the Canadian Subsidiary that shall execute this Agreement or any Note or Related Document on behalf of such respective party.

          Section 5.2. OPINION OF PURCHASER'S SPECIAL COUNSEL. Such Purchaser and the Collateral Agent shall have received from Shearman & Sterling, special counsel for the Purchasers, and Osler, Hoskin & Harcourt, special Ontario counsel for the Purchasers, in connection with this transaction, a favorable legal opinion dated the Closing Date and addressed to such Purchaser and the Collateral Agent, covering such matters as such Purchaser or the Collateral Agent may reasonably request.

          Section 5.3. OPINIONS OF COUNSEL TO THE COMPANY, ETC. Such Purchaser and the Collateral Agent shall have received from

          (a)  (i)  Cummings & Lockwood, counsel to the Company,

              (ii)  McCarthy Tetrault, special Ontario counsel to the Company,

             (iii) Thompson Dorfman Swettman, special Manitoba counsel to the Company,

              (iv)  Rogers & Hardin, Georgia counsel to the Company,

               (v)  Massey, Shaw & West, special Texas counsel to the Company,

              (vi) Battle, Winslow, Scott & Wiley, special North Carolina counsel to the Company and

             (vii) Skeeters, Bennett, Shumate & Wilson, special Kentucky counsel to the Company,

     favorable legal opinions, dated the Closing Date and addressed to such Purchaser and the Collateral Agent, covering the matters specified in Exhibit E-1 through E-7, respectively, and such other matters incident to the transactions herein contemplated as such Purchaser or the Collateral Agent may reasonably request, and

          (b) (i) Proskauer Rose Goetz & Mendelsohn, counsel to the Company and the Canadian Subsidiary in connection with the transactions contemplated by the Asset Purchase Documents, and

               (ii) McCarthy Tetrault, special Ontario counsel to the Company and the Canadian Subsidiary in connection with such transactions,

     letters in form and substance satisfactory to such Purchaser stating that Purchaser and its assignees may rely on the opinions delivered by such counsel pursuant to the Asset Purchase Documents as if such Purchaser were an addressee thereof, and such opinions shall be in form and substance satisfactory to such Purchaser.

Such Purchaser and the Collateral Agent shall also have received such favorable legal opinions of local or special counsel to the Company, each dated the Closing Date and addressed to such Purchaser and the Collateral Agent, as such Purchaser or the Collateral Agent may reasonably request, covering such matters incident to the transactions herein contemplated as such Purchaser or the Collateral Agent may reasonably request.

          Section 5.4. REPRESENTATIONS AND WARRANTIES TRUE, ETC.; CERTIFICATES. The representations and warranties contained in Section 4.1 and elsewhere in this Agreement and in the Related Documents shall be true on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date after giving effect to the transactions contemplated to occur on the Closing Date. The Company shall have performed all agreements on its part required to be performed under this Agreement on or prior to the Closing Date, and there shall exist no Default or Event of Default on the Closing Date after giving effect to the transactions contemplated to occur on the Closing Date. The Company shall have delivered to such Purchaser and the Collateral Agent an Officer's Certificate, dated the Closing Date, to the effect


          (a) of the matters stated in the foregoing sentences of this Section 5.4;

          (b) that, since April 30, 1994, no changes have occurred to the business, operations, Properties, income, results, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, or of the Parent and its Subsidiaries, taken as a whole, that, individually or in the aggregate, constitute a Material Adverse Effect;

          (c) that there is not pending or, to the knowledge of the Company after due inquiry, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any of the Parent, the Company or the Parent's other Subsidiaries or their respective Properties (and, as to any action, suit, proceeding, governmental investigation or arbitration so disclosed, there has occurred since the date of this Agreement any development) that seeks to enjoin or restrain any of the transactions contemplated herein or is likely to have a Material Adverse Effect;

          (d) that no Order of any court, arbitrator or Governmental Body is in effect that purports to enjoin or restrain any of the transactions contemplated herein or that constitutes a Material Adverse Effect; and

          (e)  of the matters set forth in Section 5.6.

          Section 5.5. ABSENCE OF MATERIAL ADVERSE CHANGE, ETC. Since April 30, 1994 no changes shall have occurred to the business, operations, Properties, income, results, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, or of the Parent and its Subsidiaries, taken as a whole, that such Purchaser reasonably believes, individually or in the aggregate, constitute a Material Adverse Effect or that, individually or in the aggregate, are materially different from such Purchaser's reasonable expectations, based on the historical financial information and operating forecasts provided to such Purchaser by or on behalf of the Parent or the Company.

          Section 5.6. CONSENTS AND APPROVALS. All necessary consents, approvals and authorizations of, and declarations, registrations and filings with, Governmental Bodies and non-governmental Persons required in order to consummate the transactions contemplated herein shall have been obtained or made and shall be in full force and effect.

          Section 5.7. ABSENCE OF LITIGATION, ORDERS, ETC. There shall not be pending or, to the knowledge of the Company after due inquiry, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any of the Parent, the Company or the Parent's other Subsidiaries or their respective Property (and, as to any action, suit, proceeding, governmental investigation or arbitration so disclosed, there shall not have occurred since the date of this Agreement any development), that seeks to enjoin or restrain any of the transactions contemplated herein or that such Purchaser reasonably believes is likely to have a Material Adverse Effect. No Order of any court, arbitrator or Governmental Body shall be in effect that purports to enjoin or restrain any of the transactions contemplated herein or that such Purchaser reasonably believes to constitute a Material Adverse Effect.

          Section 5.8. NOTES. Such Purchaser shall have received the Revolving Credit Notes and the Term Notes, duly executed by the Company, to be delivered to such Purchaser pursuant to Section 2.2(c) and 2.3.

          Section 5.9. SECURITY DOCUMENTS. The Collateral Agent shall have received each of the following documents, which shall be satisfactory to such Purchaser and the Collateral Agent in form and substance in all respects:

          (a) A Pledge and Security Agreement in substantially the form attached hereto as Exhibit F (as amended from time to time in accordance with its terms, the "COMPANY SECURITY AGREEMENT"), duly executed by the Company, together with

               (i) duly executed financing statements in proper form for filing and duly filed under the Uniform Commercial Code in all such jurisdictions as such Purchaser may deem necessary or desirable in order to perfect and protect the Liens created by the Company Security Agreement, covering the Collateral described in the Company Security Agreement;

               (ii) stock certificates representing all of the issued and outstanding shares of Capital Stock of each Subsidiary of the Company owned by the Company (including without limitation any such shares acquired by the Company on the Closing Date), accompanied by stock powers duly executed by the Company in blank, and any notes of any such Subsidiary held by the Company, each duly endorsed to the order of the Collateral Agent or accompanied by a bond power satisfactory to the Collateral Agent duly executed by the Company in blank; and

               (iii) an acknowledgement from each consignee of inventory identified in Schedule I to the Company Security Agreement as to the perfection and priority of the Lien of the Collateral Agent.

          (b) A Pledge Agreement in substantially the form attached hereto as Exhibit G, duly executed by the Parent (as amended from time to time in accordance with its terms, the "PARENT PLEDGE AGREEMENT"), together with stock certificates representing all of the issued and outstanding shares of Capital Stock of the Company, accompanied by stock powers satisfactory to such Purchaser in form and substance duly executed by the Parent in blank.

          (c) A Security Agreement, in substantially the form attached hereto as Exhibit H, duly executed by the Canadian Subsidiary (as amended from time to time in accordance with their terms, the "CANADIAN SUBSIDIARY SECURITY AGREEMENT"), in each case accompanied by duly executed financing statements in proper form for filing and duly filed under the appropriate legislation of the relevant state, county or province as such Purchaser may deem necessary or advisable in order to perfect the Liens created by the Canadian Subsidiary Security Agreement, covering the Collateral described in the Canadian Subsidiary Security Agreement.

          (d) Deeds of trust, trust deeds and mortgages, each in substantially the form attached hereto as Exhibit I (with appropriate local variations) and covering Properties of the Company and each Subsidiary of the Company (including without limitation leasehold Properties) at 2900 Morris Sheppard Drive, Brownwood, Texas; 2801 Anaconda Road, Tarboro, North Carolina; and 1300 West Park Road, Elizabethtown, Kentucky and the Property of the Canadian Subsidiary at 1395 and 1397 Buffalo Place, Winnipeg, Manitoba (collectively, together with any such documents subsequently executed and delivered pursuant to Section 9.5, as the same may be amended, modified or supplemented from time to time in accordance with their terms, the "MORTGAGES"), duly executed by the Company or the Canadian Subsidiary (as the case may be) and duly acknowledged so as to be in proper recordable form, together with:

               (i) proof of recordation of such deeds of trust, trust deeds and mortgages;

               (ii) such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing of the Mortgages and evidence that all mortgage recording taxes, filing fees and recording charges incurred in connection with the filing or recording of the Mortgages and the financing statements described in clause (iii) below have been paid;

               (iii) duly executed financing statements covering all fixtures located on premises subject to the Mortgages, in proper form for recording or filing and duly filed or recorded in all filing or recording offices that such Purchaser may deem necessary or desirable in order to create valid and perfected first priority Liens on the Property described therein in favor of the Collateral Agent;

               (iv) extended coverage (on extended ALTA form, where available) title insurance policies ("MORTGAGE POLICIES") issued to the Collateral Agent by such title insurer or insurers as shall be acceptable to such Purchaser, in such forms, with such endorsements and in such amounts as shall be acceptable to the Collateral Agent, insuring each of the Mortgages to be valid and perfected first priority Liens on the Property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's liens) and encumbrances, dated the Closing Date, paid for by the Company and providing for such endorsements and such other affirmative insurance and with such reinsurance with (and direct access against) such other title insurers as the Collateral Agent may deem necessary or desirable and with such affidavits, certificates and instruments of indemnification as shall be reasonably required to induce the title insurers to issue the Mortgage Policies;

               (iv) ALTA surveys, dated not more than 30 days before the Closing Date, certified to the Collateral Agent and the issuer of the Mortgage Policies in a manner satisfactory to such Purchaser by a land surveyor duly registered and licensed in the states in which the Property described in such surveys is located and acceptable to the Collateral Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building setback lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such Property, and other defects, other than encroachments and other defects acceptable to such Purchaser;

               (v) an appraisal of each real Property subject to a Mortgage by an appraiser satisfactory to such Purchaser;

               (vi) evidence satisfactory to such Purchaser that there does not exist any violation of any law, regulation or order affecting the real Properties subject to the Mortgages, including without limitation those laws, regulations and Orders relating to zoning, subdivision and building restrictions; and

               (vii) evidence that all other action that such Purchaser may deem necessary or desirable in order to create valid and perfected first-priority Liens on the Property described in the Mortgages has been taken.

          (e) A Deposit Account Agreement with each bank or other depositary institution at which any Deposit Account of the Company or any of its Subsidiaries is located as shown in Schedule 4.1(x), in each case duly executed by such depositary institution and by the Company or the applicable Subsidiary of the Company (as the case may be), together with, if applicable, duly executed financing statements in proper form for filing under the Uniform Commercial Code (as in effect in the jurisdiction in which each such Deposit Account is located) and all other documents required thereby or that may be necessary or appropriate and as the Required Purchasers may request.

          (f) An Investment Account Agreement with Trust Company Bank, duly executed by such bank and by the Company or the applicable Subsidiary of the Company (as the case may be), together with, if applicable, duly executed financing statements in proper form for filing under the Uniform Commercial Code (as in effect in any applicable jurisdiction) and all other documents required thereby or that may be necessary or appropriate and as the Required Purchasers may request.

          (g) Such consents, approvals and authorizations of, and declarations, registrations and filings with, Governmental Bodies, and such consents, waivers, amendments, Estoppel Letters of bailees, lessors of real and personal Property owned or used by the Company and its Subsidiaries, and of other nongovernmental third parties, as such Purchaser may deem necessary or desirable in connection with the use, occupancy or operation of the real Properties subject to the Mortgages (including without limitation certificates of occupancy) or otherwise in order to protect the rights and interests of the Collateral Agent in the Collateral.

          (h) Searches, by a Person satisfactory to such Purchaser, of the Uniform Commercial Code (or the equivalent thereof in foreign jurisdictions), judgment and tax lien filings that may have been filed with respect to the Collateral confirming that all Collateral constituting personal Property is (or will be upon release of the Liens securing the Existing Non-Permitted Debt) subject to no Liens except Permitted Liens.

          (i) Evidence satisfactory to such Purchaser that valid policies of insurance are in full force and effect in accordance with the requirements of this Agreement and the Security Documents, in each case naming the Collateral Agent as loss payee and additional insured, as its interests may appear.

          Section 5.10. ENVIRONMENTAL AUDIT. Such Purchaser shall have received an environmental site assessment report with respect to all real Properties owned or leased by the Company and its Subsidiaries by environmental engineers satisfactory to such Purchaser, which shall confirm to such Purchaser's reasonable satisfaction that the aggregate exposure of the Company and its Subsidiaries to liability (absolute or contingent) for actual or potential Environmental Matters relating to such Properties shall not exceed such amount as shall be acceptable to such Purchaser in its sole discretion.

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                                       67


          Section 5.11. INITIAL NOTE PURCHASE REQUESTS. On or prior to the Closing Date, such Purchaser shall have received a Note Purchase Request with respect to the Revolving Notes to be sold to such Purchaser on the Closing Date.

          Section 5.12. ACQUISITION TRANSACTIONS. Prior to the Closing Date, all conditions to the consummation of the transactions contemplated by the Asset Purchase Agreement shall have been satisfied (or waived with the written approval of such Purchaser), all governmental and regulatory consents referred to in the Asset Purchase Agreement shall have been obtained to the satisfaction of such Purchaser, and all such transactions shall have been consummated in accordance with the terms of such agreement. Such Purchaser shall have received such certificates and other evidence with respect to the foregoing as it shall request.

          Section 5.13. FEES. The fees required to be paid on the Closing Date pursuant to Section 2.6(a) and the letter agreement referred to in Section 2.6(b) shall have been paid concurrently with the issuance and sale of Notes to be sold on the Closing Date. The fees and out-of-pocket expenses and disbursements incurred by Shearman & Sterling, Osler, Hoskin & Harcourt and any local or special counsel to the Purchasers, and any other outside professionals retained by such Purchaser, in connection with the preparation of this Agreement, the Notes and the Related Documents and the transactions contemplated hereby shall have been paid by the Company on the Closing Date.

          Section 5.14. PROCESS AGENT ACCEPTANCE. Such Purchaser shall have received evidence satisfactory to it that Corporation Service Company has accepted its appointment as agent for purposes of accepting service of process for the Company and the Canadian Subsidiary pursuant to Section 17.12.

          Section 5.15. WIRE INSTRUCTIONS. Such Purchaser shall have received not less than two Business Days prior to the Closing Date wire instructions prepared by the Company as to all wire transfers or other payments to be effected on the Closing Date in connection with the transactions to be consummated on the Closing Date pursuant to this Agreement or the Asset Purchase Documents, which wire instructions shall identify the payor and payee of each such wire transfer or payment, shall describe the manner of transfer or payment and shall otherwise be satisfactory in form and substance to such Purchaser.

          Section 5.16. DISCHARGE OF EXISTING NON-PERMITTED DEBT. All principal amounts, prepayment charge, if any, accrued interest, and fees, charges and other obligations of the Parent, the Company and the Company's Subsidiaries in respect of the Existing Non-Permitted Debt shall have been paid and discharged in full (including without limitation all obligations in respect of outstanding letters of credit issued in connection therewith), and such Purchaser shall have received the originals or copies authenticated to its satisfaction of

          (a) all promissory notes outstanding in connection therewith, duly cancelled by the respective payees thereof,

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                                       68


          (b) duly executed discharge letters and receipts evidencing payment in full of all amounts due thereunder,

          (c) duly executed releases and UCC-3 Termination Statements satisfactory in form and substance to such Purchaser, effectively releasing and discharging all Liens incurred in connection with such Existing Non-Permitted Debt (including duly cancelled stock powers), in proper form for filing or recording, as applicable and

          (d) such other documents as such Purchaser may reasonably request in order to evidence the discharge of such Existing Non-Permitted Debt and obligations and the release of such Liens.

          Section 5.17. APPRAISALS. Such Purchaser shall have received a copy of the appraisals of the major facilities being acquired by the Company pursuant to the Asset Purchase Documents.

          Section 5.18. LEGAL PROHIBITIONS. Such purchase shall not violate any Order of any court, arbitrator or Governmental Body or any Statute at the time applicable to such Purchaser.

          Section 5.19. MINIMUM AGGREGATE PRINCIPAL AMOUNT OF REVOLVING NOTES. The aggregate principal amount of Revolving Notes to be purchased by all Purchasers on the Closing Date shall be at least $60,000,000.

          Section 5.20. MAXIMUM PRINCIPAL AMOUNT OF REVOLVING NOTES. After giving effect to the sale and purchase of the Revolving Notes to be purchased on the Closing Date (and disregarding the effects of any rounding pursuant to Section 2.2(f)), the aggregate outstanding principal amount of

          (a) all Revolving Notes shall not exceed the Maximum Aggregate Revolving Commitment on such date, and

          (b) all Revolving Notes held by each Purchaser and its nominees shall not exceed an amount equal to the aggregate outstanding principal amount of Revolving Notes held by all Purchasers on such date, MULTIPLIED by a fraction, the numerator of which is such Purchaser's Maximum Revolving Commitment on such date and the denominator of which is the Maximum Aggregate Revolving Commitment on such date.

          Section 6. ADDITIONAL CONDITIONS TO OBLIGATIONS TO PURCHASE REVOLVING NOTES. The obligations of each Purchaser to purchase Revolving Notes at any time (other than on the Closing Date) shall be subject to the satisfaction, at or before the time of such purchase, of the following additional conditions:

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                                       69


          Section 6.1. NOTE PURCHASE REQUEST. Such Purchaser shall have received a Note Purchase Request with respect to the Revolving Notes to be purchased in accordance with the provisions of Section 2.2.

          Section 6.2. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Section 4.1 and elsewhere in this Agreement and in the Related Documents shall be true and correct on and as of the date of such purchase with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty that is expressly made only as of a specified date need be true only as of such date. No Material Adverse Effect shall have occurred since April 30, 1994. Each request to purchase Revolving Notes shall constitute, and each Note Purchase Request shall contain, a representation and warranty by the Company on the date of such purchase as to the matters referred to in this Section 6.2 and in Section 6.3.

          Section 6.3. NO DEFAULT OR EVENT OF DEFAULT. On the date of such purchase, both immediately before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result from such purchase.

          Section 6.4. LEGAL PROHIBITIONS. Such purchase shall not violate any Order of any court, arbitrator or Governmental Body or any Statute at the time applicable to such Purchaser.

          Section 6.5. DELIVERY OF REVOLVING NOTES. If such Purchaser shall not have theretofore received a Revolving Note pursuant to Section 2.2(c)(ii), such Purchaser shall have received a Revolving Note pursuant to Section 2.2(c).

          Section 6.6. MINIMUM PRINCIPAL AMOUNT OF REVOLVING NOTES. The aggregate principal amount of Revolving Notes to be purchased by all Purchasers on the date of such purchase shall be at least $2,000,000.

          Section 6.7.  MAXIMUM PRINCIPAL AMOUNT OF REVOLVING NOTES.   After
giving effect to the sale and purchase of Revolving Credit Notes on such date of purchase (and disregarding the effects of any rounding pursuant to Section 2.2(f)), the aggregate outstanding principal amount of

          (a) all Revolving Notes shall not exceed the Maximum Aggregate Revolving Commitment on such date, and

          (b) all Revolving Notes held by each Purchaser and its nominees shall not exceed an amount equal to the aggregate outstanding principal amount of Revolving Notes held by all Purchasers on such date, MULTIPLIED by a fraction, the numerator of which is such Purchaser's Maximum Revolving Commitment on such date and the denominator of which is the Maximum Aggregate Revolving Commitment on such date.

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                                       70


          Section 6.8. OTHER SALES OF REVOLVING NOTES. Not more than one other sale of Revolving Notes shall have theretofore occurred during the calendar month in which such date falls.

          Section 6.9. OTHER REQUIREMENTS. Such Purchaser shall have received, in form and substance satisfactory to it, all certificates, orders, authorizations, consents, affidavits, schedules, instruments, security agreements, financing statements, Mortgages and other documents that are provided for hereunder, or that such Purchaser may at any time reasonably request after reasonable notice.

          Section 7. FINANCIAL STATEMENTS AND INFORMATION. The Parent and the Company will furnish to each Purchaser and the Collateral Agent, so long as it shall be obligated to purchase or shall hold any Notes:

          (a) as soon as available and in any event within 30 days after the end of each month, copies of the consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month and the related consolidated and consolidating statements of income for such month and for the portion of the fiscal year ended with the last day of such month, and stating in comparative form the corresponding figures from the consolidated budget of the Company and its Subsidiaries for such period, all certified by the Chief Financial Officer or Chief Executive Officer of the Company as having been prepared in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and absence of the footnotes required by GAAP, and as presenting fairly in all material respects the information contained therein as at the dates and for the periods covered thereby;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Company,

               (i) copies of the consolidated and consolidating balance sheets of (A) the Company and its Subsidiaries and (B) the Parent and its Subsidiaries, in each case as of the end of such accounting period, together with, in each case, the related consolidated and consolidating statements of income, shareholders' equity and cash flows for such accounting period and for the portion of the fiscal year ended with the last day of such accounting period, all in reasonable detail and stating in comparative form (1) the consolidated and consolidating figures as of the end of and for the corresponding date and period in the previous fiscal year and (2) the corresponding figures from the consolidated budget of the Company and its Subsidiaries and of the Parent and its Subsidiaries for such period, all certified by the Chief Financial Officer or Chief Executive Officer of the Parent as having been prepared in accordance with GAAP consistently applied, subject in the case of interim financial information to normal year-end audit adjustments and absence of the footnotes required by GAAP, and as presenting fairly in all material respects the information contained therein as at the dates and for the periods covered thereby, and

               (ii) a written statement of such Chief Financial Officer or Chief Executive Officer of the Parent setting forth computations in reasonable detail showing whether or not as at the end of such fiscal quarter there existed any Default or Event of Default resulting from a breach or violation of any of Sections 10.1, 10.7, 10.11, 10.12 and 10.17;

          (c) as soon as available and in any event within 90 days after the end of each fiscal year of the Parent,

               (i) copies of the audited consolidated and unaudited consolidating balance sheets of the Parent and its Subsidiaries, in each case as of the end of such fiscal year, together with, in each case, the related audited consolidated and unaudited consolidating statements of income, shareholders' equity and cash flows for such fiscal year, and the notes thereto, all in reasonable detail and stating in comparative form (A) the respective audited consolidated and unaudited consolidating figures as of the end of and for the previous fiscal year and (B) the corresponding figures from the consolidated budget of the Company and its Subsidiaries for such fiscal year,

                    (1) in the case of such audited consolidated financial statements, accompanied by a report thereon of Arthur Andersen LLP, or other independent public accountants of recognized national standing selected by the Parent and acceptable to the Required Purchasers (the "ACCOUNTANTS"), which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the end of such fiscal year and the consolidated income, shareholders' equity and cash flows for such fiscal year in conformity with GAAP and that the examination by the Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and

                    (2) in the case of such unaudited consolidating financial statements, certified by the Chief Financial Officer or Chief Executive Officer of the Parent as having been prepared in accordance with GAAP consistently applied and as presenting fairly in all material respects the information contained therein as at the dates and for the periods covered thereby;

               (ii) a written statement of the Accountants

                    (A) setting forth computations in reasonable detail showing whether or not as at the end of such fiscal year there existed any Default or Event of Default resulting from a breach or violation of any of Sections 10.1, 10.7, 10.11, 10.12 and 10.17, and

                    (B) stating that in making the examination necessary for their report on such financial statements they obtained no knowledge of any default by the Parent or the Company in the fulfillment of any of the terms, covenants, provisions or conditions of this Agreement, or if such Accountants shall have obtained knowledge of any such default, specifying the nature and status thereof;

          (d) concurrently with the financial statements furnished pursuant to subsections (b) and (c) of this Section 7, an Officer's Certificate of the Parent stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no default by the Parent or the Company in the fulfillment of any of the terms, covenants, provisions or conditions of this Agreement exists or has existed during such period or, if such a default shall exist or have existed, the nature and period of existence thereof and what action the Parent or the Company has taken, is taking or proposes to take with respect thereto;

          (e) concurrently with the financial statements furnished pursuant to subsections (b) and (c) of this Section 7, a brief management discussion and analysis of the financial condition and results of operations of the Parent and its Subsidiaries as of the end of and for the period covered by such financial statements (including a comparison thereof with the financial condition and results of operations of the Parent and its Subsidiaries as of the end of and for the comparable period in the prior fiscal year), and describing any significant events relating to the Parent or its Subsidiaries occurring during such period;

          (f) promptly and in any event within 15 days after the same are available, copies of all such proxy statements, financial statements, notices and reports as the Parent, the Company or any of their Subsidiaries shall send or make available generally to their security holders, and copies of all regular and periodic reports and of all registration statements (other than on Form S-8 or a similar form) that the Parent, the Company or any of their Subsidiaries may file with the SEC or with any securities exchange;

          (g) promptly and in any event within 15 days after the receipt thereof by the Parent or the Company or any of the Parent's other Subsidiaries, copies of any management letters and any reports as to material inadequacies in accounting controls (including reports as to the absence of any such inadequacies) submitted to any such corporation by the Accountants in connection with any audit of such corporation made by the Accountants;

          (h) promptly and in any event within five days after becoming aware of

               (i) the existence of any Default or Event of Default on the part of the Company or the Parent, an Officer's Certificate of the Company or the Parent specifying the nature and period of existence thereof and what action the Company or the Parent is taking or proposes to take with respect thereto; or

               (ii) any Debt of the Parent, the Company or any of the Parent's other Subsidiaries being declared due and payable before its expressed maturity, or any holder of such Debt having the right to declare such Debt due and payable before its expressed maturity, because of the occurrence of any default (or any event that, with notice and/or the lapse of time, would constitute any such default) under such Debt, an Officer's Certificate of the Company or the Parent describing the nature and status of such matters and what action the Company, the Parent or such Subsidiary is taking or proposes to take with respect thereto;

          (i) promptly and in any event within 10 days after the Parent or the Company knows or has reason to know that an ERISA Event has occurred, that any Plan or Multiemployer Plan is or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, or that the Company or any of its ERISA Affiliates will or may incur any material liability to or on account of a Plan or Multiemployer Plan under Title IV of ERISA, or any other material liability under ERISA has been asserted against the Company or any of its ERISA Affiliates, an Officer's Certificate of the Parent or the Company setting forth information as to such occurrence and what action, if any, the Company or such ERISA Affiliate is required or proposes to take with respect thereto, together with any notices concerning such occurrences that are required to be filed by the Company or such ERISA Affiliate with the Internal Revenue Service or the PBGC, or that are received by the Company or such ERISA Affiliate from any Multiemployer Plan or the Internal Revenue Service or the PBGC;

          (k) promptly and in any event within 10 days after the Company knows or has reason to know of any of the following, an Officer's Certificate of the Company setting forth information of any such occurrence or condition and such action, if any, that is required or proposed to be taken, together with any notices required to be filed by the Company or the Canadian Subsidiary with any Purchaser, the relevant pension or tax regulatory authority, a current or former member of a Canadian Pension Plan, an administrator or member of an advisory committee of a Canadian Pension Plan or a union representing current or former members of a Canadian Pension Plan with respect thereto:

               (i) that a Canadian Pension Plan is not in substantial compliance with any applicable pension benefits or tax laws;

               (ii) that a Canadian Pension Plan has an unfunded liability (either on a "funding" or on a "solvency" basis and determined in accordance with all applicable laws and using assumptions and methods that are appropriate in the circumstances and in accordance with generally accepted actuarial principles and practices in Canada);

               (iii) that an event has occurred or a condition exists with respect to a Canadian Pension Plan that has resulted or could result in the Canadian Pension Plan being ordered or required to be wound up in whole or in part pursuant to any applicable pension benefits laws or having its registration revoked or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties under any applicable pension benefits and tax laws;

               (iv) that an Order has been made or notice has been given pursuant to any applicable pension benefits or tax laws in respect of any Canadian Pension Plan requiring (or proposing to require) any Person to take or refrain from taking any action in respect thereof or that there has (or there are circumstances that indicate that there has) been a contravention of any such applicable laws; or

               (v) that an event has occurred or a condition exists that has resulted or could result in any Purchaser being required to pay, repay or refund any amount (other than contributions required to be made or expenses required to be paid in the ordinary course) to or on account of any Canadian Pension Plan or a current or former member thereof;

     or that an event has occurred or a condition exists that has resulted or could result in a payment being made out of a guarantee fund established under the applicable pension benefits laws in respect of a Canadian Pension Plan;

          (l) promptly after becoming aware of any Material Adverse Effect with respect to which notice is not otherwise required to be given pursuant to this Section 7, an Officer's Certificate of the Parent or the Company setting forth the details of such Material Adverse Effect and stating what action the Parent, the Company or any of the Parent's other Subsidiaries has taken or proposes to take with respect thereto;

          (m) promptly (and in any event within 15 days) after the Parent or the Company knows of

               (i) the institution of, or threat of, any material action, suit, proceeding, governmental investigation or arbitration against or affecting the Parent, the Company or any of the Company's Subsidiaries or any Property of any of them, or

               (ii) any material development in any such action, suit, proceeding, governmental investigation or arbitration,

     that, in either case, if adversely determined, is likely to have a Material Adverse Effect, an Officer's Certificate of the Parent or the Company describing the nature and status of such matter in reasonable detail;

          (n) as soon as available (and in any event not later than 30 days after the beginning of each fiscal year of the Parent), a copy of a consolidated and consolidating budget of the Parent and its Subsidiaries prepared by the Parent for such fiscal year, and all amendments thereto that may be in effect from time to time;

          (o) on the Closing Date, at least once in each fiscal year and from time to time on request by the Required Purchasers or the Collateral Agent, a report of a reputable insurance broker with respect to all insurance maintained by the Parent, the Company or the Parent's other Subsidiaries, together with a certificate of insurance evidencing the effectiveness of the policies of insurance required to be maintained by the provisions of
     Section 9.4(a);

          (p) promptly following, and in any event within 10 Business Days after any Casualty or Taking involving Property of the Parent, the Company or any of the Parent's other Subsidiaries with a value equal to or greater than $250,000, an Officer's Certificate of the Company describing the nature and status of such occurrence; and

          (q) any other information, including financial statements and computations, relating to the performance of obligations arising under this Agreement and/or the affairs of the Parent, the Company or any of the Parent's other Subsidiaries that such Purchaser may from time to time reasonably request and that is capable of being obtained, produced or generated by the Parent, the Company or such Subsidiary or of which any of them has knowledge.

          It is further understood and agreed that, for the purpose of effecting compliance with Rule 144A promulgated by the SEC in connection with any resales of Notes that may hereafter be effected pursuant to the provisions of such Rule,


          (A) each prospective purchaser of Notes designated by a holder thereof shall have the right to obtain from the Company, upon the written request of such holder, copies of

               (w) the consolidated balance sheet of the Company and its Subsidiaries as of the end of the then most recently completed fiscal year of the Company (or, if such fiscal year shall have ended within the preceding 90 days, as of the end of the next preceding fiscal year), together with the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended,

               (x) similar financial statements for such part of the two preceding fiscal years as the Company has been in operation (which financial statements, and the financial statements referred to in clause (i) of this paragraph, shall be audited to the extent reasonably available),

               (y) a consolidated balance sheet of the Company and its Subsidiaries as of the end of the then most recently completed fiscal quarter of the Company (or, if such fiscal quarter shall have ended within the preceding 60 days, as of the end of the next preceding fiscal quarter), together with the related consolidated statements of income, shareholders' equity and cash flows for the portion of the current fiscal year then ended, and

               (z) any other information that is necessary to comply with such Rule, and

          (B) each such holder and each such prospective purchaser shall have the right to obtain from the Company, upon the written request of such holder, a brief statement of the nature of the business of the Company and the products and services it offers, dated as of a date within 12 months prior to the date of resale of such Notes.

          The Company will keep at its principal executive office a true copy of this Agreement, and cause the same to be available for inspection at said office during normal business hours by any holder of Notes or by any prospective purchaser of Notes designated in writing by the holder thereof.

          Section 8.  INSPECTION; CONFIDENTIALITY.

          Section 8.1.  INSPECTION OF BOOKS AND RECORDS.   Each Purchaser, so
long as it shall be obligated to purchase or shall hold any Notes, shall have the right, on not less than three Business Days' advance notice to the Company and the Parent, to visit and inspect any of the Properties of the Parent, the Company and the Parent's other Subsidiaries, to examine their books of account and records, to make copies and extracts therefrom at their expense, and to discuss their affairs, finances and accounts with, and to be advised as to the same by, their officers and employees and their independent public accountants (whose fees and expenses shall be paid by the Company, and by this provision both the Parent and the Company authorize their accountants to discuss their affairs, finances and accounts and those of their Subsidiaries, whether or not any of such representatives is present, it being understood that nothing contained in this Section 8 is intended to confer any right to exclude any such representative from such discussions), all at such reasonable times and intervals as such Purchaser may desire. All expenses incurred by a Purchaser in connection with the exercise of its rights pursuant to this Section 8 shall be borne by such Purchaser, except that the Company agrees to pay all out-of-pocket expenses incurred by such Purchaser in connection with such exercise of rights at any time when a Default or Event of Default has occurred and is continuing.

          Section 8.2. CONFIDENTIALITY. Each Purchaser will use reasonable precautions, in accordance with its customary procedures for handling confidential information, to keep confidential information delivered to it by the Company or the Parent pursuant to this Agreement that is clearly marked confidential, except that any Purchaser, without the consent of the Company or the Parent, may disclose such information

          (a) to its officers, employees and attorneys, advisers and other representatives,

          (b) that is or becomes generally available to the public (other than as a result of its violation of its obligations under this Section 8.2),

          (c) that is or becomes available to it on a non-confidential basis from a source entitled to disclose that information to it,

          (d) to the extent required or appropriate in any report, statement or testimony submitted to any municipal, state or United States federal or other applicable regulatory body having or claiming to have jurisdiction over it,

          (e) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation,

          (f) in order to comply with any law, order, regulation or ruling, or with any request (whether or not having the force of law, so long as it is customary for institutions such as such Purchaser to comply with such request), applicable to it,

          (g)  to its auditors, accountants and other regulatory examiners,

          (h)  to other Purchasers and prospective Purchasers and

          (i) in connection with the enforcement of its rights under this Agreement or any Related Document.

          Section 9. AFFIRMATIVE COVENANTS. The Company and the Parent jointly and severally covenant and agree that so long as any of the Notes shall be outstanding or any Purchaser shall have any obligation to purchase Notes hereunder:

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                                       78


          Section 9.1. PAYMENT OF PRINCIPAL, PREPAYMENT CHARGE AND INTEREST. The Company will duly and punctually pay the principal of and interest on the Notes, and will timely pay and perform all of its other Obligations, in accordance with the terms of such Notes, this Agreement and the other Related Documents. The Company and the Parent will, and will cause their respective Subsidiaries to, comply with all of the covenants, agreements and conditions contained in this Agreement and the Related Documents.

          Section 9.2. PAYMENT OF TAXES AND CLAIMS. The Parent and the Company will, and will cause each of their Subsidiaries to, pay before they become delinquent:

          (a) all taxes, assessments and governmental charges or levies imposed upon the Parent, the Company or any of the Parent's other Subsidiaries (or any other Subsidiaries of the Parent or the Company that are part of any affiliated group, within the meaning of Section 1504(a)(1) of the Code, with the Parent, the Company or any of the Parent's other Subsidiaries) or their income or profits or upon their Property, real, personal or mixed, or upon any part thereof;

          (b) all claims for labor, materials and supplies which, if unpaid, would result in the creation of a Lien upon Property of the Parent, the Company or any of the Parent's other Subsidiaries; and

          (c) all claims, assessments, or levies required to be paid by the Company or any of its ERISA Affiliates or the Canadian Subsidiary pursuant to any Pension Plan, Multiemployer Plan or Canadian Pension Plan or any agreement, contract, law, ordinance or governmental rule or regulation governing or relating to any such plan;

PROVIDED that the taxes, assessments, claims, charges and levies described in
Section 9.2(a) and (b) need not be paid while being diligently contested in good faith and by appropriate proceedings so long as

          (i) adequate book reserves have been established with respect thereto in accordance with GAAP and

          (ii) neither the Parent's nor the Company's nor any such Subsidiary's title to and right to use its Property is materially adversely affected by such nonpayment.

The Parent and the Company will timely file, and will cause the Parent's other Subsidiaries to file, all tax returns required to be filed in connection with the payment of taxes required by this Section 9.2. If an Event of Default shall have occurred and be continuing and any such contested items shall have resulted in a Lien or claim upon any of the Parent's, the Company's or any of the Parent's other Subsidiaries' Property, any Purchaser may, at its election (but shall not be obligated to),

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                                       79


          (A) procure the release and discharge of any such Lien or claim and any judgment or decree thereon, without inquiring into or investigating the amount, validity or enforceability of such Lien or claim and

          (B)  effect any settlement or compromise of the same,

and any amounts expended by such Purchaser in connection therewith including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be reimbursed by the Company within five Business Days of demand therefor by such Purchaser.

          Section 9.3. MAINTENANCE OF PROPERTIES, RECORDS AND CORPORATE EXISTENCE. The Parent and the Company will, and will cause each of their Subsidiaries to:

          (a) maintain their respective Properties that are used or useful in the conduct of their respective businesses in good condition, reasonable wear and tear excepted, and make all necessary renewals, repairs, replacements, additions, betterments, and improvements thereto;

          (b) keep books of records and accounts in which full and correct entries will be made of all their respective business transactions and will reflect in their financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP at the time in effect and consistently applied;

          (c) maintain the same fiscal year during and after the current fiscal year ending April 30, 1995;

          (d) do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence, rights, powers and franchises including without limitation any necessary qualification or licensing in any foreign jurisdiction, except as otherwise permitted by Section 10.4;

          (e) comply in all material respects with all applicable Statutes, franchises, and Orders of, and all applicable restrictions imposed by, any Governmental Body, in respect of the conduct of its business and the ownership of its Properties (including without limitation applicable Statutes and Orders relating to Environmental Laws and occupational safety and health); and

          (f) take all measures to keep any Property owned or operated by them free of material contamination from Hazardous Materials, Contaminants and any other potentially materially harmful chemical or physical conditions, and, without limiting the generality of the foregoing, comply with all of the obligations of any such Person with respect to environmental remediation incurred pursuant to any of the Acquisition Agreements.

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                                       80


If the Parent, the Company or any of the Parent's other Subsidiaries receives notice or becomes aware of any Environmental Matter or contamination with Hazardous Materials or Contaminants that relates to any of them or their respective Properties, then the Company will promptly provide written notice thereof to each Purchaser and, upon written request from the Required Purchasers, will provide the Purchasers with such reports, certificates, engineering studies or other written material or data as the Required Purchasers may request so as to satisfy the Required Purchasers that each of the Parent and the Company is in compliance with their respective obligations under this Agreement. If the Parent or the Company shall at any time fail to comply promptly and fully with any such request, the Required Purchasers shall have the right to employ at the Company's expense a qualified environmental consultant acceptable to the Required Purchasers to conduct an environmental review, audit, assessment or report concerning the Parent's, the Company's and the Parent's other Subsidiaries' operations and Property. The Parent and the Company agree to cooperate fully with such consultant in connection with any such review, audit, assessment or report, including without limitation by providing such access to the Parent's, the Company's and the Parent's other Subsidiaries' books, records, Properties, employees and agents and by furnishing such written and oral information as such consultant may reasonably request in connection with any such review, audit, assessment or report.

          Section 9.4.  INSURANCE.

          (a) The Company and the Parent will, and will cause each of the Parent's other Subsidiaries to, carry and maintain in full force and effect at all times with financially sound and reputable insurance companies or associations rated A or better by A.M. Best & Co. or the foreign equivalent thereof (or, as to workers' compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on):

          (i) insurance against loss or damage to the tangible real and personal Property of the Parent, the Company and their Subsidiaries by fire, theft, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such Property in similar businesses,

          (ii) all workers' compensation or similar insurance as may be required under the laws of any jurisdiction,

          (iii) commercial liability (including contractual indemnity) insurance against claims for personal injury, death or property damage suffered upon, in or about any premises occupied by them or occurring as a result of the ownership, maintenance or operation by them of any automobile, truck or other vehicle or as a result of the use of products manufactured, constructed or sold by it, or services rendered by it,

          (iv) business-interruption insurance covering risk of loss as a result of the cessation for all or any part of one year of any substantial part of the business conducted by them and

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                                       81


          (v) insurance against such other risks as are usually insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, and in any event such other risks as the Company and its Subsidiaries have insured against as of the date of this Agreement.

Insurance specified in clause (i) above shall be maintained in an amount at least equal to the full insurable value of the Property covered thereby and shall conform to the requirements of the Company Security Agreement and any other applicable Related Documents. Insurance specified in clauses (iii), (iv) and (v) above shall be maintained in such amounts (and with coinsurance, deductibles and self-insured retention, if any) as are usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated, and in any event in at least such amounts as are carried on the date of this Agreement. Insurance specified in clauses (i), (iii), (iv) and (v) above in respect of the Company and its Subsidiaries shall name the Collateral Agent as loss payee and additional insured, as its interests may appear. Each insurance policy shall

          (w) name the Grantor and the Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent), as their interests may appear,

          (x) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by the Grantor,

          (y) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and

          (z) provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer.

          (b) The Parent and the Company hereby direct, and shall cause each of the Company's Subsidiaries to direct, all insurers under policies of insurance described in subsection (a)(i) of this Section 9.4 and all Persons making any payment with respect to any Taking of Property of the Company and its Subsidiaries, to pay all proceeds of such insurance policies in the case of any actual or constructive loss of any Property of the Company or any of its Subsidiaries by reason of fire, explosion, theft or other casualty occurrence (each a "CASUALTY") and all amounts payable in respect of any such Taking directly to the Collateral Agent (and if the Company or any Subsidiary shall receive any such proceeds or amounts, the Company will, and will cause its Subsidiaries to, hold such proceeds and amounts in trust for the benefit of the Collateral Agent and immediately pay the same to the Collateral Agent). The Collateral Agent shall release such proceeds to the Company or the applicable Subsidiary upon the written request of the Company when and as necessary to pay for the repair, replacement or reconstruction of the Properties subject to such casualty; PROVIDED that

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                                       82


          (i) at the time of any requested release of funds, the Required Purchasers shall not have advised the Collateral Agent that no Default or Event of Default has occurred (or, if the Required Purchasers shall have delivered such advice as to any Default or Event of Default, the Required Purchasers shall have advised the Collateral Agent that such Default or Event of Default no longer is continuing); and

          (ii) each release of funds shall be conditioned upon receipt by the Collateral Agent of architect's certificates, completion certificates, waivers of mechanics liens and such other documentation as any Purchaser or the Collateral Agent may reasonably request.

          (c) In the event of a Casualty or a Taking with respect to Property of the Company and its Subsidiaries that is equal to or greater than $250,000, the Required Purchasers shall have the right, but not the obligation, to settle insurance claims (and condemnation proceeds or awards, as the case may be), with respect to such Property; PROVIDED that the Required Purchasers shall have the right, but not the obligation, to settle all such claims (and proceedings) with respect to any Property of the Company and its Subsidiaries following the occurrence and during the continuance of a Default or an Event of Default. If the Required Purchasers elect not to settle such claim or proceeding, the Company shall do so; PROVIDED that any settlement of any such claim or proceeding reached by the Company shall be subject to the Required Purchasers' prior written approval.

          (d) If the Company or any of its Subsidiaries shall fail to obtain, maintain or renew any insurance required pursuant to this Section 9.4, or to pay the premiums therefor, or to deliver to any Purchaser proper evidence thereof beyond any applicable notice and cure period, if any, for the performance of such actions, any Purchaser, at its sole option and without any obligation to do so, may procure and pay for such insurance, and any sums expended by it to procure any such insurance shall be repaid by the Company, together with any late charge imposed by any such insurer, if applicable, within five Business Days after receipt of bills therefor from such Purchaser.

          Section 9.5.  AFTER-ACQUIRED REAL PROPERTY.

          (a) Without affecting the obligations of any of the Parent, the Company or any of the Company's Subsidiaries under any of the Security Documents, if the Company or any Subsidiary of the Company at any time after the date hereof acquires any interest having a Fair Market Value in excess of $500,000 in any real Property (each such interest being an "AFTER-ACQUIRED REAL PROPERTY"), the Company will immediately provide written notice thereof to the Purchasers, setting forth with specificity a description of the interest acquired, the identity of the acquiror, the location of the After Acquired Real Property, any structures or improvements thereon and the Fair Market Value of such real property (the "CURRENT VALUE").

          (b) As soon as practicable thereafter, the Company will cause the acquiror to execute and deliver to the Collateral Agent a mortgage, hypothecation or trust deed

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                                       83


substantially in the form attached hereto as Exhibit I (with appropriate local variations) together with such of the other documents and instruments described in Section 5.09(g), all as the Required Purchasers shall reasonably require.

          (c) In no event shall the title insurance policy (where applicable) for such After-Acquired Real Property be in an amount that is less than the Current Value of such After-Acquired Real Property.

          (d) The Company or such Subsidiary will also deliver to the Collateral Agent and the Purchasers one or more opinions of counsel for the Parent, the Company or such Subsidiary (including opinions of local counsel) covering such legal matters with respect to such mortgages, trust deeds and other instruments and documents as the Required Purchasers or the Collateral Agent may reasonably request.

          (e) The Company will pay all reasonable fees and expenses, including without limitation attorneys' fees and expenses of counsel for the Purchasers and the Collateral Agent, and all title insurance charges and premiums, in connection with its obligations under this Section 9.5.

          Section 9.6. NEW DEPOSIT ACCOUNTS. Simultaneously with the establishment by the Company or any of its Subsidiaries of any new Deposit Account not in existence on the Closing Date (which Deposit Account shall be established only after written notice thereof to the Collateral Agent and the Purchasers, stating the name and address of the bank or other depositary institution at which such Deposit Account is to be established, and written consent thereto by the Required Purchasers, which shall not be unreasonably withheld), the Company or such Subsidiary shall deliver to the Collateral Agent a Deposit Account Agreement with respect to that Deposit Account duly executed by the Company or such Subsidiary (as the case may be) and such bank or depositary institution, together with, if applicable, duly executed financing statements in proper form for filing under the Uniform Commercial Code (as in effect in the jurisdiction in which each such Deposit Account is located) and all other documents required thereby or that may be necessary or appropriate to grant to the Collateral Agent valid and perfected first-priority Liens in such Deposit Accounts.

          Section 9.7. EARLY REFINANCING. The Parent and the Company acknowledge that the sale of the Notes to the Purchasers provided for herein is intended solely to provide temporary financing for the Company and its Subsidiaries, and is intended to be refinanced or otherwise replaced as soon as possible after the Closing Date by means of a public or private offering of equity, warrants or debt securities of the Parent, the Company or another Subsidiary of the Parent or a commercial loan transaction with a bank or other institutional lender or investor. The Parent and the Company will take all such actions following the Closing Date as are reasonable and appropriate in order to effect a replacement of the Debt represented by the Notes at the earliest practicable date prior to the Maturity Date in light of the Parent's, the Company's and the Parent's other Subsidiaries' ongoing business and financial performance and the condition of the United States and foreign securities and

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                                       84


financial markets and subject to the availability of financing terms reasonably satisfactory to the Parent in light of such condition.

          Section 9.8. CONTRIBUTIONS BY THE PARENT. If the aggregate consideration (including assumed indebtedness, post-closing adjustments and expenses) payable by the Company pursuant to and in connections with the transactions contemplated by the Asset Purchase Documents exceeds $110,000,000, the Parent will, on the date on which any such excess is payable, contribute to the Company in cash as a contribution to capital an amount equal to such excess as a contribution to capital.

          Section 9.9.  FUTURE GUARANTEEING AND SECURING SUBSIDIARIES.

          (a) Promptly upon any Person becoming a direct or indirect Subsidiary of the Company, the Company shall immediately provide written notice thereof to the Purchasers and the Collateral Agent, setting forth with specificity a description of such Subsidiary, and shall promptly cause such Subsidiary to execute and deliver to the Purchaser a Subsidiary Guarantee substantially in the
form attached hereto as Exhibit L.   If any Purchaser shall surrender any Note
held by it to the Company pursuant to Section 12, the Company will, pursuant to such Section issue a new Note or Notes in such denominations as may be requested by such Purchaser, of like tenor and in the same aggregate unpaid principal amount as the aggregate unpaid principal amount of the Note or Notes so surrendered, with the Guarantees of such Subsidiary duly endorsed thereon.

          (b) The Company shall cause such new Subsidiary to execute and deliver to the Collateral Agent a security agreement, together with such financing statements, assignments and other documents as in the opinion of the Required Purchasers shall be necessary or advisable in order that such Subsidiary grant to the Collateral Agent valid and perfected first-priority Liens in all of the personal Property of such Subsidiary. If such Subsidiary shall own or lease any interest in real Property, such interest shall be deemed to be After-Acquired Real Property and the Company shall promptly cause such Subsidiary to comply with all of the provisions of Section 9.5 with respect thereto.

          (c) The Company will deliver, or will cause any other Subsidiary of the Company that holds any Capital Stock of such new Subsidiary to deliver, to the Collateral Agent all stock certificates representing outstanding Capital Stock of such new Subsidiary held by the Company or by such other Subsidiary of the Company (as the case may be), accompanied by stock powers duly executed in blank (or, if required by the Required Purchasers, shall register such shares in the name of the Collateral Agent or its nominee), and any notes of such new Subsidiary held by the Parent, the Company or any of their Subsidiaries, each duly endorsed to the order of the Collateral Agent or accompanied by a bond power satisfactory to the Required Purchasers and the Collateral Agent duly executed by the Parent, the Company or such other Subsidiary (as the case may be) in blank. The Company also will, and will cause each of its Subsidiaries to, enter into such amendments and modifications of the Security Documents as in the judgment of the Required Purchasers

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                                       85


are necessary or appropriate to grant to the Collateral Agent a valid and perfected first-priority Lien on such Capital Stock and notes.

          (d) The Company will also cause such Subsidiary to deliver to the Collateral Agent Deposit Account Agreements with respect to all Deposit Accounts maintained by such Subsidiary in the United States of America or Canada, duly executed by such Subsidiary and the respective banks or depositary institutions at which such Deposit Accounts are maintained and an Investment Account Agreement with Trust Company Bank with respect to Investments described in clause (a) of the definition of Cash Equivalents.

          (e) The Company or such Subsidiary will also deliver to the Purchasers and the Collateral Agent one or more opinions of counsel for the Company or such Subsidiary (including without limitation opinions of local counsel) covering such legal matters with respect to such agreements and other instruments as the Collateral Agent or any Purchaser request.

          (f) All of such agreements, instruments, opinions and documents referred to in this Section 9.9 shall be satisfactory in form and substance in all respects to the Collateral Agent and the Required Purchasers.

          Section 10. NEGATIVE AND MAINTENANCE COVENANTS. The Company and the Parent jointly and severally covenant and agree that, from the date hereof and for so long as any of the Notes or any Maximum Revolving Commitment shall be outstanding:

          Section 10.1. RESTRICTIONS ON DEBT. The Company shall not, and shall not permit any of its Subsidiaries to, incur, create, assume, guarantee or in any way become liable for, or permit to exist, Debt other than:

          (a) Debt incurred pursuant to this Agreement, the Notes and the Related Documents;

          (b)  Debt of the Company existing on the Closing Date and described on
     Schedule 4.1(j)(i) (but excluding in any event the Existing Non-Permitted
     Debt);

          (c)  Debt of

               (i) the Canadian Subsidiary owing to the Company in an aggregate principal amount at any one time outstanding not exceeding $15,000,000; PROVIDED that such Debt is not evidenced by a promissory note or other instrument (within the meaning of the Uniform Commercial Code in any applicable jurisdiction), and

               (ii) the Company owing to the Parent, to the extent permitted under Section 10.7;

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                                       86


          (d)  (i)  Debt secured by Liens permitted by Section 10.2(g), and

               (ii) Debt consisting of reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety and appeal bonds, performance, indemnity and return-of-money bonds and similar obligations issued on behalf of the Company or a Subsidiary of the Company under a contract pursuant to which the Company is to supply products to a Person whose business operations are primarily conducted outside of the United States; PROVIDED that the aggregate amount of such reimbursement obligations at any one time outstanding shall not exceed $2,500,000;

     PROVIDED that the sum of the aggregate principal amount of such Debt and the aggregate amount of such reimbursement obligations at any one time outstanding shall not exceed $5,000,000;

          (e) other Debt; PROVIDED that the aggregate outstanding principal amount of Debt incurred pursuant to this subsection (e) shall not at any time exceed $1,000,000; and

          (g) foreign-currency contracts and copper futures contracts or similar instruments; PROVIDED that (i) such contracts are entered into solely as a BONA-FIDE hedge and are totally offset by existing obligations owed to or by the Company in an equivalent amount, and (ii) the aggregate U.S. dollar-equivalent of the amount of currency and copper to be purchased or sold under such contracts at any one time outstanding shall not exceed $5,000,000.

          Section 10.2. RESTRICTIONS ON LIENS. The Parent and the Company shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any Lien upon any of their respective Properties whether now owned or hereafter acquired, except for the following ("PERMITTED LIENS"):

          (a) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 9.2;

          (b) statutory Liens of landlords, if any, and Liens of carriers, warehousemen, mechanics, materialmen, if any, and other Liens imposed by law incurred in the ordinary course of business for sums, the payment of which is not at the time required by Section 9.2;

          (c) Liens (other than any Lien imposed by ERISA or the foreign equivalent thereof, and other than any Lien securing an obligation for the payment of borrowed money) incurred or deposits made in the ordinary course of business in connection with obligations not due or delinquent with respect to workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases,

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                                       87


     government contracts, performance, indemnity and return-of-money bonds and other similar obligations; PROVIDED that no such Lien shall be permitted to the extent it encumbers any real Property of the Company or its Subsidiaries;

          (d) any attachment or judgment Lien (including judgment or appeal bonds) that shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or that shall have been discharged within 30 days after the expiration of any such stay, or that is being diligently contested in good faith so long as a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (e) zoning restrictions, easements, licenses, reservations, restrictions on the use of real Property or minor irregularities incident thereto (and, with respect to leasehold interests, Liens and other encumbrances that are incurred, created, assumed or permitted to exist on or with respect to the leased Property and arise by, through or under or are asserted by a landlord or owner of the leased Properly, with or without consent of the lessee) that

               (i) in the case of any such Lien encumbering real Property of the Company or its Subsidiaries that is not also encumbered by a Mortgage, were not incurred in connection with the borrowing of money and that do not in the aggregate materially detract from the value of the Property of the Company or any of its Subsidiaries, as the case may be, or impair the use of such Property for the purposes for which such Property is held by the Company or any such Subsidiary, or

               (ii) in the case of any such Lien encumbering real Property that is also encumbered by a Mortgage, constitute Permitted Liens (as defined in such Mortgage);

          (f) Liens (including Liens created pursuant to Capitalized Leases) existing on the Closing Date and described in Schedule 4.1(j)(i) (in each case after giving effect to the transactions contemplated to occur on the Closing Date, but excluding in any event Liens securing Existing Non-Permitted Debt);

          (g) Liens (including Liens created pursuant to Capitalized Leases) in respect of Property acquired, constructed or improved by the Company or any of its Subsidiaries after the Closing Date, which Liens exist or are created at the time of acquisition or completion of construction or improvement of such Property or within six months thereafter, to secure Debt permitted by Section 10.1(e) that is assumed or incurred to finance all or any part of the purchase price or cost of acquisition or construction or improvement of such Property, but any such Lien shall cover only the Property so acquired or constructed and any improvements thereto (and any real Property on which such Property is located, if such Property is a building, improvement or fixture), and may not exceed the lesser of

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                                       88


               (i)  100% of the Fair Market Value of such Property or

               (ii) the purchase price or cost of such acquisition, construction or improvement, and any such Lien on any real Property that is subject to a Mortgage shall be expressly subordinated in priority to the Lien of such Mortgage on terms reasonably satisfactory to the Required Purchasers;

          (h)  the Liens created by the Security Documents;

          (i) Liens on cash and certificates of deposit securing the performance of reimbursement obligations permitted under Section 10.1(d)(ii), so long as the sum of the aggregate amount of cash and the aggregate face amount of all certificates of deposit as to which such Liens shall exist at any one time shall not exceed the amount of Debt outstanding at such time under such Section; and

          (j) the extension, renewal or replacement of any Lien permitted by subsection (f), (g), (h) or (i) of this Section 10.2, but only if the principal amount of the Debt secured by such Lien immediately prior to such extension, renewal or replacement is not increased and the Lien is not extended to other Property.

          Section 10.3. LIMITATION ON SALES AND LEASEBACKS. The Parent and the Company shall not, and shall not permit any of the Parent's other Subsidiaries to, enter into any arrangement whereby the Parent, the Company or any such Subsidiary shall sell or transfer any Property owned by any of them to any Person other than the Company or a Wholly Owned Subsidiary of the Company and thereupon shall lease or intend to lease, as lessee, the same Property.

          Section 10.4. CONSOLIDATION, MERGER OR DISPOSITION OF PROPERTIES; ACQUISITIONS. The Parent shall not enter into any transaction of merger, amalgamation or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), and the Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger, amalgamation or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, license, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of the business or Property (tangible or intangible) of the Company or any such Subsidiary, whether now owned or hereafter acquired, or acquire by purchase or otherwise any of the outstanding Capital Stock of, or all or substantially all of the business or Property of, any Person, except that

          (a) any Subsidiary of the Company may merge, amalgamate or consolidate with or into, or be dissolved or liquidated into, the Company so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

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                                       89


          (b) any Subsidiary of the Company may sell, lease or otherwise dispose of all or any part of its Properties to the Company;

          (c) the Company and its Subsidiaries may in the ordinary course of business (i) sell inventory and other property owned by them, (ii) may engage in licensing activities in the ordinary course of business and (iii) may sell or otherwise dispose of Property that is obsolete or no longer used or useful in their respective businesses; and
          (d) the Company and its Subsidiaries may sell or otherwise dispose of Property having a net book value at the time of such sale or disposition of not more than $250,000; PROVIDED that the aggregate net book value of all Property sold or disposed of after the date hereof pursuant to this clause
     (d) shall not exceed  $1,000,000.

          Section 10.5. SALE OR DISCOUNT OF RECEIVABLES. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of their respective accounts or notes receivable.

          Section 10.6. CONDUCT OF BUSINESS. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than in telecommunications and the wire and cable business, substantially in the manner engaged in on the date hereof by the Company and its Subsidiaries and any businesses or activities substantially similar or related thereto.

          Section 10.7.  RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, except

          (i) the declaration and payment of cash dividends and distributions by a Wholly Owned Subsidiary of the Company on its Capital Stock to the Company or to another Wholly Owned Subsidiary of the Company;

          (ii) the payment of the principal of or interest on intercompany Debt owed by

               (A) a Wholly-owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company, or

               (B)  the Company to a Wholly Owned Subsidiary of the Company;

          (iii) the payment of distributions, dividends or interest payments on intercompany Debt owed to the Parent in an amount sufficient to make any tax payment then required to be paid to any taxing authority or pursuant to any tax

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                                       90


     sharing agreement or arrangement; PROVIDED that such payment is permitted under Section 10.9;

          (iv) the payment of dividends or other distributions by the Company to the Parent in an aggregate amount, for the period beginning on the date hereof and ending on the date of any such payment, not exceeding $10,000,000; and

          (v) the payment of dividends or other distributions by the Company to the Parent during any fiscal quarter of the Company; PROVIDED that no such distribution shall be made

               (A) prior to the date on which the Company would be required to make any prepayment of the Notes under Section 3.2(a) during such fiscal quarter or if any prepayment required under such Section shall not have been made,

               (B) if, after giving effect thereto, a Default or an Event of Default shall have occurred and be continuing or

               (C) after excluding any dividend or other distribution permitted under clause (iii) or (iv) above,

                    (1) the aggregate amount of all such distributions during such fiscal quarter shall exceed 9.0% of Consolidated EBITDA for the fiscal quarter of the Company immediately preceding the date of such proposed distribution or

                    (2) the aggregate amount of all such distributions during the period beginning on the date hereof shall exceed 9.0% of Consolidated EBITDA for the period beginning on April 30, 1995 and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed distribution.

          (b) The Company shall not, and shall not permit any of its Subsidiaries to, make any Restricted Investment.

          Section 10.8. ISSUANCE OF CAPITAL STOCK. The Company shall not issue, sell or otherwise dispose of any shares of its Capital Stock, or any warrants, options, conversion rights or other rights to subscribe for, purchase or acquire such Capital Stock, except to the Parent. The Parent shall not sell or otherwise dispose of any Capital Stock of the Company. The Company shall not permit any Subsidiary of the Company to

          (a) issue, sell or otherwise dispose of any shares of its Capital Stock, or any warrants, options, conversion rights or other rights to subscribe for, purchase or acquire such Capital Stock, or

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                                       91


          (b) sell or otherwise dispose of any shares of Capital Stock of any other Subsidiary,

except to the Company or to a Wholly Owned Subsidiary of the Company (except for directors' qualifying shares).

          Section 10.9. TRANSACTIONS WITH AFFILIATES. Except in the case of transactions between or among the Company and its Wholly Owned Subsidiaries, the Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including without limitation the purchase, sale, lease or exchange of any Property or the rendering of any service), with any Affiliate of the Parent or such Subsidiary unless

          (a) such transaction is otherwise permitted under this Agreement, is in the ordinary course of the Parent's, the Company's or such Subsidiary's business and is on fair and reasonable terms that are not less favorable to the Parent, the Company or such Subsidiary, as the case may be, than those that would be obtainable at the time in an arms'-length transaction with a Person that is not such an Affiliate, and

          (b) the Board of Directors of the Parent (or the executive committee thereof) shall have determined in writing that such transaction is permitted under clause (a);

PROVIDED that the Company may make payments to the Parent as provided under a tax-sharing agreement or arrangement, so long as the Company and its Subsidiaries do not make any payments thereunder unless the cumulative sum of such payments does not exceed the cumulative sum of income taxes that the Company and its Subsidiaries would have paid if the Company and its Subsidiaries had always filed income-tax returns on a consolidated basis as a separate affiliated group (as such term is defined in Section 1504(a) of the Code) of corporations consisting only of the Company and its Subsidiaries.

          Section 10.10. COMPLIANCE WITH ERISA. The Parent shall not, and shall not permit any ERISA Affiliate to,

          (a) engage in any transaction in connection with which the Company or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code; or

          (b) permit to exist any accumulated funding deficiency, within the meaning of Section 412 of the Code, whether or not waived, with respect to any Plan.

          Section 10.11. CAPITAL EXPENDITURES. The Company shall not, and shall not permit any of its Subsidiaries to, make any Capital Expenditure or incur any contractual commitment with respect thereto, except that the Company and its Subsidiaries may make Capital Expenditures and incur commitments therefor during any fiscal year of the Company

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                                       92


ending on a date specified below if and only if, after giving effect thereto, the aggregate amount of all Capital Expenditures made or committed to be made by the Company and its Subsidiaries for the period beginning on the date hereof and ending on any date of determination during such fiscal year shall not exceed:

          (a) for the fiscal year of the Company ending April 30, 1996, $7,500,000;

          (b)  for the fiscal  year of the Company ending April 30, 1997,

               (i)  $5,000,000, PLUS

               (ii) the lesser of

                    (A) the difference between (1) the amount of all Capital Expenditures permitted to be made or committed to be made by the Company pursuant to clause (a) above during its fiscal year ending April 30, 1996, and (2) the amount of all Capital Expenditures actually made or committed to be made by the Company during such fiscal year, and

                    (B)  $2,500,000; and

          (c)  for the fiscal  year of the Company ending April 30, 1998,

               (i)  $5,000,000, PLUS

               (ii) the lesser of

                    (A) the difference between (1) the amount of all Capital Expenditures permitted to be made or committed to be made by the Company pursuant to clauses (a) and (b) above during its fiscal years ending April 30, 1996 and April 30, 1997 and (2) the amount of all Capital Expenditures actually made or committed to be made by the Company during such fiscal years, and

                    (B)  $5,000,000.

The Company shall not, and shall not permit any of its Subsidiaries to, make any commitment for new Capital Expenditures at any time when a Default or Event of Default shall have occurred and be continuing.

          Section 10.12. OPERATING LEASES. The Company shall not, and shall not permit any of its Subsidiaries to, enter into (as lessee) any Operating Lease having a term greater than one year (including options to renew or extend any term, whether or not exercised) ("LONG-TERM LEASES"), except that the Company and its Subsidiaries may enter

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                                       93


into such Long-Term Leases to the extent that, after giving effect thereto, the aggregate amount of rentals and other payments required to be made by the Company and its Subsidiaries during any fiscal year of the Company under all such Long-Term Leases would not be greater than the lesser of

          (a)  $950,000 and

          (b)  the sum of

               (i)  $250,000 and

               (ii) the aggregate PRO-FORMA amount of such payments that would be reflected in the consolidated financial statements of the Company and its Subsidiaries for their fiscal year ended April 30, 1995 if the acquisition of the Properties contemplated by the Asset Purchase Documents had occurred on the first day of such fiscal year.

          Section 10.13. CERTAIN CONTRACTS. The Company shall not, and shall not permit any of its Subsidiaries to, enter into or be a party to:

          (a) any contract providing for the making of loans, advances or capital contributions to any Person other than the Company or a Wholly Owned Subsidiary of the Company, or for the purchase of any Property from any Person, in each case primarily in order to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses;

          (b) any contract for the purchase of materials, supplies or other Property or services if such contract (or any related document) requires that payment for such materials, supplies or other Property or services shall be made regardless of whether or not delivery of such materials, supplies or other Property or services is ever made or tendered;

          (c) any contract to rent or lease (as lessee) any real or personal Property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor; PROVIDED, that this subsection (c) shall not be construed to prevent the Company or any of its Subsidiaries from being a party to or complying with any provision of any lease to which any of them is a party on the date hereof;

          (d) any contract for the sale or use of materials, supplies or other Property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other Property, or the use thereof, or payment for such services, shall be subordinated to any Debt (of the purchaser or user of such materials, supplies or other Property or the Person entitled to the benefit of such services) owed or to be owed to any Person; or

          (e) except as permitted by Section 10.1, and except for Investments that are not Restricted Investments, any other contract that, in economic effect, is substantially equivalent to a Guarantee.

          Section 10.14. LIMITATION ON DIVIDEND RESTRICTIONS AFFECTING SUBSIDIARIES. Except pursuant to this Agreement and as specified in Schedule 10.14, the Parent shall not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction that by its terms restricts the ability of any such Subsidiary to

          (a) pay dividends or make any other distributions on such Subsidiary's Capital Stock,

          (b) pay any Debt owed to the Parent, the Company or any other Subsidiary of the Parent,

          (c) make any loans or advances to the Parent, the Company or any other Subsidiary of the Parent or

          (d) transfer any of its Property to the Parent, the Company or any other Subsidiary of the Company, except

               (i) non-assignment provisions in leases and other agreements entered into prior to the date of this Agreement, and

               (ii) customary non-assignment provisions in leases and other agreements entered into on or after the date of this Agreement in the ordinary course of business.

          Section 10.15. NO AMENDMENT OF CHARTER, BY-LAWS. The Parent and the Company shall not effect any amendment to or modification of their respective charter documents or by-laws, and shall not permit any Subsidiary of the Company to effect any amendment to or modification of its charter documents, bylaws or comparable constituting documents, in a manner that would adversely affect such Subsidiary's ability to perform its obligations under the Related Documents to which it is a party, except in each case with the prior written consent of the Required Purchasers.

          Section 10.16. AMENDMENTS TO CERTAIN DOCUMENTS. The Company and the Parent shall not, and shall not permit any of the Parent's other Subsidiaries to, consent to or request any amendment, modification or supplement to any provision of the Asset Purchase Documents, without in each case having obtained the specific prior written consent of the Required Purchasers.

          Section 10.17.  FINANCIAL COVENANTS.

          (a) MAINTENANCE OF CONSOLIDATED NET WORTH. The Company shall not permit (x) its Consolidated Net Worth as of the end of any fiscal quarter, PLUS
(y) any amount theretofore distributed or advanced by the Company to the Parent pursuant to Section 10.7(a)(iv), to the extent that such distribution or advance has resulted in a decrease in Consolidated Net Worth, to be less than the sum of


           (i) $42,000,000, PLUS

          (ii) 100% of the amount of the Consolidated Net Income of the Company for each fiscal quarter of the Company ending on or after July 31, 1995 with respect to which the Company's Consolidated Net Income was greater than zero, MINUS

         (iii) with respect to any third fiscal quarter in any fiscal year of the Company, beginning with its fiscal year ended on April 30, 1996, if the Company's Consolidated Net Income for such fiscal quarter was less than zero, 100% of the amount by which such Consolidated Net Income was less than zero, up to but not exceeding $500,000.

          (b) MINIMUM CONSOLIDATED EBITDA. The Company shall not permit its Consolidated EBITDA, measured as of each date set forth below for the period of four consecutive full fiscal quarters of the Company ended on such date, to be less than the corresponding amount set forth opposite such date; PROVIDED that in the case of any such date that is earlier than April 30, 1996, the applicable measuring period shall be the period from May 1, 1995 to and including such that date:

          Measuring Date                          Amount
          --------------                          ------
          July 31, 1995                           $  6,310,000
          October 31, 1995                          13,710,000
          January 31, 1996                          18,910,000
          April 30, 1996                            26,410,000
          July 31, 1996                             27,000,000
          October 31, 1996                          27,200,000
          January 31, 1997                          28,300,000
          April 30, 1997                            28,200,000
          July 31, 1997                             28,300,000
          October 31, 1997                          29,000,000
          January 31, 1998                          29,200,000
          July 31, 1998                             30,000,000

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                                       96


          (c) INTEREST EXPENSE COVERAGE RATIO. The Company shall not permit the ratio of

          (i) Consolidated EBITDA for the period of four consecutive full fiscal quarters of the Company ended on each date set forth below to

          (ii) Consolidated Cash Interest Expense for such period,

to be less than the corresponding amount set forth opposite such date; PROVIDED that in the case of any such date that is earlier than April 30, 1996, the applicable measuring period for purposes of clauses (i) and (ii) shall be the period from May 1, 1995 to and including such date:

          Measuring Date:                              Ratio
          ---------------                              -----
          July 31, 1995                                1.65:1.00
          October 31, 1995                             1.75:1.00
          January 31, 1996                             1.60:1.00
          April 30, 1996                               1.65:1.00
          July 31, 1996                                1.70:1.00
          October 31, 1996                             1.70:1.00
          January 31, 1997                             1.80:1.00
          April 30, 1997                               1.80:1.00
          July 31, 1997                                1.80:1.00
          October 31, 1997                             1.85:1.00
          January 31, 1998                             1.90:1.00
          July 31, 1998                                1.95:1.00

          (d) FIXED-CHARGE COVERAGE RATIO. The Company shall not permit the ratio of

          (i) Consolidated Net Income Available for Fixed Charges for the period of four consecutive full fiscal quarters of the Company ended on each date set forth below to

          (ii) Consolidated Fixed Charges for such period,

to be less than the corresponding amount set forth opposite such date; PROVIDED that in the case of any such measuring date that is earlier than April 30, 1996, the applicable measuring period for purposes of clauses (i) and (ii) above shall be the period from May 1, 1995 to and including such date:

          Measuring Date:                              Ratio
          ---------------                              -----
          July 31, 1995                                1.05:1.00
          October 31, 1995                             1.10:1.00
          January 31, 1996                             1.00:1.00

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                                       97


          April 30, 1996                               1.05:1.00
          July 31, 1996                                1.10:1.00
          October 31, 1996                             1.10:1.00
          January 31, 1997                             1.15:1.00
          April 30, 1997                               1.15:1.00
          July 31, 1997                                1.20:1.00
          October 31, 1997                             1.25:1.00
          January 31, 1998                             1.30:1.00
          July 31, 1998                                1.40:1.00

          (e) CONSOLIDATED TOTAL LIABILITIES/EBITDA RATIO. The Company shall not permit the ratio of

          (i)  Consolidated Total Liabilities as of each date set forth below to


          (ii) Consolidated EBITDA for the period of four consecutive full fiscal quarters of the Company ended on such date, PLUS, in the case of any such date that is earlier than July 31, 1996, $390,000, to be less than the corresponding amount set forth opposite such date; PROVIDED that (x) in the case of any such date that is earlier than April 30, 1996, the applicable measuring period for purposes of clause (ii) above shall be the period from May 1, 1995, and (y) the amount calculated pursuant to clause (ii) above and clause (x) of this proviso shall be MULTIPLIED by (1) if such date is July 31, 1995, four, (2) if such date is October 31, 1995, two, and if such date is January 31, 1996, 1-1/3, for purposes of calculating such ratio:

          Measuring Date:                              Ratio
          ---------------                              -----
          July 31, 1995                                7.50:1.00
          October 31, 1995                             7.20:1.00
          January 31, 1996                             7.50:1.00
          April 30, 1996                               7.20.:100
          July 31, 1996                                7.10:1.00
          October 31, 1996                             7.10:1.00
          January 31, 1997                             6.70:1.00
          April 30, 1997                               6.50:1.00
          July 31, 1997                                6.40:1.00
          October 31, 1997                             6.20:1.00
          January 31, 1998                             6.10:1.00
          July 31, 1998                                6.00:1.00

          Section 11.  EVENTS OF DEFAULT.

          Section 11.1. EVENTS OF DEFAULT; REMEDIES. If any of the following events (herein called "EVENTS OF DEFAULT") shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or by operation of law or otherwise):

          (a) the Company or any Guarantor shall default in the due and punctual payment or prepayment of all or any part of the principal of, or prepayment charge (if any) on, any Note when and as the same shall become due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or

          (b) the Parent, the Company, the Canadian Subsidiary or any other Guarantor shall default in the due and punctual payment or prepayment of any interest on any Note, or of any amount (other than principal of or interest on any Note) due under this Agreement or any of the Related Documents to which any of them is a party, when and as such interest or amount shall become due and payable, and such default shall continue for a period of five days; or

          (c) the Parent or the Company shall default in the performance or observance of any of the covenants, agreements or conditions contained in Sections 10.1 through 10.17, inclusive (except for Sections 10.6, 10.9 and 10.10), of this Agreement or contained in the letter agreement dated March 17, 1995 between them and Nomura Securities International, Inc.; or

          (d) the Parent or the Company shall default in the performance or observance of any of the covenants, agreements or conditions contained in this Agreement (other than those referred to in clauses (a) through (c), inclusive, above), or the Parent, the Company, the Canadian Subsidiary or any other Guarantor shall default in the performance or observance of any of the covenants, agreements or conditions contained in any of the Related Documents, and such default shall continue for a period of 30 days after the Parent, the Company, the Canadian Subsidiary or such other Guarantor shall have knowledge thereof; or

          (e) (i) the Parent, the Company or any of the Parent's other Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of Debt of such Person that is outstanding in a principal amount of at least $250,000 in the aggregate (excluding Debt represented by the Notes) when the same becomes due and payable (whether at scheduled maturity, or by required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or

               (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the

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                                       99


          applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to permit the acceleration of the maturity of such Debt (whether or not such acceleration occurs); or

             (iii) any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) the Parent, the Company or any of the Parent's other Subsidiaries shall

               (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property,

              (ii) be generally unable to pay its liabilities as they become due,

             (iii) make a general assignment for the benefit of its creditors,

              (iv) commence a voluntary case under the Bankruptcy Code or the foreign equivalent thereof,

               (v) file a petition seeking to take advantage of any other law providing for the relief of debtors,

              (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or the foreign equivalent thereof,

             (vii) admit in writing its inability to pay its liabilities generally as they become due,

            (viii) take any action under the laws of its jurisdiction of organization analogous to any of the foregoing, or

              (ix) take any requisite action for the purpose of effecting any of the foregoing; or

          (g) a proceeding or case shall be commenced, without the application or consent of the Parent, the Company or of any of the Parent's other Subsidiaries in any court of competent jurisdiction, seeking

               (i) the liquidation, reorganization, dissolution, winding up of the Parent, the Company or any of such Subsidiaries or composition or readjustment of the Debt of any of them,

               (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Parent, the Company or any of such Subsidiaries or of all or any substantial part of the Properties of any of them, or

               (iii) similar relief in respect of the Parent, the Company or any of such Subsidiaries under any law providing for the relief of debtors,

     and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 45 days, or an order for relief shall be entered in an involuntary case under the Bankruptcy Code, against the Parent, the Company or any of such Subsidiaries; or action under the laws of the jurisdiction of organization of any of the Parent, the Company or any of such Subsidiaries analogous to any of the foregoing shall be taken with respect to any of the Parent, the Company or any of such Subsidiaries and shall continue undismissed, or unstayed and in effect, for a period of 45 days; or

          (h) final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Parent, the Company or any of the Parent's other Subsidiaries, and the Parent, the Company or such Subsidiary, as the case may be, shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 30 days from the date of entry thereof and within said period of 30 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment together with all other such judgments shall exceed in the aggregate $250,000; or

          (i) any representation, warranty or material statement made by or on behalf of

               (i) the Parent or the Company or any officer of the Parent or the Company in this Agreement, or

               (ii) the Parent, the Company or the Canadian Subsidiary or any officer of the Parent, the Company or any of the Parent's other Subsidiaries in any of the Related Documents, or in any financial statement, certificate or other instrument or document now or hereafter delivered pursuant to or in connection with any provision of this Agreement or the Related Documents, or

               (iii) any party to the Asset Purchase Agreement in the Asset Purchase Agreement
     shall prove to be false or incorrect or breached in any material respect on the date as of which made; or

          (j)  (i)  an ERISA Event,

               (ii) a reorganization or termination of any Multiemployer Plan or a complete or partial withdrawal from any Multiemployer Plan by the Company or any of its ERISA Affiliates;

               (iii)     any similar event in respect of a Canadian Pension Plan

     shall occur, where the aggregate liability that the Company and its ERISA Affiliates and Subsidiaries have incurred or are reasonably expected to incur as a result of or in connection with all such events has or is reasonably expected to have a Material Adverse Effect; or

          (k) any provision of any of this Agreement, the Notes or the Related Documents shall, for any reason, not be or shall cease to be in full force and effect, or not be, or be asserted in writing by the Parent, the Company or any of the Parent's other Subsidiaries not to be, valid, binding and enforceable against any Person purported to be bound by it; or

          (l) any of the Security Documents shall not give or shall cease to give the Collateral Agent the Liens and the rights, powers and privileges purported to be created thereby, including without limitation a valid, enforceable and perfected first priority security interest in, and Lien on, all of the Collateral subject thereto in favor of the Collateral Agent, superior and prior to the rights of all third Persons (except as otherwise expressly permitted by this Agreement or the Security Documents);

then

          (i) upon the occurrence of any Event of Default described in subsection (e) or (f), the unpaid principal amount of all Notes, together with the interest accrued thereon, and all fees, costs, expenses and other amounts payable hereunder or under the Related Documents shall automatically become immediately due and payable, and all obligations of the Purchasers to purchase Revolving Notes hereunder shall terminate, and

          (ii) upon the occurrence of any Event of Default (other than an Event of Default described in subsection (e) or (f)), the Required Purchasers may, by written notice to the Company, declare the unpaid principal amount of all Notes to be, and the same shall forthwith become, immediately due and payable, together with the interest accrued thereon and all fees, costs, expenses and other amounts payable hereunder or under the Related Documents, and all obligations of the Purchasers to purchase Revolving Notes hereunder shall terminate, in each case without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived.

          Section 11.2. SUITS FOR ENFORCEMENT: REMEDIES AGAINST COLLATERAL. If any Event of Default shall have occurred and be continuing, each Purchaser may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, and may proceed to enforce the payment of all sums due upon the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection (including without limitation reasonable counsel fees and disbursements), or to enforce any other legal or equitable right of a holder of the Notes. In addition, the Collateral Agent shall have all of the rights and remedies of a secured creditor under the applicable provisions of the Uniform Commercial Code or the foreign equivalent thereof, and all rights and remedies provided for in the Security Documents or at law or in equity or otherwise.

          Section 11.3. REMEDIES CUMULATIVE. No remedy conferred herein or in the Related Documents upon any Purchaser or the Collateral Agent is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

          Section 11.4. REMEDIES NOT WAIVED. No course of dealing between the Company and any Purchaser or the Collateral Agent, and no delay or failure in exercising any rights hereunder or under such Note or the Related Documents in respect thereof, shall operate as a waiver of any of the rights of any Purchaser or the Collateral Agent.

          Section 12. REGISTRATION, EXCHANGE, AND TRANSFER OF NOTES. The Company will keep at its principal executive office a register, in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), the Company will provide for the registration and transfer of Notes. Whenever any Note or Notes shall be surrendered either at the principal executive office of the Company, or at the place of payment named in any such Note, for transfer or exchange, accompanied (if so required by the Company) by a written instrument of, transfer in form reasonably satisfactory to the Company duly executed by the holder thereof or by such holder's attorney duly authorized in writing, and subject to the fulfillment of the requirements set forth in Section 16, the Company will execute and deliver in exchange therefor a new Note or Notes in such denominations as may be requested by such holder, of like tenor and in the same aggregate unpaid principal amount as the aggregate unpaid principal amount of the Note or Notes so surrendered, with the Guarantees of each Guarantor duly endorsed thereon. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue that were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax or governmental charge relating to such transaction shall be paid by the holder requesting the exchange. The Company and any of its agents may treat the Person in whose name any Note is registered as

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the sole and exclusive record and beneficial holder and owner of such Note for the purpose of receiving payment of the principal of, prepayment charge (if any) and interest and other amounts on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and such Person shall for all purposes of this Agreement be treated as a Purchaser thereof.

          Section 13. LOST, STOLEN, DAMAGED AND DESTROYED NOTES. At the request of any holder of any Note, the Company will issue and deliver at its expense, in replacement of any Note or Notes lost, stolen, damaged or destroyed, upon surrender thereof, if mutilated, a new Note or Notes in the same aggregate unpaid principal amount, and otherwise of the same tenor, as the Note or Notes so lost, stolen, damaged or destroyed, duly executed by the Company and with the Guarantee of each Guarantor duly endorsed thereon. The Company may condition the replacement of a Note or Notes reported by the holder thereof as lost, stolen, damaged or destroyed, upon the receipt from such holder of an indemnity and/or security reasonably satisfactory to the Company; PROVIDED that if such Purchaser shall be a financial institution or its nominee, such Purchaser's unsecured agreement of indemnity shall be sufficient for purposes of this Section.

          Section 14.    THE COLLATERAL AGENT.

          Section 14.1. AUTHORIZATION AND ACTION. The Purchasers appoint and authorize Nomura Trust to take action on their behalf, individually and collectively, as the Collateral Agent and to exercise such powers and discretion under this Agreement and the Related Documents as are delegated to it by the terms hereof, together with such powers and discretion as are reasonably incidental thereto in the Collateral Agent's judgment. Nomura Trust accepts such appointment upon the terms and conditions hereof, to all of which the Purchasers agree and to all of which the rights of the Purchasers shall be subject. The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) as specifically provided herein, and any instructions to the Collateral Agent by any person pursuant hereto shall be binding upon all parties hereto; PROVIDED that the Collateral Agent shall not be required to take any action that exposes it or its officers, directors, employees or agents to personal liability or that is contrary to this Agreement or applicable law. The Collateral Agent will give to each Purchaser prompt notice of each notice or instruction given to it by any person pursuant to the terms of this Agreement, but the Collateral Agent shall not be required to give such notice prior to taking any action pursuant to the terms of this Agreement.

          Section 14.2. COLLATERAL AGENT'S RELIANCE, ETC. Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by (or on behalf of) it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Collateral Agent:

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                                       104


          (a) may consult with legal counsel (including counsel for any party hereto), independent public accountants and other experts selected by it, and may rely on any opinion of counsel delivered under this Agreement or any Related Documents, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts or any such opinion;

          (b) makes no warranty or representation to any person and shall not be responsible to any Purchaser for any statements, warranties or representations made in or in connection with this Agreement or any Related Documents or any other document relating thereto by any other person;

          (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Related Document on the part of any party hereto or thereto or to inspect the property (including the books and records) of the Parent, the Company or any of the Parent's other Subsidiaries;

          (d) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any Related Document or any other instrument or document furnished pursuant hereto (other than its own execution and delivery thereof) or the creation, attachment perfection or priority of any lien purported to be created under or contemplated by this Agreement or any Related Document;

          (e) shall incur no liability under or in respect of this Agreement or any Related Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties;

          (f) shall incur no liability or be responsible for any action taken or omitted by any other Person;

          (g) shall have no liability or responsibility to any party hereto for any failure on the part of any other party to comply with any obligation to be performed by such other party under this Agreement or any Related Document;

          (h)  may act directly or through agents on its behalf; and

          (i) shall have no obligation to take any action hereunder (including without limitation any obligation to realize on, monitor or take any other action with respect to any Collateral) except at the express written direction of the Required Purchasers.

          Section 14.3. NOMURA TRUST AND AFFILIATES. Nomura Trust and its affiliates shall have the same rights and powers under this Agreement and the Related Documents as

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                                       105


any other Purchaser and may exercise the same as though it were not the Collateral Agent; and the term "Purchaser" or "Purchasers", as used in this Agreement, shall, unless otherwise expressly indicated, include Nomura Trust (if a Purchaser) and its affiliates in their individual capacities. Nomura Trust and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any party hereto, any of its subsidiaries and any person who may do business with or own securities of any party hereto or any such subsidiary, all as if Nomura Trust were not the Collateral Agent and without any duty to account therefor to any party hereto.

          Section 14.4. INDEMNIFICATION. Each Purchaser severally will indemnify the Collateral Agent (to the extent not promptly reimbursed by the Parent or the Company) from and against such Purchaser's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including without limitation fees and expenses of legal counsel consulted pursuant to Section 14.2(a) or otherwise incurred in connection with this Agreement) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any of the Related Documents or any action taken or omitted by the Collateral Agent under this Agreement or any Related Document; PROVIDED that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Collateral Agent's gross negligence or willful misconduct. For purposes of this Section 14.4, the Purchasers' aggregate respective ratable shares of any amount shall be determined, at any time, according to the respective aggregate principal amounts of the Notes held by them.

          Section 14.5. SUCCESSOR COLLATERAL AGENT. The Collateral Agent may resign at any time by giving written notice thereof to the Purchasers and may be removed at any time with cause by the Required Purchasers. Upon any such resignation or removal, the Required Purchasers shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Purchasers, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent's giving of notice of resignation or the Required Purchasers' removal of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Purchasers, appoint a successor Collateral Agent, that shall be a commercial bank or other financial institution and having a combined capital and surplus of at least U.S. $500,000,000. Upon the acceptance of any appointment as a Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After the retiring Collateral Agent's resignation or removal hereunder, the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Collateral Agent under this Agreement.

          Section 14.6. FEES AND EXPENSES OF THE COLLATERAL AGENT. Nomura Holding America Inc. will make separate arrangements with the Collateral Agent for any fee payable to Nomura Trust for its services as Collateral Agent, and the Company shall not pay be

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                                       106


responsible for any such fee. If Nomura Trust shall resign as collateral agent, the Company will pay the successor Collateral Agent a reasonable fee satisfactory to such successor in connection with such successor's services as Collateral Agent.

          Section 14.7. RELEASE OF COLLATERAL. The Collateral Agent, at the request and expense of the Company, shall take such action as the Company may reasonably request to effect the release of the Lien of the Collateral Agent on any Property of the Company or the Canadian Subsidiary sold or otherwise disposed of in compliance with Section 10.4(c)(iii) and (d).

          Section 14.8. LIMITATION ON LIABILITY. Notwithstanding any other provision of this Agreement, the Purchasers agree that the Collateral Agent's liability under this Agreement shall be limited to direct damages resulting from the Collateral Agent's breach of this Agreement. In no event shall the Collateral Agent be liable for special, incidental or consequential damages incurred or suffered by the Purchasers or any third party.

          Section 15.  PARENT AND CANADIAN SUBSIDIARY GUARANTEE.

          Section 15.1.  GUARANTEE.

          (a) Each of the Parent and the Canadian Subsidiary jointly and severally unconditionally guarantees the due and punctual payment in full of the Obligations, and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by any Purchaser in enforcing any rights
under this Section 15.   Without limiting the generality of the foregoing, each
of the Parent's and the Canadian Subsidiary respective liabilities shall extend to all amounts that constitute part of the Obligations and would be owed by the Company to the Collateral Agent or any Purchaser hereunder or under the Related Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

          (b) From time to time as provided herein, the Parent and the Canadian Subsidiary each will endorse its Guarantee, substantially in the form included in the form of Notes attached hereto as Exhibits A-1 and A-2, on the Notes issued pursuant hereto and any Notes issued in exchange or replacement therefor.

          Section 15.2. GUARANTEE ABSOLUTE. Each of the Parent and the Canadian Subsidiary jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of this Agreement and the Related Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Purchaser with respect thereto and without deduction, counterclaim or setoff. The obligations of each of the Parent and the Canadian Subsidiary under this Section 15 are independent of the Obligations, and a separate action or actions may be brought and prosecuted against each such Guarantor to enforce this Section 15, irrespective of whether any action is brought against the Company or whether the Company is joined in any such

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                                       107


action or actions. The liability of each of the Parent and the Canadian Subsidiary under this Section 15 shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of this Agreement, any Related Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement or any Related Document, including without limitation any increase in the Obligations resulting from the extension of additional credit to the Company or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

          (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other Properties of the Company or any of the Parent's other Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of the Company or any of its Subsidiaries; or

          (f) any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, the Company or any other Guarantor.

This Section 15 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

          Section 15.3. WAIVERS. Each of the Parent and the Canadian Subsidiary waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Section 15 and any requirement that the Collateral Agent or any Purchaser protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any Collateral. Each of the Parent and the Canadian Subsidiary acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated hereby and by the Related Documents and that the waivers set forth in this Section 15 are knowingly made in contemplation of such benefits.

          Section 15.4. SUBROGATION. Notwithstanding any payment or payments or any performance by either the Parent or the Canadian Subsidiary hereunder, neither such

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                                       108


Guarantor shall be entitled to be subrogated to any rights of any Purchaser until the payment in full of the full amount of all Obligations guaranteed hereunder. Any claim by either such Guarantor against the Company arising from payments made by such Guarantor pursuant to this Agreement or any guarantee endorsed on a Note shall be in all respects subordinate to the full and complete payment or performance and discharge of the Obligations guaranteed hereunder, and no payment hereunder by either such Guarantor shall give rise to any claim of such Guarantor or any other Person against any Purchaser. Unless and until all Obligations guaranteed hereunder have been paid in full, neither such Guarantor shall assign or otherwise transfer any such claim against the Company or any other Person to any other Person. If either such Guarantor shall have paid more than its PRO-RATA share pursuant to this Section 15, then such Guarantor, subject to the foregoing provisions of this Section 15.4, shall have the right of contribution from any other Guarantor to the extent of its excess payment.

          Section 15.5. CONTINUING GUARANTEE; ASSIGNMENTS. This Section 15 is a continuing guarantee and shall

          (a) remain in full force and effect until the indefeasible cash payment in full of the Obligations and all other amounts payable under this
     Section 15,

          (b) be binding upon each of the Parent and the Canadian Subsidiary and their respective successors and assigns and

          (c) inure to the benefit of and be enforceable by the Purchasers and their successors, transferees and assigns.

Without limiting the generality of the foregoing clause (c), any Purchaser may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including without limitation all or any portion of the Notes owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Purchaser herein or otherwise, in each case as provided in Section 16.

          Section 15.5.  MATTERS RELATING TO THE CANADIAN SUBSIDIARY.

          (a) All payments by the Canadian Subsidiary under this Agreement and the Canadian Subsidiary's Guarantee endorsed on the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government (a "GOVERNMENTAL AUTHORITY"), excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Purchaser as a result of the present or former connection between such Purchaser and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Purchaser having executed, delivered or performed its obligations or

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                                       109


received a payment under, or enforced, this Agreement or the Guarantee endorsed on the Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees., deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld by the Canadian Subsidiary from any amounts payable to any Purchaser hereunder or under the Notes, the amounts so payable to such Purchaser shall be increased to the extent necessary to yield to such Purchaser (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Canadian Subsidiary, as promptly as possible thereafter the Canadian Subsidiary shall send to each Purchaser a certified copy of an original official receipt received by the Canadian Subsidiary showing payment thereof. If the Canadian Subsidiary fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to any Purchaser the required receipts or other required documentary evidence, the Canadian Subsidiary shall indemnify such Purchaser against any incremental taxes, interest or penalties that may become payable by such Purchaser as a result of such failure. The agreements contained in this subsection (a) shall survive the termination of this Agreement and the repayment of the Notes and all other amounts payable hereunder.

          (b) For the purposes of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under this Agreement or the Notes, which is calculated on any basis other than a full calendar year, is equivalent may be determined by multiplying such rate (expressed as a percentage) by a fraction, the numerator of which is the actual number of days in the calendar year in which such yearly rate of interest is to be ascertained and the denominator of which is the number of days comprising such other basis.

          Section 16.  ASSIGNMENTS BY PURCHASERS.

          (a) Each Purchaser may assign to one or more institutional investors all or a portion of its rights and obligations under this Agreement and the Notes (including without limitation all or a portion of its Maximum Revolving Commitment and the Notes held by it); PROVIDED that in the case of each such assignment of a Note or Maximum Revolving Commitment,

          (i) the assignor shall assign all of the Notes and Maximum Revolving Commitments held by it or, if it shall assign only a portion thereof, shall assign to the assignee thereof a portion of each Revolving Note and Term Note and the Maximum Revolving Commitment held by the assignor equal to the principal amount thereof (in the case of a Note) or the amount thereof (in the case of the Maximum Revolving Commitment), MULTIPLIED by a fraction, the numerator of which is the aggregate principal amount of the Maximum Revolving Commitment being assigned to the assignee and the denominator of which is the Maximum Revolving Commitment held by the assignor (before giving effect to the assignment);

          (ii) the assignee shall be any of (A) an affiliate of the assignor,
     (B) a Person named in Schedule 16(a)(ii) or an affiliate or nominee thereof or (C) a Person (or the

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                                       110


     nominee of a Person) that (1) has, or whose parent has, commercial paper rated at least P2 by Standard & Poor's Corporation or A2 by Moody's Investors Service, Inc. (or the then-applicable equivalent thereof by such agency or another nationally recognized credit-rating agency), and (2) is not engaged in, and does not have an affiliate engaged in, the business of manufacturing, selling, distributing or installing copper telecommunications wire and cable products;

          (iii) the parties to each such assignment shall execute and deliver to the Company, for its recording in the register kept by it pursuant to Section 12, and the Collateral Agent, an assignment and acceptance agreement (the "ASSIGNMENT AND ACCEPTANCE") substantially in the form attached hereto as Exhibit K, together with any Revolving Note or Notes subject to such assignment;

          (iv) the sum of the aggregate principal amount of the Term Notes and the aggregate Maximum Revolving Commitment so assigned to such assignee shall be at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or the entire Maximum Revolving Commitment held by the assignor); and

          (v)  if the assignor is Nomura Holding America Inc., unless either

               (A) the Company shall have consented thereto (such consent not to be unreasonably withheld), or

               (B) at the time of such assignment a Default or Event of Default under Section 11.1(a) or (b) shall have occurred and be continuing,

     after giving effect to such assignment the Maximum Revolving Commitment held by Nomura Holding America Inc. and its nominees and affiliates shall equal at least a majority of the Maximum Aggregate Revolving Commitment.

No Purchaser may assign or otherwise transfer any Note or its Maximum Revolving Commitment except together with each other Note and its Maximum Revolving Commitment as provided in clause (i) above and as otherwise provided in this subsection (a).

          (b) Upon the assignment of Notes and a Maximum Revolving Commitment and the execution and delivery of an Assignment and Acceptance to the Company and the Collateral Agent,

          (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under any Related Document have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and benefits and, with respect to its Maximum Revolving Commitment, the duties and obligations, of a Purchaser hereunder, and

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                                       111


          (ii) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and under each Related Document (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Purchaser's rights and obligations under this Agreement, such assigning Purchaser shall cease to be a party hereto; PROVIDED that the obligations of the Company to such assigning Purchaser under Sections 17.2 and 17.6 with respect to events occurring or obligations arising before such assignment shall survive such assignment).

          (c) By executing and delivering an Assignment and Acceptance, the assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

          (i) other than as provided in such Assignment and Acceptance, such assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any Related Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Related Document or any other instrument or document furnished pursuant hereto;

           (ii) such assigning Purchaser makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, the Parent or any of the Parent's other Subsidiaries or the performance or observance by any party hereto or thereto of any of its obligations under this Agreement, any Related Document or any other instrument or document furnished pursuant hereto;

          (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Sections 4.1(f) and 7 (to the extent theretofore delivered) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (iv) such assignee will, independently and without reliance upon any Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

          (v) such assignee appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto in the Collateral Agent's judgment; and

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                                       112


          (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Purchaser having a Maximum Revolving Commitment.

          Section 17.  MISCELLANEOUS.

          Section 17.1. AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Agreement, the Notes or (except as otherwise expressly provided therein) any Related Document, or any consent to any departure by the Parent, the Company or the Canadian Subsidiary, shall in any event be effective unless the same shall be in writing and signed by the Required Purchasers, except that, without the specific prior written consent of each Purchaser, no such amendment, waiver or consent shall

          (a) reduce the principal of, or the rate of interest on, any of the Notes,

          (b) extend the time for payment of all or any portion of the principal of or interest on any of the Notes,

          (c) modify the Maximum Revolving Commitment of any Purchaser or the Maximum Aggregate Revolving Commitment,

          (d) release or modify the Guarantee of any Guarantors in Section 15 or elsewhere or release any Collateral, except as specifically contemplated herein, or

          (e) reduce the percentage of Notes required with respect to any such amendment or to effectuate any such waiver, or

          (f)  modify any provision of this Section 17.1,

and that, no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent or any administrative agent appointed pursuant to Section 17.4(b), as the case may be, in addition to the Purchasers required above to take such action, affect the rights or duties of such agent under this Agreement or any Related Document.

          Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Neither any failure nor any delay on the part of any Purchaser in exercising any right, power or privilege hereunder or under the Notes or any of the Related Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein or in the Notes or any Related Document, no notice to or demand on the Parent, the Company or any of the Parent's other Subsidiaries in any case shall entitle the Parent, the Company or such Subsidiary to any other or further notice or demand in the same, similar or other circumstances.

          Anything to the contrary in this Agreement notwithstanding, if any Purchaser shall not fulfill its commitment to purchase a Revolving Note hereunder, unless the Company, the Parent and each Purchaser otherwise consents, such Purchaser shall not

          (i) be deemed for any purpose relating to amendment, modifications, waivers or consents under this Agreement or any Related Document to hold any Notes or Maximum Revolving Commitments,

          (ii) be treated as a "Purchaser" hereunder for purposes of determining any computation of Required Purchasers and

          (iii) have any rights under this Section 17.1, except that any action taken by the other Purchasers with respect to matters referred to in clauses (a) through (f), inclusive, of this Section 17.1 shall not be effective as against such Purchaser.

          Section 17.2. EXPENSES. The Company will, whether or not the transactions hereby contemplated shall be consummated, pay and save each Purchaser and the Collateral Agent harmless against any and all liability for a payment of all out-of-pocket expenses arising in connection with

          (a) the preparation, negotiation, execution and delivery of this Agreement, the Notes, the Related Documents and the other instruments and documents hereby and thereby contemplated and the closing of the transactions contemplated hereby;

          (b) all such expenses incurred with respect to the enforcement of any provision of any such agreement or instrument;

          (c) all reasonable expenses incurred in connection with the copying and compilation of such agreements and instruments;

          (d) all stamp and other similar taxes (together in each case with interest and penalties, if any, to the extent permitted by applicable law) that may be payable in respect of the execution and delivery of such agreement or instruments;

          (e) all fees, taxes and other charges incurred in connection with the filing or recording of any Security Documents and in connection with any Lien, tax and judgment searches, including appraisal, survey and other title costs;

          (f) the fees and disbursements of Shearman & Sterling and of any special, local or foreign counsel in connection with the preparation of such agreements and instruments and the transactions hereby and thereby contemplated;

          (g) all fees and disbursements required to be paid in connection with the preparation and delivery of any environmental-site-assessment report; and

          (h)  the fees and disbursements of the Accountants.

The Company also will pay all expenses incurred by any Purchaser (including counsel fees and disbursements) in connection with any amendment or requested amendment of, or waiver or consent or requested waiver or consent under or with respect to, this Agreement, the Notes or any of the Related Documents, whether or not the same shall become effective, and all expenses incurred by any Purchaser or the Collateral Agent (including fees and disbursements for counsel and financial advisers) following the occurrence and during the continuance of any Default or Event of Default or incident to the negotiation of any workout, restructuring or similar arrangement relating to the Company or its Subsidiaries. The obligations of the Company under this Section 17.2 shall survive the payment or prepayment in full or transfer of any Note, the termination of the Purchaser's obligations to purchase Revolving Notes, the enforcement of any provision hereof or thereof, any such amendments, waivers or consents, any such Default or Event of Default, and any such workout, restructuring or similar arrangement.

          Section 17.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement or otherwise in connection herewith, shall


          (a) survive the execution and delivery of this Agreement and the delivery of the Notes to the Purchasers and shall continue in effect as long as any of the Notes or any Maximum Revolving Commitment is outstanding and thereafter as provided in Sections 17.2 and 17.6 (provided that such representations and warranties need be true only as of the respective dates such representations and warranties are made or are deemed made pursuant to this Agreement or any Note Purchase Request or Related Document), and

          (b) be deemed to be material and to have been relied upon by each Purchaser, regardless of any investigation made by any Purchaser or on its behalf.

          Section 17.4.  SUCCESSORS AND ASSIGNS; ADMINISTRATIVE AGENT.

          (a) This Agreement shall be binding upon and inure to the benefit of the Parent, the Company, the Canadian Subsidiary, the Purchasers, the Collateral Agent, and their respective successors and assigns in accordance with this Agreement; PROVIDED that the Parent, the Company and the Canadian Subsidiary shall not have the right to assign their respective rights hereunder or any interest herein or to delegate any of their respective duties hereunder without the prior written consent of each Purchaser.

          (b) The Required Purchasers may at their option and upon written notice to the Company designate a Person (including without limitation the Collateral Agent) to act as an administrative agent on their behalf for the purposes of this Agreement, the Notes and the Related Documents, and in such connection may direct that any or all notices, Note Purchase Requests and other documents or information to be sent or given to or by the Purchasers under this Agreement or the Related Documents shall be given to or by such administrative agent on behalf of all Purchasers, and may further direct that, upon the written direction of the Required Purchasers, such administrative agent may take any action on behalf of the holders of Notes that the Purchasers would be entitled to take under the provisions of this Agreement, the Notes or the Related Documents. Such holders may enter into such agency agreement or other instrument as they may deem necessary or appropriate to carry out the provisions of this subsection (b). The Company will pay such administrative agent a reasonable fee satisfactory to such administrative in connection with its services as such.

          Section 17.5. NOTICES. All notices hereunder shall be in writing and shall be conclusively deemed to have been received and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telecopier (provided that any notice shall be subsequently confirmed by delivery personally, by overnight courier or by first-class mail), (b) three Business Day after the date on which the same is delivered to a nationally recognized overnight courier service or (c) five Business Days after deposit in first-class mail, and shall be addressed:

          (i)  in the case of the Parent or the Company, to:

               The Alpine Group, Inc.
               1790 Broadway, 15th Floor
               New York, New York  10019-1412
               Attention:  Executive Vice President
               Telecopy No.:  (212) 757-3423;

               AND

               Superior TeleTec Inc.
               150 Interstate North Parkway
               Suite 300
               Atlanta, Georgia  30339
               Attention:  Treasurer
               Telecopy No.:  (404) 989-3218;

               with a copy to:

               Jeffrey B. Cobb, Esq.
               Cummings & Lockwood
               P.O. Box 120
               107 Elm Street
               Stamford, Connecticut  06904-0120
               Telecopy No.:  (203) 351-4534

          (ii) in the case of the Canadian Subsidiary to:

               Superior Cable Corporation
               1397 Buffalo Place
               Winnipeg, Manitoba  R3T 1L6
               Canada

          (iii)     in the case of the Collateral Agent, to:

               Nomura International Trust Company
               10 Exchange Place
               Jersey City, New Jersey  07302
               Attention:  Joseph Ciborowski and George Gregor
               Telecopy No.:  (201) 332-0547
               with a copy to:

               Mark Woodall, Esq.
               Nomura Holding America Inc.
               2 World Financial Center, Bldg. B
               New York, NY  10281-1198
               Telecopy No.:  (212) 667-1024;

          (iv) in the case of any Purchaser, to the address specified in Schedule A (or as specified by such Purchaser at the time it becomes a Purchaser);

or at such other address and/or telecopy number and/or to the attention of such other Person as either of such Persons shall have advised the other by notice in the manner herein specified.

          Section 17.6. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Purchasers, the Parent and the Company jointly and severally will defend, indemnify, exonerate and hold harmless each Purchaser (whether acting as a Purchaser or in any other capacity), any other holder of Notes, the Collateral Agent and any Person designated as an administrative agent for the holders of Notes pursuant to Section 17.4(b), and each of their respective officers, directors, stockholders, affiliates, trustees, employees and agents, and each other Person, if any, controlling such Purchaser or any of its Affiliates (herein collectively called the "INDEMNITEES") from and against any and all actions, causes of action suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable counsel fees and disbursements incurred in the investigation and defense of claims and actions or otherwise (herein collectively called the "INDEMNIFIED LIABILITIES"), incurred by the Indemnitees or any of them as a result of, or arising out of or relating to:

          (i) the execution, delivery and performance of the Asset Purchase Documents and the consummation of the transactions contemplated thereby,

          (ii) the execution, delivery, performance or enforcement of this Agreement, the Notes, the Guarantees endorsed thereon, any other Related Document, or any instrument or document contemplated hereby or thereby by any of the Indemnitees, or any act, event or transaction related or attendant thereto or contemplated hereby or thereby, or any action or inaction by any Indemnitee under or in connection therewith, or the falseness or any representation or warranty made by or on behalf of the Company, the Parent or any other Guarantor (including without limitation any representation or warranty in Section 4.1(m) or 4.1(n)), or

          (iii) any Environmental Matter, any Environmental Law or the actual or alleged existence or release of any Hazardous Material or Contaminant, except for any such Indemnified Liabilities that are finally judicially determined to have resulted from the respective Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Parent and the Company hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The obligations of the Parent and the Company under this Section 17.6 shall be in addition to any liability that the Parent or the Company may otherwise have and shall survive the payment or prepayment in full or transfer of any Note, the termination of the Purchaser's obligations to purchase Revolving Notes and the enforcement of any provision hereof or thereof.

          Section 17.7. PUBLIC ANNOUNCEMENTS. Neither the Parent nor the Company will issue any press release or make any other public announcement, statement or filing with regard to this Agreement, the Notes or the Related Documents or the transactions hereby or thereby contemplated without the prior approval of the Required Purchasers, which approval shall not be unreasonably withheld and shall in no event be withheld in any case where such press release, public announcement, statement or filing is required by applicable law (including applicable rules and regulations of the SEC).

          Section 17.8. NO FIDUCIARY RELATIONSHIP. The relationship between the Purchasers and the Collateral Agent, on the one hand, and the Parent, the Company and their Subsidiaries, on the other hand, is solely that of debtor and creditor, and neither any Purchaser nor the Collateral Agent shall be deemed to have any fiduciary or other special relationship with the Parent, the Company or any of their Subsidiaries. No provision of this Agreement, the Notes or any of the Related Documents shall be construed to create a fiduciary duty on the part of any Purchaser or the Collateral Agent, any holder of Notes or any trustee or agent therefor in favor of the Parent, the Company, any of their Subsidiaries or Affiliates, or their respective directors, officers, employees, agents, stockholders or creditors.

          Section 17.9. INTEGRATION AND SEVERABILITY. This Agreement, the Notes and the Related Documents (including the schedules and exhibits thereto) embody the entire agreement and understanding among the Purchasers, the Collateral Agent, the Parent, the Company and the Canadian Subsidiary, and supersede all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement, the Notes or any Related Document, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

          Section 17.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 17.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 17.12. SUBMISSION TO JURISDICTION; WAIVER OF SERVICE AND VENUE. (a) Each of the Parent, the Company and the Canadian Subsidiary consents and agrees to the jurisdiction of any state or federal court sitting in the County of New York, State of New York, and waives any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein, and agrees that, except with the written consent of each Purchaser, any dispute concerning the relationship between any Purchaser, on the one hand, and the Parent, the Company or the Canadian Subsidiary, on the other hand, or the conduct of any party in connection with this agreement or otherwise, shall be heard only in the courts described above.

          (b) Each of the Parent, the Company and the Canadian Subsidiary waives personal service of any and all process upon it and consents that all such service of process may be made by hand delivery to the Parent at its address set forth above, or, at the option of any Purchaser or the Collateral Agent in the case of the Company or the Canadian Subsidiary, by service upon Corporation Service Company, which each of the Company and the Canadian Subsidiary irrevocably appoints as its agent for the purpose of accepting service of process within the State of New York. If the Parent at any time shall remove its principal executive offices from New York City, prior to such removal it shall irrevocably appoint, in a manner in form and substance satisfactory to the Required Purchasers, Corporation Service Company or another Person satisfactory to the Required Purchasers as its agent for the purpose of accepting service of process within the State of New York, and following such appointment any Purchaser at its option may make service of process on the Parent by service upon such Person. The Company, the Canadian Subsidiary and the Parent each consents to service of process as aforesaid.

          (c) Nothing in this Section 17.12 shall affect the right of any Purchaser to serve legal process in any other manner permitted by law or affect the right of any Purchaser to bring any action or proceeding against the Parent, the Canadian Subsidiary or the Company or their respective properties in the courts of any other jurisdiction.

          SECTION 17.13. WAIVER OF RIGHT TO TRIAL BY JURY. EACH OF THE PARENT, THE COMPANY, THE CANADIAN SUBSIDIARY AND EACH PURCHASER WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION

          (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR

          (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF

     THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO,

IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE PARENT, THE COMPANY, THE CANADIAN SUBSIDIARY AND EACH PURCHASER AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          Section 17.14. POST-CLOSING CONDITIONS. Notwithstanding Sections 5.2 and 5.3, the Purchasers waive compliance by the Company on the Closing Date with such Sections insofar as they relate to the delivery of the portions of the opinions of Osler, Hoskin & Harcourt, special Ontario counsel to the Purchasers, McCarthy Tetrault, special Ontario counsel to the Company, and Thompson Dorfman Swettman, special Manitoba counsel to the Company, concerning matters relating to title of the Canadian Subsidiary Subsidiary to the real Property in Manitoba, the filing of the Mortgage in Winnipeg, Manitoba and the filing of PPSA financing statements in connection with the Canadian Security Agreement and the Mortgage. The failure of such counsel to advise the Purchasers and the Collateral Agent that they may rely on such opinions with respect to such matters by June 15, 1995 will consititute an Event of Default hereunder.

          IN WITNESS WHEREOF, the Parent, the Company, the Canadian Subsidiary, the Purchasers and the Collateral Agent have executed this Agreement by their duly authorized officers as of the date first written above.

THE ALPINE GROUP, INC.             SUPERIOR TELETEC INC.


By                                      By
  -------------------------               -------------------------
  Title:                                  Title:

SUPERIOR CABLE CORPORATION         NOMURA INTERNATIONAL TRUST
                                   COMPANY, as Collateral Agent


By                                      By
  -------------------------               -------------------------
  Title:                                  Title:


                                   PURCHASERS

NOMURA HOLDING AMERICA INC.        CREDITANSTALT CORPORATE
                                        FINANCE, INC.


By                                      By
  -------------------------               -------------------------
  Title:                                  Title:


ORIX USA CORPORATION


By                                      By
  -------------------------               -------------------------
  Title:                                  Title: